EXHIBIT

                   STRUCTURED ASSET MORTGAGE INVESTMENTS INC.,

                                     Seller,

                            GMAC MORTGAGE CORPORATION

                                 Master Servicer

                                       and

                WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION

                                     Trustee

                  --------------------------------------------

                         POOLING AND SERVICING AGREEMENT

                           Dated as of January 1, 2001

                  --------------------------------------------



                   Structured Asset Mortgage Investments Inc.
                       Mortgage Pass-Through Certificates

                                  Series 2001-3

                                                 TABLE OF CONTENTS

                                                     ARTICLE I

                                                    Definitions

                                                    ARTICLE II

                                           Conveyance of Mortgage Loans;
                                         Original Issuance of Certificates
         Section 2.01.     CONVEYANCE OF MORTGAGE LOANS TO TRUSTEE...............................................29
         Section 2.02.     ACCEPTANCE OF MORTGAGE LOANS BY TRUSTEE...............................................30
         Section 2.03.     ASSIGNMENT OF INTEREST IN THE MORTGAGE LOAN PURCHASE AGREEMENT AND OTHER
AGREEMENTS.......................................................................................................31
         Section 2.04.     SUBSTITUTION OF MORTGAGE LOANS........................................................32
         Section 2.05.     ISSUANCE OF CERTIFICATES; CONVEYANCE OF REMIC 1 REGULAR INTERESTS.....................33
         Section 2.06.     REPRESENTATIONS AND WARRANTIES OF THE TRUSTEE.........................................33
         Section 2.07.     REPRESENTATIONS AND WARRANTIES CONCERNING THE SELLER..................................34

         Section 2.08.     REPRESENTATIONS AND WARRANTIES OF THE MASTER SERVICER.................................35

                                                    ARTICLE III

                                  Administration and Servicing of Mortgage Loans

         Section 3.01.     MASTER SERVICER TO SERVICE MORTGAGE LOANS.............................................38
         Section 3.02      SUB-SERVICING; ENFORCEMENT OF THE OBLIGATIONS OF SUB-SERVICERS........................39
         Section 3.03.     MASTER SERVICER FIDELITY BOND AND MASTER SERVICER ERRORS AND OMISSIONS
INSURANCE POLICY.................................................................................................40
         Section 3.04      MASTER SERVICER'S FINANCIAL STATEMENTS AND RELATED INFORMATION........................40
         Section 3.05      POWER TO ACT; PROCEDURES..............................................................40
         Section 3.06      TERMINATION OF SUB-SERVICING AGREEMENTS; SUCCESSOR SUB-SERVICERS......................41
         Section 3.07      "DUE ON SALE" CLAUSES; ASSUMPTION AGREEMENTS..........................................41
         Section 3.08      RELEASE OF MORTGAGE FILES.............................................................42
         Section 3.09      DOCUMENTS, RECORDS AND FUNDS IN POSSESSION OF MASTER SERVICER TO BE HELD
FOR TRUSTEE......................................................................................................44
         Section 3.10      [RESERVED]............................................................................44
         Section 3.11      STANDARD HAZARD AND FLOOD INSURANCE POLICIES..........................................44
         Section 3.12      PRESENTMENT OF CLAIMS AND COLLECTION OF PROCEEDS......................................46
         Section 3.13      MAINTENANCE OF THE PRIMARY MORTGAGE INSURANCE POLICIES................................46
         Section 3.14      TRUSTEE TO RETAIN POSSESSION OF DOCUMENTS.............................................47
         Section 3.15      REALIZATION UPON DEFAULTED MORTGAGE LOANS.............................................47
         Section 3.16      COMPENSATION TO THE MASTER SERVICER...................................................49
         Section 3.17      [RESERVED]............................................................................50
         Section 3.18      ANNUAL OFFICER'S CERTIFICATE AS TO COMPLIANCE.........................................50
         Section 3.19      ANNUAL INDEPENDENT ACCOUNTANTS' SERVICING REPORT......................................50


                                       -i-





                                                    ARTICLE IV

                                                     Accounts

         Section 4.01.     PROTECTED ACCOUNTS....................................................................52
         Section 4.02.     CERTIFICATE ACCOUNT...................................................................53
         Section 4.03.     PERMITTED WITHDRAWALS AND TRANSFERS FROM THE CERTIFICATE ACCOUNT......................54

                                                     ARTICLE V

                                                   Certificates

         Section 5.01.     CERTIFICATES..........................................................................57
         Section 5.02.     REGISTRATION OF TRANSFER AND EXCHANGE OF CERTIFICATES.................................60
         Section 5.03.     MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATES.....................................64
         Section 5.04.     PERSONS DEEMED OWNERS.................................................................64
         Section 5.05.     TRANSFER RESTRICTIONS ON RESIDUAL CERTIFICATES........................................65
         Section 5.06.     RESTRICTIONS ON TRANSFERABILITY OF PRIVATE CERTIFICATES...............................66
         Section 5.07.     ERISA RESTRICTIONS....................................................................66
         Section 5.08.     RULE 144A INFORMATION.................................................................67

                                                    ARTICLE VI

                                          Payments to Certificateholders

         Section 6.01.     DISTRIBUTIONS ON THE CERTIFICATES.....................................................68
         Section 6.02.     ALLOCATION OF LOSSES..................................................................70
         Section 6.03.     PAYMENTS..............................................................................70
         Section 6.04.     STATEMENTS TO CERTIFICATEHOLDERS......................................................71
         Section 6.05.     MONTHLY ADVANCES......................................................................73
         Section 6.06.     COMPENSATING INTEREST PAYMENTS........................................................73
         Section 6.07.     REPORTS OF FORECLOSURES AND ABANDONMENT OF MORTGAGED PROPERTY.........................73
         Section 6.08.     DISTRIBUTION OF REPORTS TO THE TRUSTEE................................................73

                                                    ARTICLE VII



                                                The Master Servicer
         Section 7.01.     LIABILITIES OF THE MASTER SERVICER....................................................76
         Section 7.02.     MERGER OR CONSOLIDATION OF THE MASTER SERVICER........................................76
         Section 7.03.     INDEMNIFICATION OF THE TRUSTEE........................................................76
         Section 7.04.     LIMITATION ON LIABILITY OF THE MASTER SERVICER AND OTHERS.............................76
         Section 7.05.     MASTER SERVICER NOT TO RESIGN.........................................................77
         Section 7.06.     SUCCESSOR MASTER SERVICER.............................................................78


                                                       -ii-




         Section 7.07.     SALE AND ASSIGNMENT OF MASTER SERVICING...............................................78

                                                   ARTICLE VIII

                                                      Default

         Section 8.01.     EVENTS OF DEFAULT.....................................................................79
         Section 8.02.     TRUSTEE TO ACT; APPOINTMENT OF SUCCESSOR..............................................80
         Section 8.03.     NOTIFICATION TO CERTIFICATEHOLDERS....................................................81
         Section 8.04.     WAIVER OF DEFAULTS....................................................................81
         Section 8.05.     LIST OF CERTIFICATEHOLDERS............................................................82

                                                    ARTICLE IX

                                              Concerning the Trustee

         Section 9.01.     DUTIES OF TRUSTEE.....................................................................83
         Section 9.02.     CERTAIN MATTERS AFFECTING THE TRUSTEE.................................................84
         Section 9.03.     TRUSTEE NOT LIABLE FOR CERTIFICATES OR MORTGAGE LOANS.................................86
         Section 9.04.     TRUSTEE MAY OWN CERTIFICATES..........................................................87
         Section 9.05.     TRUSTEE'S FEES AND EXPENSES...........................................................87
         Section 9.06.     ELIGIBILITY REQUIREMENTS FOR TRUSTEE..................................................87
         Section 9.07.     INSURANCE.............................................................................88
         Section 9.08.     RESIGNATION AND REMOVAL OF THE TRUSTEE................................................88
         Section 9.09.     SUCCESSOR TRUSTEE.....................................................................88
         Section 9.10.     MERGER OR CONSOLIDATION OF TRUSTEE....................................................89
         Section 9.11.     APPOINTMENT OF CO-TRUSTEE OR SEPARATE TRUSTEE.........................................89
         Section 9.12.     MASTER SERVICER SHALL PROVIDE INFORMATION AS REASONABLY REQUIRED......................90
         Section 9.13.     FEDERAL INFORMATION RETURNS AND REPORTS TO CERTIFICATEHOLDERS.........................90
         Section 9.14.     REPORTS FILED WITH SECURITIES AND EXCHANGE COMMISSION.................................91

                                                     ARTICLE X

                                                    Termination

         Section 10.01.    TERMINATION UPON REPURCHASE BY THE SELLER OR ITS DESIGNEE OR LIQUIDATION
OF THE MORTGAGE LOANS............................................................................................93
         Section 10.02.    ADDITIONAL TERMINATION REQUIREMENTS...................................................95

                                                    ARTICLE XI



                                             Miscellaneous Provisions
         Section 11.01.    INTENT OF PARTIES.....................................................................96
         Section 11.02.    AMENDMENT.............................................................................96


                                      -iii-




         Section 11.03.    RECORDATION OF AGREEMENT..............................................................97
         Section 11.04.    LIMITATION ON RIGHTS OF CERTIFICATEHOLDERS............................................97
         Section 11.05.    ACTS OF CERTIFICATEHOLDERS............................................................98
         Section 11.06.    GOVERNING LAW.........................................................................98
         Section 11.07.    NOTICES...............................................................................98
         Section 11.08.    SEVERABILITY OF PROVISIONS............................................................98
         Section 11.09.    SUCCESSORS AND ASSIGNS................................................................99
         Section 11.10.    ARTICLE AND SECTION HEADINGS..........................................................99
         Section 11.11.    COUNTERPARTS..........................................................................99
         Section 11.12.    NOTICE TO RATING AGENCIES.............................................................99


                                    EXHIBITS
Exhibit A-1       -        Form of Class A Certificates
Exhibit A-2       -        Form of Class M Certificates
Exhibit A-3       -        Form of Class B Certificates
Exhibit A-4       -        Form of Class C Certificates
Exhibit A-5       -        Form of Class R Certificates
Exhibit B         -        Mortgage Loan Schedule
Exhibit C         -        Representations and Warranties of EMC Concerning
                              the Mortgage Loans
Exhibit D         -        Request for Release of Documents
Exhibit E         -        Form of Affidavit pursuant to Section 860E(e)(4)
Exhibit F-1       -        Form of Investment Letter
Exhibit F-2       -        Form of Rule 144A and Related Matters Certificate
Exhibit G         -        Form of Initial Certification
Exhibit H         -        Form of Final Certification
Exhibit I         -        List of Mortgage Loans for which Mortgage Notes are Lost
Exhibit J         -        Mortgage Loan Purchase Agreement
Exhibit K-1       -        Underlying Purchase Agreement dated December 18, 2000
Exhibit K-2       -        Underlying Purchase Agreement dated January 2, 2001
Exhibit K-3       -        Underlying Purchase Agreement dated January 18, 2001
Exhibit L-1       -        Underlying Assignment Agreement dated December 20, 2000
Exhibit L-2       -        Underlying Assignment Agreement dated January 5, 2001
Exhibit L-3       -        Underlying Assignment Agreement dated January 22, 2001
Exhibit M         -        Assignment Agreement
Exhibit N         -        Form of Interim Certification
Exhibit O         -        Form of ERISA Letter
Exhibit P         -        Interim Servicing Agreement between the Master Servicer and GreenPoint

                         POOLING AND SERVICING AGREEMENT
                         -------------------------------


     Pooling and Servicing Agreement dated as of January 1, 2001, among Structured Asset Mortgage Investments Inc., a Delaware corporation, as the seller (the "Seller"), GMAC Mortgage Corporation, as the master servicer (in such capacity, the "Master Servicer") and Wells Fargo Bank Minnesota, National Association, not in its individual capacity but solely as trustee (the "Trustee").

                              PRELIMINARY STATEMENT

     On the Closing Date, the Seller will acquire the Mortgage Loans from EMC Mortgage Corporation ("EMC"). On the Closing Date, the Seller will sell the Mortgage Loans and certain other property to the Trust Fund and receive in consideration therefor Certificates evidencing the entire beneficial ownership interest in the Trust Fund.

                                     REMIC 1

     As provided herein, the Trustee will make an election to treat the segregated pool of assets consisting of the Mortgage Loans and certain other related assets subject to this Agreement as a real estate mortgage investment conduit (a "REMIC") for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC 1." The Class R-1 Interest will represent the sole class of "residual interests" in REMIC 1 for purposes of the REMIC Provisions (as defined herein) under federal income tax law. The following table irrevocably sets forth the designation, the Uncertificated REMIC 1 Pass-Through Rate, the initial Uncertificated Principal Balance, and solely for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each of the REMIC 1 Regular Interests. None of the REMIC 1 Regular Interests will be certificated.


              Uncertificated REMIC 1  Initial Uncertificated     Assumed Final
Designation      Pass-Through Rate       Principal Balance     Maturity Date (1)
-----------   ----------------------  -----------------------  -----------------
   LT1A            Variable(2)            $ 167,665,833.30     February 25, 2031
   LT1B            Variable(2)               $  942,750.00     February 25, 2031
   LT1C            Variable(2)               $  669,740.00     February 25, 2031
   LT1D            Variable(2)                $  34,220.00     February 25, 2031
   LT1E            Variable(2)                $  29,940.00     February 25, 2031
   LT1F            Variable(2)                $  34,220.00     February 25, 2031
   LT1G            Variable(2)             $  1,710,881.70     February 25, 2031
-------------------
(1) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for each REMIC 2 Regular Interest.

(2) Calculated in accordance with the definition of "Uncertificated REMIC 2 Pass-Through Rate" herein.

                                     REMIC 2

         As provided herein, the Trustee will make an election to treat the segregated pool of assets consisting of the REMIC 1 Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC 2." The Class R-2 Interest will represent the sole class of "residual interests" in REMIC 2 for purposes of the REMIC Provisions.

         The following table irrevocably sets forth the Class designation, Pass-Through Rate and Initial Current Principal Amount for each Class of Certificates that represents one or more of the "regular interests" in REMIC 2 created hereunder:



                             Initial
                      Certificate Principal   Pass-Through       Assumed Final
Class Designation            Balance              Rate          Maturity Date(1)
Class A-1               $94,275,000.00        Variable(2)%     February 25, 2031
Class A-2               $66,974,000.00         Variable(2)     February 25, 2031
Class M-1               $ 3,422,000.00         Variable(2)     February 25, 2031
Class M-2               $ 2,994,000.00         Variable(2)     February 25, 2031
Class B                 $ 3,422,000.00         Variable(2)     February 25, 2031
Class C                   $      (3)           Variable(2)     February 25, 2031
-------------------

(1) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for each Class of Certificates that represents one or more of the "regular interests" in REMIC 2.

(2)  Calculated in accordance with the definition of "Pass-Through Rate" herein.

(3) The Class C Certificates will accrue interest at their variable Pass-Through Rate on the Notional Amount of the Class C Certificates outstanding from time to time which shall equal the aggregate of the Uncertificated Principal Balances of the REMIC 1 Regular Interests. The Class C Certificates will not accrue interest on their Current Principal Amount.

     The Mortgage Loans will have an Outstanding Principal Balance as of the Cut-off Date, after deducting all Scheduled Principal due on or before the Cut-off Date, of approximately $171,087,585. The initial principal amount of the Certificates will not exceed such Outstanding Principal Balance.

     In consideration of the mutual agreements herein contained, the Seller, the Master Servicer and the Trustee agree as follows:

                                    ARTICLE I

                                   Definitions

     Whenever used in this Agreement, the following words and phrases, unless otherwise expressly provided or unless the context otherwise requires, shall have the meanings specified in this Article.

     ACCOUNT: The Certificate Account and the Protected Accounts as the context may require.

     ACCRUED CERTIFICATE INTEREST: For any Certificate for any Distribution Date, the interest accrued during the related Interest Accrual Period at the applicable Pass-Through Rate on the Current Principal Amount of such Certificate immediately prior to such Distribution Date. In each case, Accrued Certificate Interest on any Class of Certificates will be reduced by (i) in the case of a Senior Certificate, such Certificate's share of any Net Interest Shortfall and
(ii) in the case of a Subordinate Certificate, such Certificate's share of any Net Interest Shortfall. Net Interest Shortfalls will be allocated to each Class of Certificates (other than the Class R Certificates) on a pro rata basis, based on the amount of Accrued Certificate Interest for such Class of Certificates. Accrued Certificate Interest for each Class of Certificates shall be calculated on the basis of a 360-day year consisting of twelve 30-day months. The Class R Certificates do not accrue interest.

     AFFILIATE: As to any Person, any other Person controlling, controlled by or under common control with such Person. "Control" means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise. "Controlled" and "Controlling" have meanings correlative to the foregoing. The Trustee may conclusively presume that a Person is not an Affiliate of another Person unless a Responsible Officer of the Trustee has actual knowledge to the contrary.

     AGREEMENT: This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

     APPLICABLE CREDIT RATING: A credit rating of AAA, in the case of S&P or a credit rating of Aaa, in the case of Moody's, for any long-term deposit or security, or a rating of A-1+, in the case of S&P or P-1 in the case of Moody's, for any short-term deposit or security.

     APPLICABLE STATE LAW: For purposes of Section 9.13(d), the Applicable State Law shall be (a) the law of the State of New York, and (b) such other state law whose applicability shall have been brought to the attention of the Trustee by either (i) an Opinion of Counsel delivered to it or (ii) written notice from the appropriate taxing authority as to the applicability of such state law.

     APPLIED LOSS AMOUNT: With respect to any Class of Offered Certificates and as to any Distribution Date, the sum of the Realized Losses with respect to Mortgage Loans which have been applied in reduction of the Current Principal Amount of such Class.

     APPRAISED VALUE: With respect to any Mortgage Loan, the amount set forth as the appraised value of such Mortgaged Property in an appraisal made for the mortgage originator in connection with its origination of the related Mortgage Loan.

     ASSIGNMENT AGREEMENT: The Assignment, Assumption and Recognition Agreement dated January 30, 2001, among EMC, GreenPoint and the Trustee, as trustee, attached hereto as Exhibit M, pursuant to which EMC's rights under the Underlying Purchase Agreements and the Underlying Assignment Agreements were assigned to the Trust.

     ASSUMED FINAL DISTRIBUTION DATE: February 25, 2031.

     BALLOON LOAN: Each of the Mortgage Loans having an original term to maturity that is shorter than the related amortization term.

     BALLOON PAYMENT: With respect to any Balloon Loan, the related Scheduled Payment payable on the stated maturity date of such Balloon Loan.

     BANKRUPTCY CODE: The United States Bankruptcy Code, as amended as codified in 11 U.S.C. ss.ss. 101-1330.

     BANKRUPTCY LOSS: With respect to any Mortgage Loan, a Deficient Valuation or Debt Service Reduction, as reported by the applicable Sub-Servicer.

     BOOK-ENTRY CERTIFICATES: Initially, all Classes of Certificates other than the Private Certificates.

     BUSINESS DAY: Any day other than (i) a Saturday or a Sunday, or (ii) a day on which the New York Stock Exchange is closed or on which banking institutions in New York City, Maryland or Minnesota or the jurisdiction in which the Master Servicer is authorized or obligated by law or executive order to be closed.

     CERTIFICATE: Any mortgage pass-through certificate evidencing a beneficial ownership interest in the Trust Fund signed and countersigned by the Trustee in substantially the forms annexed hereto as Exhibits A-1, A-2, A-3, A-4, A-5 and A-6, with the blanks therein appropriately completed.

     CERTIFICATE ACCOUNT: The account or accounts created and maintained pursuant to Section 4.02, which shall be denominated "Wells Fargo Bank Minnesota, National Association, as Trustee f/b/o holders of Structured Asset Mortgage Investments Inc., Mortgage Pass-Through Certificates, Series 2001-3 - Certificate Account."

     CERTIFICATE OWNER: Any Person who is the beneficial owner of a Certificate registered in the name of the Depository or its nominee.

     CERTIFICATE REGISTER: The register maintained pursuant to Section 5.02.

     CERTIFICATEHOLDER: A Holder of a Certificate.

     CERTIFICATES: The Senior Certificates and the Subordinate Certificates.

     CLASS: With respect to the Certificates, A-1, A-2, M-1, M-2, B, C, and R.

     CLASS A PRINCIPAL DISTRIBUTION AMOUNT: For any Distribution Date, an amount equal to the excess (if any) of (x) the Current Principal Amount of the Class A Certificates immediately prior to such Distribution Date over (y) the difference between (a) the aggregate Scheduled Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) and (b) the aggregate Scheduled Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by the sum of (A) approximately 11.50% and (B) the Current Specified Overcollateralization Percentage.

     CLASS B PRINCIPAL DISTRIBUTION AMOUNT: For any Distribution Date, an amount equal to the excess (if any) of (x) the Current Principal Amount of the Class B Certificates immediately prior to such Distribution Date over (y) the difference between (a) the aggregate Scheduled Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) and (b) the sum of (1) the Current Principal Amount of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date),
(2) the Current Principal Amount of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (3) the Current Principal Amount of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), and (4) the aggregate Scheduled Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by the Current Specified Overcollateralization Percentage.

     CLASS M-1 PRINCIPAL DISTRIBUTION AMOUNT: For any Distribution Date, an amount equal to the excess (if any) of (x) the Current Principal Amount of the Class M-1 Certificates immediately prior to such Distribution Date over (y) the difference between (a) the aggregate Scheduled Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) and (b) the sum of (1) the Current Principal Amount of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date) and (2) the aggregate Scheduled Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by the sum of (A) approximately 7.50% and (B) the Current Specified Overcollateralization Percentage.

     CLASS M-2 PRINCIPAL DISTRIBUTION AMOUNT: For any Distribution Date, an amount equal to the excess (if any) of (x) the Current Principal Amount of the Class M-2 Certificates immediately prior to such Distribution Date over (y) the difference between (a) the aggregate Scheduled Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period), and (b) the sum of (1) the Current Principal Amount of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date),
(2) the Current Principal Amount of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), and (3) the aggregate Scheduled Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by the sum of (A) approximately 4.00% and (B) the Current Specified Overcollateralization Percentage.

     CLASS R-1 INTEREST: The uncertificated Residual Interest in REMIC 1.

     CLASS R-2 INTEREST: The uncertificated Residual Interest in REMIC 2.

     CLOSING DATE: January 30, 2001.

     CODE: The Internal Revenue Code of 1986.

     COMPENSATING INTEREST PAYMENTS: As defined in Section 6.06.

     CORPORATE TRUST OFFICE: The office of the Trustee at which at any particular time its corporate trust business is administered, which office, at the date of the execution of this Agreement, is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55749, and for certificate transfer purposes: 11000 Broken Land Parkway, Columbia, MD 21044 Attention: SAMI 2001-3.

     CORRESPONDING CERTIFICATE: With respect to REMIC 1 Regular Interest LT1B, REMIC 1 Regular Interest LT1C, REMIC 1 Regular Interest LT1D, REMIC 1 Regular Interest LT1E and REMIC 1 Regular Interest LT1F, the Class A-1 Certificates, Class A-2 Certificates, Class M-1 Certificates, Class M-2 Certificates and Class B Certificates, respectively.

     CURRENT INTEREST With respect to each Class of the Offered Certificates and each Distribution Date is the interest accrued at the applicable Pass-Through Rate for the applicable Accrual Period on the Current Principal Amount of such Class plus any amount previously distributed with respect to interest for such Class that is recovered as a voidable preference by a trustee in bankruptcy.

     CURRENT PRINCIPAL AMOUNT: With respect to any Certificate as of any Distribution Date (other than a Class R Certificate or Class C Certificate), the initial principal amount of such Certificate, as reduced by (i) all amounts distributed on previous Distribution Dates on such Certificate with respect to principal, less (ii) the principal portion of all Applied Realized Loss Amounts allocated prior to such Distribution Date to such Certificate. With respect to any Class of Certificates, the Current Principal Amount thereof will equal the sum of the Current Principal Amounts of all Certificates in such Class. With respect to the Class C Certificates as of any date of determination, an amount equal to the excess, if any, of (A) the then aggregate Uncertificated Principal Balances of the REMIC 1 Regular Interests over (B) the then aggregate Current Principal Amount of the Senior and the Subordinate Certificates then outstanding. The Class R Certificates will not have a Current Principal Amount.

     CURRENT SPECIFIED OVERCOLLATERALIZATION PERCENTAGE: With respect to any Distribution Date, a percentage equal to (a) the Specified Overcollateralization Amount divided by (b) the aggregate Scheduled Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period).

     CUT-OFF DATE: January 1, 2001.

     CUT-OFF DATE BALANCE: $171,087,585.

     DEBTOR RELIEF LAWS: Any applicable liquidation, conservatorship, receivership, bankruptcy, insolvency, rearrangement, moratorium, reorganization, or similar debtor relief laws affecting the rights of creditors generally from time to time in effect.

     DEBT SERVICE REDUCTION: With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction constituting a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

     DEFICIENT VALUATION: With respect to any Mortgage Loan, a valuation of the Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding indebtedness under the Mortgage Loan, which valuation results from a proceeding initiated under the Bankruptcy Code or any other similar state law or other proceeding.

     DEPOSITORY: The Depository Trust Company, the nominee of which is Cede & Co., or any successor thereto.

     DEPOSITORY AGREEMENT: The meaning specified in Subsection 5.01(a) hereof.

     DEPOSITORY PARTICIPANT: A broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

     DESIGNATED DEPOSITORY INSTITUTION: A depository institution (commercial bank, federal savings bank mutual savings bank or savings and loan association) or trust company (which may include the Trustee and the Master Servicer), the deposits of which are fully insured by the FDIC, BIF or SAIF to the extent provided by law.

     DETERMINATION DATE: The 15th day (or if such 15th day is not a Business Day, the Business Day immediately preceding such 15th day) of the month of the related Distribution Date.

     DISQUALIFIED ORGANIZATION: Any of the following: (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for the Freddie Mac or any successor thereto, a majority of its board of directors is not selected by such governmental unit), (ii) any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code or (v) any other Person so designated upon an Opinion of Counsel which shall not be at the expense of the Trustee that the holding of an ownership interest in a Residual Certificate by such Person may cause REMIC 1 or REMIC 2 or any Person having an ownership interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the transfer of an ownership interest in a Residual Certificate to such Person. The terms "United States," "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

     DISTRIBUTION DATE: The 25th day of any month, beginning in the month immediately following the month of the Closing Date, or, if such 25th day is not a Business Day, the Business Day immediately following.

     DTC CUSTODIAN: Wells Fargo Bank Minnesota, National Association, or its successors in interest as custodian for the Depository.

     DUE DATE: With respect to each Mortgage Loan, the date in each month on which its Scheduled Payment is due if such due date is the first day of a month and otherwise is deemed to be the first day of the following month.

     DUE PERIOD: With respect to any Distribution Date, the period commencing on the second day of the month preceding the month in which the Distribution Date occurs and ending at the close of business on the first day of the month in which the Distribution Date occurs.

     EMC: EMC Mortgage Corporation, or its successor in interest.

     ERISA: The Employee Retirement Income Security Act of 1974, as amended.

     EVENT OF DEFAULT: An event described in Section 8.01.

     EXCESS CASHFLOW: With respect to any Distribution Date, the sum of (a) the Excess Overcollateralization Amount and (b) the Remaining Excess Spread, in each case for such Distribution Date.

     EXCESS OVERCOLLATERALIZATION AMOUNT: With respect to any Distribution Date, the excess, if any, of (a) the Overcollateralization Amount over (b) the Specified Overcollateralization Amount, in each case for such Distribution Date.

     EXCESS SPREAD: With respect to any Distribution Date, the excess, if any, of the Interest Funds for such Distribution Date over required distributions of interest on the Offered Certificates on such Distribution Date.

     EXTRA PRINCIPAL DISTRIBUTION AMOUNT: With respect to any Distribution Date, the lesser of (a) the excess, if any, of the Specified Overcollateralization Amount and for such Distribution Date over the Overcollateralization Amount (after giving effect to distributions of principal on the Certificates other than any Extra Principal Distribution Amount) and for such Distribution Date and
(b) the Excess Spread for such Distribution Date.

     FANNIE MAE: Fannie Mae (formerly the Federal National Mortgage Association) or any successor thereto.

     FDIC: Federal Deposit Insurance Corporation or any successor thereto.

     FHA: The Federal Housing Authority, or any successor thereto.

     FINANCIAL INTERMEDIARY: A broker, dealer, bank or other financial institution or other Person that clears through or maintains a custodial relationship with a Depository Participant.

     FRACTIONAL UNDIVIDED INTEREST: With respect to any Certificate (other than a Class R Certificate), the fractional undivided interest evidenced by such Certificate in the related Class of Certificates, the numerator of which is the Current Principal Amount of such Certificate and the denominator of which is the Current Principal Amount of such Class. With respect to a Class R Certificate, the Percentage Interest therein as stated on the face thereof. With respect to the Certificates in the aggregate, the fractional undivided interest evidenced by (i) a Class R Certificate will be deemed to equal 1.00% multiplied by a the Percentage Interest therein as state on the face thereof and (ii) a Certificate of any other Class will be deemed to equal 99.00% multiplied by a fraction, the numerator of which is the Current Principal Amount of such Certificate and the denominator of which is the Current Principal Amount of all the Certificates (other than the Class R Certificates).

     FREDDIE MAC: Freddie Mac, formerly the Federal Home Loan Mortgage Corporation, or any successor thereto.

     FUNDS TRANSFER DATE: As to any Distribution Date, the second Business Day immediately preceding such Distribution Date.

     GLOBAL CERTIFICATE: Any Private Certificate registered in the name of the Depository or its nominee, beneficial interests in which are reflected on the books of the Depository or on the books of a Person maintaining an account with such Depository (directly or as an indirect participant in accordance with the rules of such depository).

     HOLDER: The Person in whose name a Certificate is registered in the Certificate Register, except that, subject to Subsections 11.02(b) and 11.05(e), solely for the purpose of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Seller, the Master Servicer or the Trustee or any Affiliate thereof shall be deemed not to be outstanding and the Fractional Undivided Interest evidenced thereby shall not be taken into account in determining whether the requisite percentage of Fractional Undivided Interests necessary to effect any such consent has been obtained.

     INDEMNIFIED PERSONS: The Trustee, and their respective officers, directors, agents and employees, and any separate co-trustee and its officers, directors, agents and employees.

     INDEPENDENT: When used with respect to any specified Person, this term means that such Person (a) is in fact independent of the Seller or the Master Servicer and of any Affiliate of the Seller or the Master Servicer, (b) does not have any direct financial interest or any material indirect financial interest in the Seller or the Master Servicer or any Affiliate of the Seller or the Master Servicer and (c) is not connected with the Seller or the Master Servicer or any Affiliate as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

     INDIVIDUAL CERTIFICATE: Any Private Certificate registered in the name of the Holder other than the Depository or its nominee.

     INSTITUTIONAL ACCREDITED INVESTOR: Any Person meeting the requirements of Rule 501(a)(l), (2), (3) or (7) of Regulation D under the Securities Act or any entity all of the equity holders in which come within such paragraphs.

     INSURANCE POLICY: With respect to any Mortgage Loan, any standard hazard insurance policy, flood insurance policy, Primary Mortgage Insurance Policy or title insurance policy.

     INSURANCE PROCEEDS: Amounts paid by the insurer under any Insurance Policy covering any Mortgage Loan or Mortgaged Property other than amounts required to be paid over to the Mortgagor pursuant to law or the related Mortgage Note or Security Instrument and other than amounts used to repair or restore the Mortgaged Property or to reimburse Insured Expenses.

     INSURED EXPENSES: Expenses covered by any Insurance Policy.

     INSURER: Any issuer of an Insurance Policy.

     INTEREST ACCRUAL PERIOD: With respect to each Distribution Date, for each Class of Certificates (other than the Class R Certificates), the calendar month preceding the month in which such Distribution Date occurs.

     INTEREST CARRY FORWARD AMOUNT: With respect to each Class of the Offered Certificates and each Distribution Date, the sum of (1) the excess of (A) Current Interest for such Class with respect to prior Distribution Dates over
(B) the amount actually distributed to such Class with respect to interest on such prior Distribution Dates and (2) interest on such excess (to the extent permitted by applicable law) at the applicable Pass-Through Rate.

     INTEREST FUNDS: With respect to any Distribution Date, an amount equal to the aggregate of the following amounts with respect to the Mortgage Loans: (a) all previously undistributed payments on account of interest received after the Cut-off Date and on or prior to the related Determination Date (including the interest portion of Scheduled Payments and the interest portion of Net Liquidation Proceeds), less the Master Servicing Fee and (b) the interest portion of any Monthly Advances and Compensating Interest Payments by the Master Servicer or the applicable Sub- Servicers with respect to such Distribution Date, except:

          (i) all payments of interest that were due on or before the Cut-off Date;

          (ii) the interest portion of all Liquidation Proceeds received after the applicable Prepayment Period;

          (iii) the interest portion of all payments that represent early receipt of Scheduled Payments due on a date or dates subsequent to the related Due Date;

          (iv) amounts received on particular Mortgage Loans as late payments of interest and respecting which, and to the extent that, there are any unreimbursed Monthly Advances;

          (v) the interest portion of amounts representing Monthly Advances determined to be Nonrecoverable Advances;

          (vi) amounts in respect of interest permitted to be withdrawn from the Certificate Account pursuant to Subsection 4.03(a); and

          (vii) the Trustee Fee for such Distribution Date.

     INTEREST SHORTFALL: With respect to any Distribution Date and each Mortgage Loan that during the related Prepayment Period was the subject of a Principal Prepayment, or constitutes a Relief Act Mortgage Loan, an amount determined as follows:

          (a) partial principal prepayments: The difference between (i) one month's interest at the applicable Net Rate on the amount of such prepayment and (ii) the amount of interest for the calendar month of such prepayment (adjusted to the applicable Net Rate) received at the time of such prepayment;

          (b) principal prepayments in full received during the relevant Prepayment Period: The difference between (i) one month's interest at the applicable Net Rate on the Scheduled Principal Balance of such Mortgage Loan immediately prior to such prepayment and (ii) the amount of interest for the calendar month of such prepayment (adjusted to the applicable Net
     Rate) received at the time of such prepayment; and

          (c) Relief Act Mortgage Loans: As to any Relief Act Mortgage Loan, the excess of (i) 30 days' interest (or, in the case of a principal prepayment in full, interest to the date of prepayment) on the Scheduled Principal Balance thereof (or, in the case of a principal prepayment in part, on the amount so prepaid) at the related Net Rate over (ii) 30 days' interest (or, in the case of a principal prepayment in full, interest to the date of prepayment) on such Scheduled Principal Balance (or, in the case of a Principal Prepayment in part, on the amount so prepaid) at the Net Rate required to be paid by the Mortgagor as limited by application of the Relief Act.

     INVESTMENT LETTER: The letter to be furnished by each Institutional Accredited Investor which purchases any Class of Private Certificates in connection with such purchase, substantially in the form set forth as Exhibit F-1 hereto.

     LIQUIDATED MORTGAGE LOAN: Any defaulted Mortgage Loan as to which the Master Servicer has determined that all amounts it expects to recover from or on account of such Mortgage Loan have been recovered.

     LIQUIDATION DATE: With respect to any Liquidated Mortgage Loan, the date on which the Master Servicer or related Servicer has certified that such Mortgage Loan has become a Liquidated Mortgage Loan.

     LIQUIDATION EXPENSES: With respect to a Mortgage Loan in liquidation, unreimbursed expenses paid or incurred by or for the account of the Master Servicer or the related Sub-Servicer and not recovered by the Master Servicer or the related Sub-Servicer under any Primary Mortgage Insurance Policy for reasons other than the Master Servicer's or the related Sub-Servicer's failure to ensure the maintenance of or compliance with a Primary Mortgage Insurance Policy, such expenses including (a) property protection expenses, (b) property sales expenses, (c) foreclosure and sale costs, including court costs and reasonable attorneys' fees, and (d) similar expenses reasonably paid or incurred in connection with liquidation.

     LIQUIDATION PROCEEDS: Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through trustee's sale, foreclosure sale, Insurance Proceeds, condemnation proceeds or otherwise.

     LOAN-TO-VALUE RATIO: With respect to any Mortgage Loan, the fraction, expressed as a percentage, the numerator of which is the original principal balance of the related Mortgage Loan and the denominator of which is the Original Value of the related Mortgaged Property.

     LOST NOTES: The original Mortgage Notes that have been lost, as indicated on Exhibit I hereto.

     MARKER RATE: With respect to the Class C Certificates and any Distribution Date, a per annum rate equal to two (2) times the weighted average of the Uncertificated REMIC 1 Pass-Through Rates for REMIC 1 Regular Interest LT1B, REMIC 1 Regular Interest LT1C, REMIC 1 Regular Interest LT1D, REMIC 1 Regular Interest LT1E, REMIC 1 Regular Interest LT1F and REMIC 1 Regular Interest LT1G:

     (i) with the rate on REMIC 1 Regular Interest LT1B subject to a cap equal to (A) in the case of any Distribution Date up to and including the Optional Termination Date, the lesser of (x) 7.75% per annum and (y) the Net WAC Cap Rate and (B) in the case of any Distribution Date after the Optional Termination Date, the lesser of (x) 8.25% per annum and (y) the Net WAC Cap Rate for the purpose of this calculation;

     (ii) with the rate on REMIC 1 Regular Interest LT1C subject to a cap equal to (A) in the case of any Distribution Date up to and including the Optional Termination Date, the lesser of (x) 7.625% per annum and (y) the Net WAC Cap Rate and (B) in the case of any Distribution Date after the Optional Termination Date, the lesser of (x) 8.125% per annum and (y) the Net WAC Cap Rate for the purpose of this calculation;

     (iii) with the rate on REMIC 1 Regular Interest LT1D subject to a cap equal to (A) in the case of any Distribution Date up to and including the Optional Termination Date, the lesser of (x) 7.070% per annum and (y) the Net WAC Cap Rate and (B) in the case of any Distribution Date after the Optional Termination Date, the lesser of (x) 7.570% per annum and (y) the Net WAC Cap Rate for the purpose of this calculation;

     (iv) with the rate on REMIC 1 Regular Interest LT1E subject to a cap equal to (A) in the case of any Distribution Date up to and including the Optional Termination Date, the lesser of (x) 7.520% per annum and (y) the Net WAC Cap Rate and (B) in the case of any Distribution Date after the Optional Termination Date, the lesser of (x) 8.020% per annum and (y) the Net WAC Cap Rate for the purpose of this calculation;

     (v) with the rate on REMIC 1 Regular Interest LT1F subject to a cap equal to (A) in the case of any Distribution Date up to and including the Optional Termination Date, the lesser of (x) 8.060% per annum and (y) the Net WAC Cap Rate and (B) in the case of any Distribution Date after the Optional Termination Date, the lesser of (x) 8.560% per annum and (y) the Net WAC Cap Rate for the purpose of this calculation; and

     (v) with the rate on REMIC 1 Regular Interest LT1G subject to a cap of zero for the purpose of this calculation.

     MASTER SERVICER: As of the Closing Date, GMAC Mortgage Corporation, and, thereafter, its respective successors in interest who meet the qualifications pursuant to this Agreement.

     MASTER SERVICING FEE: As to any Mortgage Loan and date of determination, an amount equal to the product of (i) the Scheduled Principal Balance of such Mortgage Loan as of the beginning of the related Due Period and (ii) the Master Servicing Fee Rate.

     MASTER SERVICING FEE RATE: As to any Mortgage Loan, a per annum rate equal to 0.50%.

     MAXIMUM LT1G UNCERTIFICATED ACCRUED INTEREST DEFERRAL AMOUNT: With respect to any Distribution Date, the excess of (a) accrued interest at the Uncertificated REMIC 1 Pass-Through Rate applicable to REMIC 1 Regular Interest LT1G for such Distribution Date on a balance equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest LT1G minus the REMIC 1 Overcollateralized Amount, in each case for such Distribution Date, over (b) Uncertificated Accrued Interest on REMIC 1 Regular Interest LT1B with the rate on REMIC 1 Regular Interest LT1B subject to a cap equal to (A) in the case of any Distribution Date up to and including the Optional Termination Date, the lesser of (x) 7.75% per annum and (y) the Net WAC Cap Rate and (B) in the case of any Distribution Date after the Optional Termination Date, the lesser of (x) 8.25% per annum and (y) the Net WAC Cap Rate for the purpose of this calculation, Uncertificated Accrued Interest on REMIC 1 Regular Interest LT1C, with the rate on REMIC 1 Regular Interest LT1C subject to a cap equal to (A) in the case of any Distribution Date up to and including the Optional Termination Date, the lesser of (x) 7.625% per annum and (y) the Net WAC Cap Rate and (B) in the case of any Distribution Date after the Optional Termination Date, the lesser of (x) 8.125% per annum and (y) the Net WAC Cap Rate for the purpose of this calculation, Uncertificated Accrued Interest on REMIC 1 Regular Interest LT1D with the rate on REMIC 1 Regular Interest LT1D subject to a cap equal to
(A) in the case of any Distribution Date up to and including the Optional Termination Date, the lesser of (x) 7.070% per annum and (y) the Net WAC Cap Rate and (B) in the case of any Distribution Date after the Optional Termination Date, the lesser of (x) 7.570% per annum and (y) the Net WAC Cap Rate for the purpose of this calculation, Uncertificated Accrued Interest on REMIC 1 Regular Interest LT1E with the rate on REMIC 1 Regular Interest LT1E subject to a cap equal to (A) in the case of any Distribution Date up to and including the Optional Termination Date, the lesser of (x) 7.520% per annum and (y) the Net WAC Cap Rate and (B) in the case of any Distribution Date after the Optional Termination Date, the lesser of (x) 8.020% per annum and (y) the Net WAC Cap Rate for the purpose of this calculation and Uncertificated Accrued Interest on REMIC 1 Regular Interest LT1F with the rate on REMIC 1 Regular Interest LT1F subject to a cap equal to (A) in the case of any Distribution Date up to and including the Optional Termination Date, the lesser of (x) 8.060% per annum and
(y) the Net WAC Cap Rate and (B) in the case of any Distribution Date after the Optional Termination Date, the lesser of (x) 8.560% per annum and (y) the Net WAC Cap Rate for the purpose of this calculation.

     MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

     MERS(R) SYSTEM: The system of recording transfers of Mortgages electronically maintained by MERS.

     MIN: The Mortgage Identification Number for Mortgage Loans registered with MERS on the MERS(R)System.

     MOM LOAN: With respect to any Mortgage Loan, MERS acting as the mortgagee of such Mortgage Loan, solely as nominee for the originator of such Mortgage Loan and its successors and assigns, at the origination thereof.

     MONTHLY ADVANCE: An advance of principal or interest required to be made by the applicable Sub-Servicer pursuant to the related Sub-Servicing Agreement or the Master Servicer pursuant to Section 6.05.

     MOODY'S: Moody's Investors Service, Inc.

     MORTGAGE FILE: The mortgage documents listed in Section 2.01(b) pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

     MORTGAGE INTEREST RATE: The annual rate at which interest accrues on any Mortgage Loan pursuant to the related Mortgage Note, which rate is equal to the "Mortgage Interest Rate" set forth with respect thereto on the Mortgage Loan Schedule.

     MORTGAGE: The mortgage, deed of trust or any other instrument securing the Mortgage Loan.

     MORTGAGE LOAN: A mortgage loan transferred and assigned to the Trustee pursuant to Section 2.01 or Section 2.04 and held as a part of the Trust Fund, as identified in the Mortgage Loan Schedule, including a mortgage loan the property securing which has become an REO Property.

     MORTGAGE LOAN PURCHASE AGREEMENT: The Mortgage Loan Purchase Agreement dated as of January 30, 2001, between EMC Mortgage Corporation, as seller, and Structured Asset Mortgage Investments Inc., as purchaser, and all amendments thereof and supplements thereto, attached hereto as Exhibit J.

     MORTGAGE LOAN SCHEDULE: The schedule, attached hereto as Exhibit B, and as amended from time to time to reflect the repurchase or substitution of Mortgage Loans pursuant to this Agreement, such schedule setting forth the following information with respect to each Mortgage Loan: (1) the Seller's Mortgage Loan identifying number; (2) the Mortgagor's name; (3) the street address of the Mortgaged Property including the city and the state code; (4) a code indicating whether the Mortgaged Property is a single family residence, condominium, shares in a cooperative corporation, or a 2-4 family residence; (5) the original months to maturity or the remaining months to maturity from the Cut-off Date, in any case based on the original amortization schedule, and if different, the maturity expressed in the same manner but based on the actual amortization schedule; (6) the Loan- to-Value Ratio at origination; (7) the Mortgage Interest Rate as of the origination and Cut-off Dates; (8) the date on which the Mortgage Loan was originated; (9) the stated maturity date; (10) the amount of the Scheduled Payment; (11) the last payment date on which a payment was actually applied to the outstanding principal balance; (12) the original principal amount of the Mortgage Loan; (13) the principal balance of the Mortgage Loan as of the close of business on the Cut-off

Date, after deduction of the payments of principal due on or before the Cut-off Date, whether or not collected; (15) the date on which the first Scheduled Payment was due; (16) a code indicating whether the Mortgaged Property is owner-occupied, a second home or an investment property; and (17) a code indicating the purpose of the loan. With respect to the Mortgage Loans in the aggregate, the Mortgage Loan Schedule shall set forth the following information, as of the Cut-off Date: (1) the number of Mortgage Loans; (2) the current aggregate outstanding principal balance of the Mortgage Loans; and (3) the weighted average Mortgage Interest Rate of the Mortgage Loans.

     MORTGAGE NOTE: The originally executed note or other evidence of the indebtedness of a Mortgagor under the related Mortgage Loan.

     MORTGAGED PROPERTY: Land and improvements securing the indebtedness of a Mortgagor under the related Mortgage Loan or, in the case of REO Property, such REO Property.

     MORTGAGOR: The obligor on a Mortgage Note.

     NET INTEREST SHORTFALL: With respect to any Distribution Date, the Interest Shortfall, if any, for such Distribution Date net of Compensating Interest Payments made with respect to such Distribution Date.

     NET LIQUIDATION PROCEEDS: As to any Liquidated Mortgage Loan, Liquidation Proceeds net of (i) Liquidation Expenses which are payable therefrom to the applicable Sub-Servicer in accordance with the related Sub-Servicing Agreement and (ii) unreimbursed Monthly Advances.

     NET RATE: With respect to each Mortgage Loan, the Mortgage Interest Rate in effect from time to time less the sum of (i) the Master Servicing Fee Rate, and
(ii) the Trustee Fee Rate.

     NET WAC CAP RATE: With respect to any Distribution Date, the weighted average of the Net Rates of the Mortgage Loans, weighted on the basis of the Scheduled Principal Balances thereof as of the beginning of the related Due Period.

     NONRECOVERABLE ADVANCE: Any advance or Monthly Advance (i) which was previously made or is proposed to be made by the Master Servicer or applicable Sub-Servicer and (ii) which, in the good faith judgment of the Master Servicer or applicable Sub-Servicer, will not or, in the case of a proposed advance or Monthly Advance, would not, be ultimately recoverable by the Master Servicer or applicable Sub-Servicer from Liquidation Proceeds, Insurance Proceeds or future payments on the Mortgage Loan for which such advance or Monthly Advance was made.

     OFFERED CERTIFICATE: Any of the Class A-1, Class A-2, Class M-1, Class M-2 and Class B Certificates.

     OFFERED SUBORDINATE CERTIFICATES: The Class M-l, Class M-2 and Class B Certificates.

     OFFICER'S CERTIFICATE: A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President or a Vice President or Assistant Vice President or other authorized officer of the Master Servicer and delivered to the Trustee, as required by this Agreement.

     OPINION OF COUNSEL: A written opinion of counsel who is or are acceptable to the Trustee and who, unless required to be Independent (an "Opinion of Independent Counsel"), may be internal counsel for the Master Servicer or the Seller.

     ORIGINAL VALUE: The lesser of (i) the Appraised Value or (ii) sales price of a Mortgaged Property at the time of origination of a Mortgage Loan, except that in instances where either (i) or (ii) is unavailable, the other may be used to determine Original Value, or if both (i) and (ii) are unavailable, Original Value may be determined from other sources reasonably acceptable to the Trustee.

     OUTSTANDING MORTGAGE LOAN: With respect to any Due Date, a Mortgage Loan which, prior to such Due Date, was not the subject of a Principal Prepayment in full, did not become a Liquidated Mortgage Loan and was not purchased or replaced.

     OUTSTANDING PRINCIPAL BALANCE: As of the time of any determination, the principal balance of a Mortgage Loan remaining to be paid by the Mortgagor, or, in the case of an REO Property, the principal balance of the related Mortgage Loan remaining to be paid by the Mortgagor at the time such property was acquired by the Trust Fund.

     OVERCOLLATERALIZATION AMOUNT: With respect to any Distribution Date, the excess, if any, of (a) the aggregate Scheduled Principal Balance of the Mortgage Loans as of the last day of the related Due Period over (b) the Current Principal Amounts of the Offered Certificates as of such date (after taking into account the payment of principal other than any Extra Principal Distribution Amount on such Certificates on such Distribution Date).

     PASS-THROUGH RATE: As to each Class of Certificates, the rate of interest determined as provided with respect thereto in Section 5.01(d). Any monthly calculation of interest at a stated rate shall be based upon annual interest at such rate divided by twelve.

     PERMITTED INVESTMENTS: Any one or more of the following obligations or securities held in the name of the Trustee for the benefit of the Certificateholders:

          (i) obligations of or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States;

          (ii) repurchase agreements on obligations specified in clause (i) maturing not more than one month from the date of acquisition thereof, provided that the unsecured obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in its highest short-term rating available;

          (iii) federal funds, certificates of deposit, demand deposits, time deposits and bankers' acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars of any U.S. depository institution or trust company incorporated under the laws of the

     United States or any state thereof or of any domestic branch of a foreign depository institution or trust company; provided that the debt obligations of such depository institution or trust company (or, if the only Rating Agency is Standard & Poor's, in the case of the principal depository institution in a depository institution holding company, debt obligations of the depository institution holding company) at the date of acquisition thereof have been rated by each Rating Agency in its highest short-term rating available; and provided further that, if the only Rating Agency is Standard & Poor's and if the depository or trust company is a principal subsidiary of a bank holding company and the debt obligations of such subsidiary are not separately rated, the applicable rating shall be that of the bank holding company; and, provided further that, if the original maturity of such short-term obligations of a domestic branch of a foreign depository institution or trust company shall exceed 30 days, the short-term rating of such institution shall be A-1+ in the case of Standard & Poor's if Standard & Poor's is the Rating Agency;

          (iv) commercial paper (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by Moody's and Standard & Poor's in their highest short-term ratings available; provided that such commercial paper shall have a remaining maturity of not more than 30 days;

          (v) a money market fund or a qualified investment fund rated by Moody's in its highest long-term rating available and rated AAAm or AAAm-G by Standard & Poor's, including any such funds for which Wells Fargo Bank Minnesota, National Association, or any affiliate thereof serves as an investment advisor, manager, administrator, shareholder, servicing agent, and/or custodian or sub-custodian;

          (vi) other obligations or securities that are acceptable to each Rating Agency as a Permitted Investment hereunder and will not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency, as evidenced in writing; and

          (vii) GMAC Variable Denomination Adjustable Rate Demand Notes constituting unsecured, senior debt obligations of General Motors Acceptance Corporation as outlined in the prospectus dated June 17, 1998 and rated by each Rating Agency in its highest short- term rating category available;

PROVIDED, HOWEVER, that no instrument or security shall be a Permitted Investment if such instrument or security evidences a right to receive only interest payments with respect to the obligations underlying such instrument or if such security provides for payment of both principal and interest with a yield to maturity in excess of 120% of the yield to maturity at par or if such instrument or security is purchased at a price greater than par.

     PERMITTED TRANSFEREE: Any Person other than a Disqualified Organization or an "electing large partnership" (as defined by Section 775 of the Code).

     PERSON: Any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     PHYSICAL CERTIFICATES: Initially, the Residual Certificates and the Private Certificates.

     PREPAYMENT PERIOD: With respect to any Mortgage Loan and any Distribution Date, the preceding calendar month.

     PRIMARY MORTGAGE INSURANCE POLICY: With respect to any Mortgage Loan, any primary mortgage guaranty insurance policy issued in connection with a Mortgage Loan which provides compensation to a Mortgage Note holder in the event of default by the obligor under such Mortgage Note or the related Security Instrument, or any replacement policy therefor.

     PRINCIPAL DISTRIBUTION AMOUNT: With respect to each Distribution Date, the sum of (x) the Principal Funds for such Distribution Date plus (y) any Extra Principal Distribution Amount for such Distribution Date less (z) any Excess Overcollateralization Amount for such Distribution Date.

     PRINCIPAL FUNDS: With respect to any Distribution Date, an amount equal to the aggregate of the following amounts with respect to the Mortgage Loans: (a) all previously undistributed payments on account of principal (including the principal portion of Scheduled Payments, Principal Prepayments and the principal portion of Net Liquidation Proceeds), and (b) the principal portion of any Monthly Advances and Compensating Interest Payments by the Master Servicer or the applicable Sub-Servicers with respect to such Distribution Date, except:

          (i) all payments of principal that were due on or before the Cut-off Date;

          (ii) all Principal Prepayments and the principal portion of Liquidation Proceeds received after the applicable Prepayment Period;

          (iii) all payments of principal, other than Principal Prepayments, that represent early receipt of Scheduled Payments due on a date or dates subsequent to the related Due Date;

          (iv) amounts received on particular Mortgage Loans as late payments of principal and respecting which, and to the extent that, there are any unreimbursed Monthly Advances;

          (v) the principal portion of amounts representing Monthly Advances determined to be Nonrecoverable Advances; and

          (vi) amounts in respect of principal permitted to be withdrawn from the Certificate Account pursuant to Subsection 4.03(a).

     PRINCIPAL PREPAYMENT: Any payment (whether partial or full) or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date to the extent that it is not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment, including Insurance Proceeds and the purchase price in connection with any purchase of a Mortgage Loan, any cash deposit in connection with the substitution of a Mortgage Loan, and the principal portion of Net Liquidation Proceeds.

     PRIVATE CERTIFICATES: Any of the Class C and Class R Certificates.

     PROSPECTUS SUPPLEMENT: That certain Prospectus Supplement dated January 25, 2001 relating to the public offering of the Senior Certificates and the Offered Subordinate Certificates.

     PROTECTED ACCOUNT: An account established and maintained in the name of the Trustee for the benefit of Certificateholders by the Master Servicer or any Sub-Servicer with respect to the Mortgage Loans and with respect to REO Property in a Designated Depository Institution or Rating Agency Eligible Account for receipt of principal and interest and other amounts as described in Section 4.01.

     QIB: A Qualified Institutional Buyer as defined in Rule 144A promulgated under the Securities Act.

     QUALIFIED INSURER: Any insurance company duly qualified as such under the laws of the state or states in which the related Mortgaged Property or Mortgaged Properties is or are located, duly authorized and licensed in such state or states to transact the type of insurance business in which it is engaged and approved as an insurer by the Master Servicer, so long as the claims paying ability of which is acceptable to the Rating Agencies for pass-through certificates having the same rating as the Certificates rated by the Rating Agencies as of the Closing Date.

     RATING AGENCIES: S&P and Moody's.

     RATING AGENCY ELIGIBLE ACCOUNT: An account, including one maintained with the Trustee or the Master Servicer, which is either (i) an account or accounts maintained with a federal or state chartered depository institution the accounts of which are insured by the FDIC (to the limits established by the FDIC) and the short-term debt ratings of which are rated in the highest rating categories by the Rating Agencies or (ii) a trust account or accounts maintained with a federal or state chartered depository institution or trust company with trust powers acting in its fiduciary capacity or (iii) an account or accounts of a depository institution acceptable to the Rating Agencies (as evidenced in writing by the Rating Agencies that use of any such account as a Protected Account will not have an adverse effect on the then-current ratings assigned to the Classes of the Certificates then rated by the Rating Agencies). Rating Agency Eligible Accounts may bear interest.

     REALIZED LOSS: Any (i) Deficient Valuation or (ii) as to any Liquidated Mortgage Loan, (x) the Outstanding Principal Balance of such Liquidated Mortgage Loan plus accrued and unpaid interest thereon at the Mortgage Interest Rate through the last day of the month of such liquidation LESS (y) the related Net Liquidation Proceeds with respect to such Mortgage Loan.

     RECORD DATE: With respect to any Distribution Date, the close of business on the last Business Day of the month immediately preceding the month of such Distribution Date.

     REINVESTMENT AGREEMENTS: One or more reinvestment agreements, acceptable to the Rating Agencies, from a bank, insurance company or other corporation or entity (including the Trustee).

     RELIEF ACT: The Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

     RELIEF ACT MORTGAGE LOAN: Any Mortgage Loan as to which the Scheduled Payment thereof has been reduced due to the application of the Relief Act.

     REMAINING EXCESS SPREAD: With respect to any Distribution Date, the Excess Spread less any Extra Principal Distribution Amount, in each case for such Distribution Date.

     REMIC: A real estate mortgage investment conduit, as defined in the Code.

     REMIC 1: The corpus of the trust created by this Agreement, consisting of the Mortgage Loans and the other assets described in Section 2.01(a).

     REMIC 1 INTEREST LOSS ALLOCATION AMOUNT: With respect to any Distribution Date, an amount equal to (a) the product of (i) the aggregate Principal Balance of the Mortgage Loans and related REO Properties then outstanding and (ii) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest LT1A minus the Marker Rate, divided by (b) 12.

     REMIC 1 SPECIFIED OVERCOLLATERALIZATION AMOUNT: 1% of the Specified Target Amount.

     REMIC 1 OVERCOLLATERALIZED AMOUNT: With respect to any date of determination, (i) 1% of the aggregate Uncertificated Principal Balances of the REMIC 1 Regular Interests minus (ii) the aggregate of the Uncertificated Principal Balances of REMIC 1 Regular Interest LT1B, REMIC 1 Regular Interest LT1C, REMIC 1 Regular Interest LT1D, REMIC 1 Regular Interest LT1E and REMIC 1 Regular Interest LT1F in each case as of such date of determination.

     REMIC 1 PRINCIPAL LOSS ALLOCATION AMOUNT: With respect to any Distribution Date, an amount equal to (a) the product of (i) the aggregate Principal Balance of the Mortgage Loans and related REO Properties then outstanding and (ii) 1 minus a fraction, the numerator of which is two times the aggregate of the Uncertificated Principal Balances of REMIC 1 Regular Interest LT1B, REMIC 1 Regular Interest LT1C, REMIC 1 Regular Interest LT1D and REMIC 1 Regular Interest LT1E and REMIC 1 Regular Interest LT1F and the denominator of which is the aggregate of the Uncertificated Principal Balances of REMIC 1 Regular Interests.

     REMIC 1 REGULAR INTEREST LT1A: One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a regular interest in REMIC 1. REMIC 1 Regular Interest LT1A shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

     REMIC 1 REGULAR INTEREST LT1B: One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC

1 Regular Interest LT1B shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

     REMIC 1 REGULAR INTEREST LT1C: One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest LT1C shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

     REMIC 1 REGULAR INTEREST LT1D: One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest LT1D shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

     REMIC 1 REGULAR INTEREST LT1E: One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest LT1E shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

     REMIC 1 REGULAR INTEREST LT1F: One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest LT1F shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

     REMIC 1 REGULAR INTEREST LT1G: One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest LT1G shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

     REMIC 1 REGULAR INTERESTS: REMIC 1 Regular Interest LT1A, REMIC 1 Regular Interest LT1B, REMIC 1 Regular Interest LT1C, REMIC 1 Regular Interest LT1D, REMIC 1 Regular Interest LT1E, REMIC 1 Regular Interest LT1F and REMIC 1 Regular Interest LT1G.

     REMIC 2: The segregated pool of assets consisting of all of the REMIC 1 Regular Interests conveyed in trust to the Trustee, for the benefit of the Holders of the Regular Certificates and the

Holders of the Class R Certificates (as holders of the Class R-2 Interest), pursuant to Article II hereunder, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

     REMIC CERTIFICATES: The REMIC Regular Certificates and the Class R Certificates.

     REMIC REGULAR CERTIFICATES: As defined in Section 5.01(c).

     REMIC OPINION: An Opinion of Independent Counsel, to the effect that the proposed action described therein would not, under the REMIC Provisions, (i) cause REMIC 1 or REMIC 2 to fail to qualify as a REMIC while any regular interest in REMIC 1 or REMIC 2 is outstanding, (ii) result in a tax on prohibited transactions with respect to REMIC 2 or REMIC 2 or (iii) constitute a taxable contribution to REMIC 1 or REMIC 2 after the Startup Day.

     REMIC PROVISIONS: The provisions of the federal income tax law relating to REMICs, which appear at Sections 860A through 860G of the Code, and related provisions and regulations promulgated thereunder, as the foregoing may be in effect from time to time.

     REO PROPERTY: A Mortgaged Property acquired in the name of the Trustee, for the benefit of Certificateholders, by foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

     REPURCHASE PRICE: With respect to any Mortgage Loan (or any property acquired with respect thereto) required to be repurchased pursuant to Article II an amount equal to the sum of (i) 100% of the Outstanding Principal Balance of such Mortgage Loan as of the date of repurchase (or if the related Mortgaged Property was acquired with respect thereto, 100% of the Outstanding Principal Balance at the date of the acquisition), (ii) accrued but unpaid interest on the Outstanding Principal Balance at the related Mortgage Interest Rate, through and including the last day of the month of repurchase and reduced by (iii) any portion of the related Master Servicing Fees, Monthly Advances and advances payable to the purchaser of the Mortgage Loan.

     REQUEST FOR RELEASE: A request for release in the form attached hereto as Exhibit D.

     REQUIRED INSURANCE POLICY: With respect to any Mortgage Loan, any insurance policy which is required to be maintained from time to time under this Agreement with respect to such Mortgage Loan.

     RESIDUAL CERTIFICATES: The Class R Certificates.

     RESIDUAL INTEREST: The sole class of "residual interests" in a REMIC within the meaning of Section 860G(a)(2) of the Code.

     RESPONSIBLE OFFICER: Any officer assigned to the Corporate Trust Office (or any successor thereto), including any Vice President, Assistant Vice President, Trust Officer, any Assistant Secretary, any trust officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of this Agreement or any other officer of the Trustee to whom matters under this Agreement may be referred.

     RULE 144A CERTIFICATE: The certificate to be furnished by each purchaser of a Private Certificate (which is also a Physical Certificate) which is a Qualified Institutional Buyer as defined under Rule 144A promulgated under the Securities Act, substantially in the form set forth as Exhibit F-2 hereto.

     S&P: Standard and Poor's Ratings Services Inc., and its successors in interest.

     SCHEDULED PAYMENT: With respect to any Mortgage Loan and any month, the scheduled payment or payments of principal and interest due during such month on such Mortgage Loan which either is payable by a Mortgagor in such month under the related Mortgage Note or, in the case of REO Property, would otherwise have been payable under the related Mortgage Note.

     SCHEDULED PRINCIPAL: The principal portion of any Scheduled Payment.

     SCHEDULED PRINCIPAL BALANCE: With respect to any Mortgage Loan on any Distribution Date, (i) the unpaid principal balance of such Mortgage Loan as of the close of business on the related Due Date (i.e., taking account of the principal payment to be made on such Due Date and irrespective of any delinquency in its payment), as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding occurring after the Cut-off Date (other than a Deficient Valuation) or any moratorium or similar waiver or grace period) less (ii) any Principal Prepayments (including the principal portion of Net Liquidation Proceeds) received during or prior to the related Prepayment Period; provided that the Scheduled Principal Balance of a Liquidated Mortgage Loan is zero.

     SECURITIES ACT: The Securities Act of 1933, as amended.

     SECURITIES LEGEND: "THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A "QIB"), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (3) IN CERTIFICATED FORM TO AN "INSTITUTIONAL ACCREDITED INVESTOR" WITHIN THE MEANING THEREOF IN RULE 501(a)(1), (2), (3) or (7) OF REGULATION D UNDER THE ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS COME WITHIN SUCH PARAGRAPHS PURCHASING NOT FOR

DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, SUBJECT TO (A) THE RECEIPT BY THE TRUSTEE OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT AND
(B) THE RECEIPT BY THE TRUSTEE OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE TRUSTEE THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS OR IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION. THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, OR ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, AND/OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, UNLESS THE PROPOSED TRANSFER AND/OR HOLDING OF A CERTIFICATE AND THE SERVICING, MANAGEMENT AND/OR OPERATION OF THE TRUST AND ITS ASSETS: (I) WILL NOT RESULT IN ANY PROHIBITED TRANSACTION WHICH IS NOT COVERED UNDER AN INDIVIDUAL OR CLASS PROHIBITED TRANSACTION EXEMPTION, INCLUDING, BUT NOT LIMITED TO, PROHIBITED TRANSACTION EXEMPTION ("PTE") 84-14, PTE 91-38, PTE 90-1, PTE 95-60 OR PTE 96-23 AND (II) WILL NOT GIVE RISE TO ANY ADDITIONAL FIDUCIARY DUTIES ON THE PART OF THE SELLER, THE MASTER SERVICER OR THE TRUSTEE, WHICH WILL BE DEEMED REPRESENTED BY AN OWNER OF A BOOK-ENTRY CERTIFICATE OR A GLOBAL CERTIFICATE AND WILL BE EVIDENCED BY A REPRESENTATION OR AN OPINION OF COUNSEL TO SUCH EFFECT BY OR ON BEHALF OF A HOLDER OF A PRIVATE CERTIFICATE."

     SECURITY INSTRUMENT: A written instrument creating a valid first lien on a Mortgaged Property securing a Mortgage Note, which may be any applicable form of mortgage, deed of trust, deed to secure debt or security deed, including any riders or addenda thereto.

     SELLER: Structured Asset Mortgage Investments Inc., a Delaware corporation, or its successors in interest.

     SENIOR CERTIFICATES: Any of the Class A-1 Certificates and the Class A-2 Certificates.

     SERVICING OFFICER: Any officer of the Master Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans, whose name and specimen signature appear on a list of Servicing Officers furnished to the Trustee by the Master Servicer as such list may be amended from time to time.

     SPECIFIED OVERCOLLATERALIZATION AMOUNT: An amount equal to $855,437.92.

     STARTUP DAY: January 30, 2001.

     STEPDOWN DATE: The Distribution Date which is the earlier to occur of (i) the distribution date on which the aggregate Current Principal Amount of the Senior Certificates has been reduced to zero and (ii) the later to occur of (x) the Distribution Date occurring in February 2004 and (y) the first Distribution Date for which the aggregate Current Principal Amount of the Offered Subordinate

Certificates divided by the aggregate Scheduled Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) is greater than or equal to 11.50%.

     SUBORDINATE CERTIFICATE: A Class M-1, Class M-2, Class B or Class C Certificate.

     SUB-SERVICER: Any Person with which the Master Servicer has entered into a Sub-Servicing Agreement and which meets the qualifications of a Sub-Servicer pursuant to Section 3.02.

     SUB-SERVICING AGREEMENT: The written contract between the Master Servicer and a Sub- Servicer and any successor Sub-Servicer relating to servicing and administration of certain Mortgage Loans as provided in Section 3.02.

     SUBSTITUTE MORTGAGE LOAN: A mortgage loan tendered to the Trustee pursuant to Section 2.04, in each case, (i) which has an Outstanding Principal Balance not greater nor materially less than the Mortgage Loan for which it is to be substituted; (ii) which has a Mortgage Interest Rate and Net Rate not less than, and not materially greater than, such Mortgage Loan; (iii) which has a maturity date not materially earlier or later than such Mortgage Loan and not later than the latest maturity date of any Mortgage Loan; (iv) which is of the same property type and occupancy type as such Mortgage Loan; (v) which has a Loan-to-Value Ratio not greater than the Loan-to-Value Ratio of such Mortgage Loan; (vi) which is current in payment of principal and interest as of the date of substitution; and (vii) as to which the payment terms do not vary in any material respect from the payment terms of the Mortgage Loan for which it is to be substituted.

     TAX ADMINISTRATION AND TAX MATTERS PERSON: The Master Servicer or any successor thereto or assignee thereof shall serve as tax administrator hereunder and as agent for each Tax Matters Person. The Holder of each Class of Residual Certificates shall be the Tax Matters Person for each of REMIC 1 and REMIC 2, as more particularly set forth in Section 9.13 hereof.

     TRIGGER EVENT: A Trigger Event is in effect with respect to any Distribution Date if either:

     (1) the aggregate Scheduled Principal Balance of Mortgage Loans that are 60 or more days delinquent as of the close of business on the last day of the preceding calendar month exceeds 2.25% (in the case of the 36th Distribution Date through the 60th Distribution Date) or 3.25% (in the case of any Distribution Date thereafter) of the aggregate Scheduled Principal Balance of the Mortgage Loans as of such Distribution Date (prior to giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period); or

     (2) in the case of any Distribution Date after the 36th Distribution Date, the cumulative amount of Realized Losses incurred on the Mortgage Loans from the Cut-off Date through the end of the calendar month immediately preceding such Distribution Date exceeds 10.00% of the sum of (x) the aggregate Current Principal Amount of the Offered Subordinate Certificates (or, if the Current Principal Amounts of the Class A Certificates have been reduced to zero, the aggregate

Current Principal Amount of the Offered Subordinate Certificates other than the class of Offered Subordinate Certificates with the highest payment priority) after giving effect to distributions that would be made on such Distribution Date if no Trigger Event were in effect and (y) the Overcollateralization Amount.

For purposes of the foregoing calculation, a Mortgage Loan is considered "60 days" delinquent if a payment due on the first day of a month has not been received by the second day of the second following month.

     TRUSTEE FEE: As to any Mortgage Loans and Distribution Date, an amount equal to the product of (i) the Scheduled Principal Balance of such Mortgage Loan as of the beginning of the related Due Period and (ii) the Trustee Fee Rate.

     TRUSTEE FEE RATE: As to any Mortgage Loan, a per annum rate equal to 0.0115%.

     TRUST FUND or TRUST: REMIC 1 and REMIC 2.

     TRUSTEE: Wells Fargo Bank Minnesota, National Association, or its successor in interest, or any successor trustee appointed as herein provided.

     UNCERTIFICATED ACCRUED INTEREST: With respect to each REMIC 1 Regular Interest on each Distribution Date, an amount equal to one month's interest at the related Uncertificated Pass-Through Rate on the Uncertificated Principal Balance of such REMIC Regular Interest. In each case, Uncertificated Accrued Interest will be reduced by any Net Interest Shortfalls and the interest portion of any Realized Losses (allocated to such REMIC Regular Interests as set forth in Section 6.09(b).

     UNCERTIFICATED PRINCIPAL BALANCE: With respect to each REMIC 1 Regular Interest, the principal amount of such REMIC Regular Interest outstanding as of any date of determination. As of the Closing Date, the Uncertificated Principal Balance of each REMIC 1 Regular Interest shall equal the amount set forth in the Preliminary Statement hereto as its initial Uncertificated Principal Balance. On each Distribution Date, the Uncertificated Principal Balance of each REMIC Regular Interest shall be reduced by all distributions of principal made on such REMIC Regular Interest on such Distribution Date pursuant to Section 6.09(a) and, if and to the extent necessary and appropriate, shall be further reduced on such Distribution Date by Realized Losses as provided in Section 6.09(b). The Uncertificated Principal Balance of REMIC 1 Regular Interest LT1G shall be increased by interest deferrals as provided in Section 6.09(a)(i). The Uncertificated Principal Balance of each REMIC 1 Regular Interest shall never be less than zero.

     UNCERTIFICATED REMIC 1 PASS-THROUGH RATE: With respect to REMIC 1 Regular Interest LT1A, REMIC 1 Regular Interest LT1B, REMIC 1 Regular Interest LT1C, REMIC 1 Regular Interest LT1D, REMIC 1 Regular Interest LT1E, REMIC 1 Regular Interest LT1F and REMIC 1 Regular Interest LT1G and any Distribution Date other than the first Distribution Date, a per annum rate equal to the Net WAC Cap Rate.

     UNDERLYING ASSIGNMENT AGREEMENTS: The following agreements, attached hereto as Exhibits L-1, L-2, and L-3: (i) the Assignment, Assumption and Recognition Agreement, dated December

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



20, 2000, among EMC, GMAC Mortgage Corporation and GreenPoint, (ii) the Assignment, Assumption and Recognition Agreement, dated January January 5, 2001, among EMC, GMAC Mortgage Corporation and GreenPoint and (iii) the Assignment, Assumption and Recognition Agreement, dated January 18, 2001, among EMC, GMAC Mortgage Corporation and GreenPoint.

     UNDERLYING PURCHASE AGREEMENTS: The following agreements, attached hereto as Exhibits K- 1, K-2, and K-3: (i) the Mortgage Loan Purchase and Interim Servicing Agreement, dated as of December 18, 2000, between GMAC Mortgage Corporation and GreenPoint, (ii) the Mortgage Loan Purchase and Interim Servicing Agreement, dated as of January 2, 2001, between GMAC Mortgage Corporation and GreenPoint and (iii) the Mortgage Loan Purchase and Interim Servicing Agreement, dated as of January 18, 2001, between GMAC Mortgage Corporation and GreenPoint.

     UNINSURED CAUSE: Any cause of damage to a Mortgaged Property or REO Property such that the complete restoration of such Mortgaged Property or REO Property is not fully reimbursable by the hazard insurance policies required to be maintained pursuant to Section 3.11, without regard to whether or not such policy is maintained.

     UNITED STATES PERSON: A citizen or resident of the United States, a corporation or partnership (including an entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of, the United States or any state thereof or the District of Columbia (except, in the case of a partnership, to the extent provided in regulations), provided that, for purposes solely of the Class R Certificates, no partnership or other entity treated as a partnership for United States federal income tax purposes shall be treated as a United States Person unless all persons that own an interest in such partnership either directly or through any entity that is not a corporation for United States federal income tax purposes are United States Persons, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more such United States Persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which have not yet been issued, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Code), and which was treated as a United States person on August 20, 1996 may elect to continue to be treated as a United States person notwithstanding the previous sentence.

     UNPAID REALIZED LOSS AMOUNT: With respect to any Class of the Offered Certificates and as to any Distribution Date, is the excess of (i) Applied Realized Loss Amounts with respect to such Class over (ii) the sum of all distributions in reduction of the Applied Realized Loss Amounts on all previous Distribution Dates. Any amounts distributed to a Class of Offered Certificates in respect of any Unpaid Realized Loss Amount will not be applied to reduce the Current Principal Amount of such Class.

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                                   ARTICLE II

                          Conveyance of Mortgage Loans;
                        Original Issuance of Certificates

      Section 2.01. CONVEYANCE OF MORTGAGE LOANS TO TRUSTEE. (a) The Seller concurrently with the execution and delivery of this Agreement, sells, transfers and assigns to the Trust without recourse all its right, title and interest in and to (i) the Mortgage Loans identified in the Mortgage Loan Schedule, including all interest and principal due with respect to the Mortgage Loans after the Cut-off Date, but excluding any payments of principal and interest due on or prior to the Cut-off Date; (ii) such assets as shall from time to time be credited or are required by the terms of this Agreement to be credited to the Certificate Account (subject to the right of the Master Servicer to receive all income from Permitted Investments under Section 4.02(c)), (iii) such assets relating to the Mortgage Loans as from time to time may be held by the Master Servicer or the Sub-Servicers in servicing accounts or Protected Accounts for the benefit of the holder of the Mortgage Loans, (iv) any REO Property, (v) the Required Insurance Policies and any amounts paid or payable by the insurer under any Insurance Policy (to the extent the mortgagee has a claim thereto), (vi) the Mortgage Loan Purchase Agreement to the extent provided in Subsection 2.03(a),
(vii) the rights with respect to the Underlying Purchase Agreements and the Underlying Assignment Agreements, as conveyed to the Trustee as trustee pursuant to the Assignment Agreement, and (ix) any proceeds of the foregoing.

     (b) In connection with the above transfer and assignment, the Seller hereby deposits or causes to be deposited with the Trustee, with respect to each Mortgage Loan, the items listed in (a) through (i) of Subsection 6.03 of each Underlying Purchase Agreement.

     (c) In connection with the assignment of any Mortgage Loan registered on the MERS(R) System, the Seller agrees that it will cause, at the Seller's expense, within 30 days of the Closing Date, the MERS(R) System to indicate that such Mortgage Loans have been assigned by the Seller to the Trustee in accordance with this Agreement for the benefit of the Certificateholders. The Trustee shall include in any certifications made pursuant to this Article II whether or not the Mortgage Loans have been transferred to the MERS(R) System but shall not have any ongoing responsibility to check the status of the Mortgage Loans in the MERS(R) System.

     (d) It is intended that the conveyance of the Mortgage Loans by the Seller to the Trustee as provided in this Section be, and be construed as, a sale of the Mortgage Loans and the REMIC 1 Regular Interests as provided for in this
Section 2.01 by the Seller to the Trustee for the benefit of the Certificateholders. It is, further, not intended that such conveyance be deemed a pledge of the Mortgage Loans and the REMIC 1 Regular Interests by the Seller to the Trustee to secure a debt or other obligation of the Seller. However, in the event that the Mortgage Loans and the REMIC 1 Regular Interests are held to be property of the Seller, or if for any reason this Agreement is held or deemed to create a security interest in the Mortgage Loans and the REMIC 1 Regular Interests, then it is intended that, (a) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction; (b) the conveyance provided for in this Section shall be deemed to be (1) a grant by the Seller to the Trustee of a security interest in all of

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



the Seller's right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to (A) the Mortgage Loans, including the Mortgage Notes, the Mortgages, any related Insurance Policies and all other documents in the related Mortgage Files, (B) all amounts payable to the holders of the Mortgage Loans in accordance with the terms thereof, (C) the REMIC 1 Regular Interests and (D) all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts from time to time held or invested in the Certificate Account or the Protected Accounts, whether in the form of cash, instruments, securities or other property and (2) an assignment by the Seller to the Trustee of any security interest in any and all of the Seller's right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to the property described in the foregoing clauses (1)(A) through (D); (c) the possession by the Trustee or any other agent of the Trustee of Mortgage Notes and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" or possession by a purchaser or a person designated by such secured party, for purposes of perfecting the security interest pursuant to the New York Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction (including, without limitation, Sections 9-115, 9-305, 8-102, 8-301, 8-501 and 8-503 thereof); and (d) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law. The Seller and the Trustee shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans and the REMIC 1 Regular Interests, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement.

     Section 2.02. ACCEPTANCE OF MORTGAGE LOANS BY TRUSTEE. (a) The Trustee acknowledges the sale, transfer and assignment of the Trust Fund to it by the Seller and declares that it will hold all the documents (or certified copies thereof) delivered to it pursuant to Section 2.01 and any amendments, replacements or supplements thereto and all other assets of the Trust Fund delivered to it as Trustee in trust for the use and benefit of all present and future Holders of the Certificates. On the Closing Date, the Trustee shall acknowledge with respect to each Mortgage Loan by an Initial Certification substantially in the form of Exhibit G attached hereto, but without review of such Mortgage File, except to the extent necessary to confirm that such Mortgage File contains the related Mortgage Note or lost note affidavit. No later than 45 days after the Closing Date (or, with respect to any Substitute Mortgage Loan, within five Business Days after the receipt by the Trustee), the Trustee agrees, for the benefit of the Certificateholders, to review each Mortgage File delivered to it. In conducting such review, the Trustee will ascertain whether all required documents have been executed and received and whether those documents relate, determined on the basis of the Mortgagor name, original principal balance and loan number, to the Mortgage Loans it has received, as identified in Exhibits B to this Agreement, as supplemented (PROVIDED, HOWEVER, that with respect to those documents described in subclauses (f), (g) and (j) of Subsection 6.03 of each Underlying Purchase Agreement, the Trustee's obligations shall extend only to documents actually delivered pursuant to such subsections). In performing any such review, the Trustee may conclusively rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon. If the Trustee finds any document constituting part of the

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



Mortgage File not to have been executed or received, or to be unrelated to the Mortgage Loans identified in Exhibit B or to appear to be defective on its face, the Trustee shall promptly provide GreenPoint with an Interim Certification in the form of Exhibit N attached hereto. The Trustee shall enforce the obligation of GreenPoint to correct or cure any such defect within 60 days from the date of notice from the Trustee of the defect in accordance with Subsection 7.03 of each Underlying Purchase Agreement.

     (b) No later than 180 days after the Closing Date, the Trustee will review, for the benefit of the Certificateholders, the Mortgage Files delivered to it and will execute and deliver or cause to be executed and delivered to GreenPoint, the Seller and the Master Servicer, a Final Certification substantially in the form annexed hereto as Exhibit H. In conducting such review, the Trustee will ascertain whether an original of each document required to be recorded has been returned from the recording office with evidence of recording thereon or a certified copy has been obtained from the recording office. If the Trustee finds any document constituting part of the Mortgage File has not been received, or to be unrelated, determined on the basis of the Mortgagor name, original principal balance and loan number, to the Mortgage Loans identified in Exhibit B or to appear defective on its face, the Trustee shall promptly notify GreenPoint (PROVIDED, HOWEVER, that with respect to those documents described in subsection (f) and (g) of Subsection 6.03 of each Underlying Purchase Agreement, the Trustee's obligations shall extend only to the documents actually delivered pursuant to such subsections). The Trustee shall enforce GreenPoint's obligation to correct or cure any such defect within 60 days from the date of notice from the Trustee of the defect in accordance with Subsection 7.03 of each Underlying Purchase Agreement; provided, that notwithstanding the terms of the Underlying Purchase Agreement, the delivery of a lost note affidavit will satisfy any requirement by GreenPoint to deliver a Mortgage Note.

     (c) In the event that a Mortgage Loan is purchased by GreenPoint in accordance with Subsections 2.02(a) or (b) above, the Trustee shall deposit the Repurchase Price in the Certificate Account. Upon deposit of the Repurchase Price in the Certificate Account, the Trustee shall release to the applicable entity the related Mortgage File and shall execute and deliver all instruments of transfer or assignment, without recourse, furnished to it by such entity as are necessary to vest in such entity title to and rights under the Mortgage Loan. Such purchase shall be deemed to have occurred on the date on which the Repurchase Price in available funds is received by the Trustee. The Trustee shall amend the Mortgage Loan Schedule, which was previously delivered to it by Seller in a form agreed to between the Seller and the Trustee, to reflect such repurchase and shall promptly notify the Master Servicer and the Rating Agencies of such amendment. The obligation of GreenPoint to repurchase any Mortgage Loan as to which such a defect in a constituent document exists shall be the sole remedy respecting such defect available to the Certificateholders or to the Trustee on their behalf.

     Section 2.03. ASSIGNMENT OF INTEREST IN THE MORTGAGE LOAN PURCHASE AGREEMENT AND OTHER AGREEMENTS. (a) The Seller hereby assigns to the Trustee all of its right, title and interest in (i) the Mortgage Loan Purchase Agreement (but none of its obligations) insofar as such contract relates to the representations and warranties set forth in Exhibit C hereto regarding the Mortgage Loans (including the substitution and repurchase obligations of EMC), and (ii) in the Underlying Purchase Agreements and the Assignment Agreement; provided that the obligations of EMC or GreenPoint to substitute or repurchase a Mortgage Loan shall be the Trustee's and the Certificateholders' sole remedy for any breach thereof. At the request of the Trustee, the Seller or the Master Servicer shall take such actions as may be necessary to enforce the above right, title and interest on behalf of the Trustee and the Certificateholders or shall execute such further documents as the Trustee may reasonably require in order to enable the Trustee to carry out such enforcement.

     (b) If the Master Servicer, Seller or Trustee discovers a breach of any of the representations and warranties set forth in Exhibit C or Subsection 7.02 of the Underlying Purchase Agreements and such breach existed on the date the representation and warranty was made, which breach materially and adversely affects the value of the interests of Certificateholders or the Trustee in the related Mortgage Loan, the party discovering the breach shall give prompt written notice of the breach to the other parties. The Trustee shall enforce the obligation of EMC or GreenPoint to cure, repurchase or substitute for the related Mortgage Loan. The Trustee shall deposit any amounts received in connection with the repurchase of a Mortgage Loan in the Certificate Account and the Trustee, upon deposit of the Repurchase Price in the Certificate Account, shall release to EMC or GreenPoint, as applicable, the related Mortgage File and shall execute and deliver all instruments of transfer or assignment furnished to it by EMC or GreenPoint, without recourse, as are necessary to vest in the applicable entity title to and rights under the Mortgage Loan or any property acquired with respect thereto. Such purchase shall be deemed to have occurred on the date on which the Repurchase Price in available funds is received by the Trustee. The Trustee shall amend the Mortgage Loan Schedule to reflect such repurchase and shall promptly notify the Master Servicer and the Rating Agencies of such amendment. Enforcement of the obligation of EMC or GreenPoint, to purchase (or substitute a Substitute Mortgage Loan for) any Mortgage Loan or any property acquired with respect thereto (or pay the Repurchase Price as set forth in the above proviso) as to which a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to the Certificateholders or the Trustee on their behalf.

     Section 2.04. SUBSTITUTION OF MORTGAGE LOANS. In the event EMC provides a Substitute Mortgage Loan to the Trustee, the Trustee shall examine the Mortgage File for any Substitute Mortgage Loan in the manner set forth in Section 2.02(a) and shall notify EMC and the Master Servicer in writing, within five Business Days after receipt, whether or not the documents relating to the Substitute Mortgage Loan satisfy the requirements of the third sentence of Subsection 2.02(a). Within two Business Days after such notification, EMC shall provide to the Trustee for deposit in the Certificate Account the amount, if any, by which the Outstanding Principal Balance as of the next preceding Due Date of the Mortgage Loan for which substitution is being made, after giving effect to Scheduled Principal due on such date, exceeds the Outstanding Principal Balance as of such date of the Substitute Mortgage Loan, after giving effect to Scheduled Principal due on such date, which amount shall be treated for the purposes of this Agreement as if it were the payment by EMC of the Repurchase Price for the purchase of a Mortgage Loan by such entity. After such notification to EMC and, if any such excess exists, upon receipt of such deposit, the Trustee shall accept such Substitute Mortgage Loan which shall thereafter be deemed to be a Mortgage Loan hereunder. In the event of such a substitution, accrued interest on the Substitute Mortgage Loan for the month in which the substitution occurs and any Principal Prepayments made thereon during such month shall be the property of the Trust Fund and accrued interest for such month on the Mortgage Loan for which the substitution is made and any Principal Prepayments made thereon during such month shall be the property of the applicable entity. The Scheduled Principal on a Substitute Mortgage Loan due on

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



the Due Date in the month of substitution shall be the property of EMC, and the Scheduled Principal on the Mortgage Loan for which the substitution is made due on such Due Date shall be the property of the Trust Fund. Upon acceptance of the Substitute Mortgage Loan, the Trustee shall release to the applicable entity the related Mortgage File related to any Mortgage Loan released pursuant to this
Section 2.04 and shall execute and deliver all instruments of transfer or assignment, without recourse, in form as provided to it as are necessary to vest in the applicable entity title to and rights under any Mortgage Loan released pursuant to this Section 2.04. The representations and warranties set forth in Exhibit C shall be deemed to have been made by EMC with respect to each Substitute Mortgage Loan as of the date of acceptance of such Mortgage Loan by the Trustee. The Trustee shall amend the Mortgage Loan Schedule to reflect such substitution and shall provide a copy of such amended Mortgage Loan Schedule to the Master Servicer and the Rating Agencies.

     Section 2.05. ISSUANCE OF CERTIFICATES; CONVEYANCE OF REMIC 1 REGULAR INTERESTS. (a) The Trustee acknowledges the assignment to it of the Mortgage Loans and the other assets comprising the Trust Fund and, concurrently therewith, has signed, and countersigned and delivered to the Seller, in exchange therefor, Certificates in such authorized denominations representing such Fractional Undivided Interests as the Seller has requested. The Trustee agrees that it will hold the Mortgage Loans and such other assets as may from time to time be delivered to it segregated on the books of the Trustee in trust for the benefit of the Certificateholders.

     (b) The Seller, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Seller in and to the REMIC 1 Regular Interests for the benefit of the Holders of the Certificates. The Trustee acknowledges receipt of the REMIC 1 Regular Interests (which are uncertificated) and declares that it holds and will hold the same in trust for the exclusive use and benefit of the holders of the Certificates. The interests evidenced by the Class R-1 Interest, together with the Regular Certificates, constitute the entire beneficial ownership interest in REMIC 1.

     (c) Concurrently with (i) the assignment and delivery to the Trustee of REMIC 1 (including the Residual Interest therein represented by the Class R-1 Interest) and the acceptance by the Trustee thereof, the Trustee, pursuant to the written request of the Seller executed by an officer of the Seller, has executed, authenticated and delivered to or upon the order of the Seller, the Class R Certificates in authorized denominations evidencing the Class R-1 Interest and the Class R-2 Interest.

     Section 2.06. REPRESENTATIONS AND WARRANTIES OF THE TRUSTEE. The Trustee hereby represents and warrants to the Seller and the Master Servicer as of the Closing Date (and in the case of paragraphs (iv) and (v) below throughout the term of the Agreement), that:

          (i) The Trustee is a national banking association duly organized, validly existing and in good standing under the laws of the United States with a principal place of business in Minneapolis, Minnesota.

          (ii) Subject to the right of the Trustee to appoint a co-trustee or separate trustee under Section 9.11 hereof in order to meet the legal requirements of FHA or a particular jurisdiction, the Trustee has full power, authority and legal right to execute and deliver this

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



     Agreement and to perform its obligations under this Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement and the Certificates;

          (iii) To the best of the Trustee's knowledge, after reasonable investigation, the execution and delivery by the Trustee of this Agreement and the Certificates and the performance by the Trustee of its obligations under this Agreement and the Certificates will not violate any provision of the Trustee's Articles of Association or By-Laws or any law or regulation governing the Trustee or any order, writ, judgment or decree of any court, arbitrator or governmental authority or agency applicable to the Trustee or any of its assets. To the best of the Trustee's knowledge, after reasonable investigation, such execution, delivery and performance will not require the authorization, consent or approval of, the giving of notice to, the filing or registration with, or the taking of any other action with respect to, any governmental authority or agency regulating the fiduciary activities of a national bank. To the best of the Trustee's knowledge, after reasonable investigation, such execution, delivery and performance will not conflict with, or result in a breach or violation of, any material indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Trustee is a party or by which it or its properties is bound;

          (iv) This Agreement has been duly executed and delivered by the Trustee. This Agreement, when executed and delivered by the other parties hereto, will constitute the valid, legal and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms, except as the enforcement thereof may be limited by applicable Debtor Relief Laws and that certain equitable remedies may not be available regardless of whether enforcement is sought in equity or at law; and

          (v) All funds received by the Trustee and required to be deposited in the Certificate Account pursuant to this Agreement will be promptly so deposited.

     Section 2.07. REPRESENTATIONS AND WARRANTIES CONCERNING THE SELLER. The Seller hereby represents and warrants to the Trustee and the Master Servicer as follows:

          (i) the Seller (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and (b) is qualified and in good standing as a foreign corporation to do business in each jurisdiction where such qualification is necessary, except where the failure so to qualify would not reasonably be expected to have a material adverse effect on the Seller's business as presently conducted or on the Purchaser's ability to enter into this Agreement and to consummate the transactions contemplated hereby;

          (ii) the Seller has full corporate power to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement;

          (iii) the execution and delivery by the Seller of this Agreement have been duly authorized by all necessary corporate action on the part of the Seller; and neither the execution and delivery of this Agreement, nor the consummation of the transactions herein

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



     contemplated, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Seller or its properties or the articles of incorporation or by-laws of the Seller, except those conflicts, breaches or defaults which would not reasonably be expected to have a material adverse effect on the Seller's ability to enter into this Agreement and to consummate the transactions contemplated hereby;

          (iv) the execution, delivery and performance by the Seller of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except those consents, approvals, notices, registrations or other actions as have already been obtained, given or made;

          (v) this Agreement has been duly executed and delivered by the Seller and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid and binding obligation of the Seller enforceable against it in accordance with its terms (subject to applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally);

          (vi) there are no actions, suits or proceedings pending or, to the knowledge of the Seller, threatened against the Seller, before or by any court, administrative agency, arbitrator or governmental body (i) with respect to any of the transactions contemplated by this Agreement or (ii) with respect to any other matter which in the judgment of the Seller will be determined adversely to the Seller and will if determined adversely to the Seller materially and adversely affect the Seller's ability to enter into this Agreement or perform its obligations under this Agreement; and the Seller is not in default with respect to any order of any court, administrative agency, arbitrator or governmental body so as to materially and adversely affect the transactions contemplated by this Agreement; and

          (vii) immediately prior to the transfer and assignment to the Trustee, each Mortgage Note and each Mortgage were not subject to an assignment or pledge, and the Seller had good and marketable title to and was the sole owner thereof and had full right to transfer and sell such Mortgage Loan to the Trustee free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest.

     Section 2.08. REPRESENTATIONS AND WARRANTIES OF THE MASTER SERVICER. (a) The Master Servicer hereby represents and warrants to the Seller and the Trustee, for the benefit of the Certificateholders, as of the Closing Date that:

          (i) it is validly existing and in good standing under the laws of the United States of America as a Pennsylvania corporation, and as Master Servicer has full power and authority to transact any and all business contemplated by this Agreement and to execute, deliver and comply with its obligations under the terms of this Agreement, the execution, delivery and performance of which have been duly authorized by all necessary corporate action on the part of the Master Servicer;

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



          (ii) the execution and delivery of this Agreement by the Master Servicer and its performance and compliance with the terms of this Agreement will not (A) violate the Master Servicer's articles of incorporation or bylaws, (B) violate any law or regulation or any administrative decree or order to which it is subject or (C) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or by which it is bound or to which any of its assets are subject, which violation, default or breach would materially and adversely affect the Master Servicer's ability to perform its obligations under this Agreement;

          (iii) this Agreement constitutes, assuming due authorization, execution and delivery hereof by the other respective parties hereto, a legal, valid and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights in general, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

          (iv) the Master Servicer is not in default with respect to any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency to the extent that any such default would materially and adversely affect its performance hereunder;

          (v) the Master Servicer is not a party to or bound by any agreement or instrument or subject to any charter provision, bylaw or any other corporate restriction or any judgment, order, writ, injunction, decree, law or regulation that may materially and adversely affect its ability as Master Servicer to perform its obligations under this Agreement or that requires the consent of any third person to the execution of this Agreement or the performance by the Master Servicer of its obligations under this Agreement;

          (vi) no litigation is pending or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement;

          (vii) the Master Servicer, or an affiliate thereof, is a Fannie Mae and Freddie Mac approved seller/servicer;

          (viii) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Master Servicer of or compliance by the Master Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations and orders (if any) as have been obtained;

          (ix) the consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Master Servicer;


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



          (x) the Master Servicer has obtained an errors and omissions insurance policy and a fidelity bond, each of which is in full force and effect, and each of which provides at least such coverage as is required hereunder; and

          (xi) the Master Servicer will use its reasonable efforts to maintain its membership in MERS in good standing, and will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS.

          (b) It is understood and agreed that the representations and warranties set forth in this Section 2.08 shall survive the execution and delivery of this Agreement, and shall inure to the benefit of the Seller, the Trustee and the Certificateholders. Upon discovery by the Seller, the Trustee or the Master Servicer of a breach of any of the foregoing representations, warranties and covenants that materially and adversely affects the interests of the Seller or the Trustee, the party discovering such breach shall give prompt written notice to the other parties.

     Any cause of action against the Master Servicer relating to or arising out of the breach of any representations and warranties made in this Section shall accrue upon discovery of such breach by either the Seller, the Master Servicer or the Trustee or notice thereof by any one of such parties to the other parties.

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                                   ARTICLE III

                 Administration and Servicing of Mortgage Loans

     Section 3.01. MASTER SERVICER TO SERVICE MORTGAGE LOANS. For and on behalf of the Certificateholders, the Master Servicer shall service and administer the Mortgage Loans in accordance with the terms of this Agreement and shall follow such practices and procedures as it shall deem necessary or advisable and as shall be normal and usual in its general mortgage servicing activities. In connection with such servicing and administration, the Master Servicer shall have full power and authority, acting alone and/or through Sub-Servicers as provided in Section 3.02 hereof, to do or cause to be done any and all things that it may deem necessary or desirable in connection with such servicing and administration, including but not limited to, the power and authority, subject to the terms hereof (i) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages (but only in the manner provided in this Agreement), (iii) to collect any Insurance Proceeds and other Liquidation Proceeds, and (iv) to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan; provided that the Master Servicer shall not take any action that is inconsistent with or prejudices the interests of the Trust Fund or the Certificateholders in any Mortgage Loan or the rights and interests of the Seller, the Trustee and the Certificateholders under this Agreement. The Master Servicer shall represent and protect the interests of the Trust Fund in the same manner as it protects its own interests in mortgage loans in its own portfolio in any claim, proceeding or litigation regarding a Mortgage Loan, and shall not make or permit any modification, waiver or amendment of any Mortgage Loan which would cause REMIC 1 or REMIC 2 to fail to qualify as a REMIC or result in the imposition of any tax under Section 860F(a) or Section 860G(d) of the Code. The Master Servicer further is hereby authorized and empowered in its own name or in the name of a Sub-Servicer, when the Master Servicer or the Sub-Servicer, as the case may be, believes it is appropriate in its best judgment to register any Mortgage Loan on the MERS(R) System, or cause the removal from the registration of any Mortgage Loan on the MERS(R) System, to execute and deliver, on behalf of the Trustee and the Certificateholders or any of them, any and all instruments of assignment and other comparable instruments with respect to such assignment or re-recording of a Mortgage in the name of MERS, solely as nominee for the Trustee and its successors and assigns. Any expenses incurred in connection with the actions described in the preceding sentence shall be borne by the Master Servicer in accordance with Section 3.16, with no right of reimbursement; provided, that if, as a result of MERS discontinuing or becoming unable to continue operations in connection with the MERS(R) System, it becomes necessary to remove any Mortgage Loan from registration on the MERS(R) System and to arrange for the assignment of the related Mortgages to the Trustee, then any related expenses shall be reimbursable to the Master Servicer from the Protected Accounts. Without limiting the generality of the foregoing, the Master Servicer, in its own name or in the name of the Seller and the Trustee, is hereby authorized and empowered by the Seller and the Trustee, when the Master Servicer believes it appropriate in its reasonable judgment, to execute and deliver, on behalf of the Trustee, the Seller, the Certificateholders or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans, and with respect to the Mortgaged Properties held for the benefit of the Certificateholders. The Master Servicer shall prepare and deliver to the Seller and/or the Trustee such documents

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



requiring execution and delivery by either or both of them as are necessary or appropriate to enable the Master Servicer to service and administer the Mortgage Loans to the extent that the Master Servicer is not permitted to execute and deliver such documents pursuant to the preceding sentence.
Upon receipt of such documents, the Seller and/or the Trustee shall execute such documents and deliver them to the Master Servicer.

     In accordance with the standards of the preceding paragraph, the Master Servicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the payment of taxes and assessments on the related Mortgaged Properties, which advances shall be reimbursable in the first instance from related collections from the related Mortgagors pursuant to Section 3.15, and further as provided in Section 4.03. The costs incurred by the Master Servicer, if any, in effecting the timely payments of taxes and assessments on related Mortgaged Properties and related insurance premiums shall not, for the purpose of calculating monthly distributions to the Certificateholders, be added to the Stated Principal Balances of the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit.

     The Master Servicer shall follow such practices and procedures as it shall deem necessary or advisable and as shall be normal and usual in its general mortgage servicing activities to collect all payments called for under the terms and provisions of the related Mortgage Loans to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any related Insurance Policy. Consistent with the foregoing, the Master Servicer may in its discretion extend the due dates for payments due on a Mortgage Note for a period not greater than 180 days; provided, however, that the Master Servicer cannot extend the maturity of any such Mortgage Loan past the date on which the final payment is due on the latest maturing Mortgage Loan as of the Cut-off Date. In the event of any such arrangement, the Master Servicer shall make Monthly Advances on the related Mortgage Loan in accordance with the provisions of
Section 6.05 during the scheduled period in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements. The Master Servicer shall not be required to institute or join in litigation with respect to collection of any payment (whether under a Mortgage, Mortgage Note or otherwise or against any public or governmental authority with respect to a taking or condemnation) if it reasonably believes that enforcing the provision of the Mortgage or other instrument pursuant to which such payment is required is prohibited by applicable law.

     Section 3.02 SUB-SERVICING; ENFORCEMENT OF THE OBLIGATIONS OF
SUB-SERVICERS.

     (a) The Master Servicer may arrange for the subservicing of any Mortgage Loan by a Sub-Servicer pursuant to a Sub-Servicing Agreement; provided, however, that such subservicing arrangement and the terms of the related Sub-Servicing agreement must provide for the servicing of such Mortgage Loans in a manner consistent with the servicing arrangements contemplated hereunder. Unless the context otherwise requires, references in this Agreement to actions taken or to be taken by the Master Servicer in servicing the Mortgage Loans include actions taken or to be taken by a Sub-Servicer on behalf of the Master Servicer. Notwithstanding the provisions of any Sub-Servicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Master Servicer and a Sub-Servicer or reference to actions taken through a Sub-Servicer or otherwise, the Master Servicer shall remain obligated and liable to the Seller, the Trustee and the Certificateholders for the servicing and administration of the Mortgage Loans in

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



accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such subservicing agreements or arrangements or by virtue of indemnification from the Sub-Servicer and to the same extent and under the same terms and conditions as if the Master Servicer alone were servicing and administering the Mortgage Loans. All actions of each Sub- Servicer performed pursuant to the related Sub-Servicing Agreement shall be performed as an agent of the Master Servicer with the same force and effect as if performed directly by the Master Servicer.

     (b) For purposes of this Agreement, the Master Servicer shall be deemed to have received any collections, recoveries or payments with respect to the Mortgage Loans that are received by a related Sub-Servicer regardless of whether such payments are remitted by the Sub-Servicer to the Master Servicer.

     (c) The Mortgage Loans will initially be subserviced by GreenPoint pursuant to the Interim Subservicing Agreement attached hereto as Exhibit P. The Seller, the Trustee and the Master Servicer shall cooperate and use their best efforts to transfer the primary servicing of the Mortgage Loans from GreenPoint to the Master Servicer by March 1, 2001.

     Section 3.03. MASTER SERVICER FIDELITY BOND AND MASTER SERVICER ERRORS AND OMISSIONS INSURANCE POLICY. The Master Servicer shall for so long as it acts as Master Servicer under this Agreement, obtain and maintain in force (a) a policy or policies of insurance covering errors and omissions in the performance of its obligations as the Master Servicer hereunder and (b) a fidelity bond in respect of its officers, employees and agents. Each such policy or policies and bond shall, together, comply with the requirements from time to time of Fannie Mae or Freddie Mac for persons performing servicing for mortgage loans purchased by Fannie Mae or Freddie Mac. In the event that any such policy or bond ceases to be in effect, the Master Servicer shall obtain a comparable replacement policy or bond from an insurer or issuer, meeting the requirements set forth above as of the date of such replacement.

     Section 3.04 MASTER SERVICER'S FINANCIAL STATEMENTS AND RELATED INFORMATION. For each year this Agreement is in effect, the Master Servicer shall submit to the Trustee, each Rating Agency and the Seller a copy of the Master Servicer's annual unaudited financial statements on or prior to May 31 of each year, which may be in the form of the consolidated financial statements of the Master Servicer's corporate parent. Such financial statements shall include a balance sheet, income statement and statement of retained earnings.

     Section 3.05 POWER TO ACT; PROCEDURES. The Master Servicer shall master service the Mortgage Loans and shall have full power and authority, subject to the REMIC Provisions and the provisions of Article X hereof, to do any and all things that it may deem necessary or desirable in connection with the master servicing and administration of the Mortgage Loans, including but not limited to the power and authority (i) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages, (iii) to collect any Insurance Proceeds and Liquidation Proceeds, and (iv) to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan, in each case, in accordance with the provisions of this Agreement and the related Sub-Servicing Agreement, as applicable. The Trustee shall furnish the Master Servicer, upon request, with any powers of attorney empowering the Master Servicer to execute and deliver instruments of satisfaction or cancellation, or of partial or full release or discharge, and to foreclose upon or otherwise liquidate Mortgaged Property, and to appeal, prosecute or defend in any court action relating to the Mortgage Loans or the Mortgaged Property, in accordance with the applicable Sub-Servicing Agreement and this Agreement, and the Trustee shall execute and deliver such other documents, as the Master Servicer may request, necessary or appropriate to enable the Master Servicer to master service and administer the Mortgage Loans and carry out its duties hereunder, in each case in accordance with the servicing standard set forth herein (and the Trustee shall have no liability for misuse of any such powers of attorney by the Master Servicer or any Sub-Servicer). If the Master Servicer or the Trustee has been advised that it is likely that the laws of the state in which action is to be taken prohibit such action if taken in the name of the Trustee or that the Trustee would be adversely affected under the "doing business" or tax laws of such state if such action is taken in its name, then upon request of the Trustee, the Master Servicer shall join with the Trustee in the appointment of a co-trustee pursuant to Section 9.11 hereof. In the performance of its duties hereunder, the Master Servicer shall be an independent contractor and shall not, except in those instances where it is taking action in the name of the Trustee, be deemed to be the agent of the Trustee.

     Section 3.06 TERMINATION OF SUB-SERVICING AGREEMENTS; SUCCESSOR SUB-SERVICERS. (a) The Master Servicer shall be entitled to terminate the rights and obligations of any Sub-Servicer under the applicable Sub-Servicing Agreement in accordance with the terms and conditions of such Servicing Agreement and without any limitation by virtue of this Agreement. In such event, the Master Servicer shall appoint a successor servicer or shall itself (or through an Affiliate) act as servicer of the related Mortgage Loans. It is understood and acknowledged by the parties that there will be a period of transition (not to exceed 90 days) before the servicing transfer is fully effected.

          (b) If the Master Servicer acts as primary servicer, it will not assume liability for the representations and warranties of the Sub-Servicer, if any, that it replaces.

     Section 3.07 "DUE ON SALE" CLAUSES; ASSUMPTION AGREEMENTS.

     (a) Except as otherwise provided in this Section, when any property subject to a Mortgage has been conveyed by the Mortgagor, the Master Servicer shall, to the extent that it has knowledge of such conveyance, enforce any due-on-sale clause contained in the related Mortgage Note or Mortgage, to the extent permitted under applicable law and governmental regulations, but only to the extent that such enforcement will not adversely affect or jeopardize coverage under any required Primary Mortgage Insurance Policy. Notwithstanding the foregoing, the Master Servicer is not required to exercise such rights with respect to a Mortgage Loan if the Person to whom the related Mortgaged Property has been conveyed or is proposed to be conveyed satisfies the terms and conditions contained in the Mortgage Note and Mortgage related thereto and the consent of the mortgagee under such Mortgage Note or Mortgage is not otherwise so required under such Mortgage Note or Mortgage as a condition to such transfer. In the event that the Master Servicer is prohibited by law from enforcing any such due-on-sale clause, or if coverage under any required Insurance Policy would be adversely affected, or if nonenforcement is otherwise permitted hereunder, the Master Servicer is authorized, subject to Section 3.07(b), to take or enter into an assumption and modification agreement from or with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, unless prohibited by applicable state law, the Mortgagor remains liable thereon, provided that the Mortgage Loan shall continue to be covered (if so covered before the Master Servicer enters such agreement) by the applicable required Insurance Policies. The Master Servicer, subject to Section 3.07(b), is also authorized with the prior approval of the insurers under any required Insurance Policies to enter into a substitution of liability agreement with such Person, pursuant to which the original Mortgagor is released from liability and such Person is substituted as Mortgagor and becomes liable under the Mortgage Note. Notwithstanding the foregoing, the Master Servicer shall not be deemed to be in default under this Section by reason of any transfer or assumption which the Master Servicer reasonably believes it is restricted by law from preventing, for any reason whatsoever.

     (b) Subject to the Master Servicer's duty to enforce any due-on-sale clause to the extent set forth in Section 3.07(a) hereof, in any case in which a Mortgaged Property has been conveyed to a Person by a Mortgagor, and such Person is to enter into an assumption agreement or modification agreement or supplement to the Mortgage Note or Mortgage that requires the signature of the Trustee, or if an instrument of release signed by the Trustee is required releasing the Mortgagor from liability on the Mortgage Loan, the Master Servicer shall prepare and deliver or cause to be prepared and delivered to the Trustee for signature and shall direct, in writing, the Trustee to execute the assumption agreement with the Person to whom the Mortgaged Property is to be conveyed and such modification agreement or supplement to the Mortgage Note or Mortgage or other instruments as are reasonable or necessary to carry out the terms of the Mortgage Note or Mortgage or otherwise to comply with any applicable laws regarding assumptions or the transfer of the Mortgaged Property to such Person. In connection with any such assumption, no material term of the Mortgage Note may be changed. In addition, the substitute Mortgagor and the Mortgaged Property must be acceptable to the Master Servicer in accordance with its underwriting standards as then in effect. Together with each such substitution, assumption or other agreement or instrument delivered to the Trustee for execution by it, the Master Servicer shall deliver an Officer's Certificate signed by a Servicing Officer stating that the requirements of this subsection have been met in connection therewith. The Master Servicer shall notify the Trustee that any such substitution or assumption agreement has been completed by forwarding to the Trustee the original of such substitution or assumption agreement, which in the case of the original shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. Any fee collected by the Master Servicer for entering into an assumption or substitution of liability agreement will be retained by the Master Servicer as additional servicing compensation.

     Section 3.08 RELEASE OF MORTGAGE FILES. (a) Upon payment in full of any Mortgage Loan or the receipt by the Master Servicer or any Sub-Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer or the related Sub- Servicer will immediately notify the Trustee by delivering two copies (one of which will be returned to the Master Servicer with the Mortgage File) of a certification signed by a Servicing Officer in the Form of Exhibit D, or in a mutually agreeable electronic format which will, in lieu of a signature on its face, originate from a Servicing Officer (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Certificate Account have been or will be so deposited), and shall request delivery to the Master Servicer or a Servicer, as the case may be, of the Mortgage File. Upon receipt of such

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



certification and request, the Trustee shall promptly, but in no event later than five Business Days, release the related Mortgage File to the Master Servicer or a Servicer and execute and deliver to the Master Servicer, without recourse, the request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the Security Instrument (furnished by the Master Servicer), together with the Mortgage Note with written evidence of cancellation thereon. The Master Servicer is authorized to cause the removal from the registration on the MERS(R) System of such Mortgage, if applicable, and to execute and deliver, on behalf of the Trustee and the Certificateholders or any of them, any and all instruments of satisfaction or cancellation or of partial or full release. The Master Servicer is authorized to cause the removal from the registration on the MERS System of such Mortgage and to execute and deliver, on behalf of the Trustee and the Certificateholders or any of them, any and all instruments of satisfaction or cancellation or of partial or full release. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Certificate Account.

     (b) From time to time as is appropriate for the servicing or foreclosure of any Mortgage Loan or collection under a Required Insurance Policy, the Master Servicer shall deliver to the Trustee two copies (one of which will be returned to the Master Servicer with the Mortgage File) of a Request for Release signed by a Servicing Officer on behalf of the Master Servicer in substantially the form attached as Exhibit D hereto, or in a mutually agreeable electronic format which will, in lieu of a signature on its face, originate from a Servicing Officer. Upon receipt of the Request for Release, the Trustee shall deliver the Mortgage File to the Master Servicer or Sub-Servicer, as the case may be.

     (c) The Master Servicer shall cause each Mortgage File or any document therein released pursuant to Subsection 3.08(b) to be returned to the Trustee when the need therefor no longer exists, unless the related Mortgage Loan has become a Liquidated Mortgage Loan and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Certificate Account or such Mortgage File is being used to pursue foreclosure or other legal proceedings. Prior to return of a Mortgage File or any document to the Trustee, the Master Servicer, the related Insurer or Sub- Servicer to whom such file or document was delivered shall retain such file or document in its respective control unless the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, to initiate or pursue legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Trustee a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. If a related Mortgage Loan becomes a Liquidated Mortgage Loan, the Master Servicer shall deliver the Request for Release with respect thereto to the Trustee upon deposit of the related Liquidation Proceeds in the Certificate Account.

     (d) The Trustee shall execute and deliver to the Master Servicer and the Master Servicer shall forward to the related Sub-Servicer any court pleadings, requests for trustee's sale or other documents necessary or desirable to (i) the foreclosure or trustee's sale with respect to a Mortgaged Property; (ii) any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Security Instrument; (iii) obtain a deficiency judgment against the Mortgagor; or (iv) enforce any other rights or remedies provided by the Mortgage Note or Security Instrument or otherwise available at law or equity. Together with such documents or pleadings the Master Servicer or related

Servicer shall deliver to the Trustee a certificate of a Servicing Officer in which it requests the Trustee to execute the pleadings or documents. The certificate shall certify and explain the reasons for which the pleadings or documents are required. It shall further certify that the Trustee's execution and delivery of the pleadings or documents will not invalidate any insurance coverage under the Required Insurance Policies or invalidate or otherwise affect the lien of the Security Instrument, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

     Section 3.09 DOCUMENTS, RECORDS AND FUNDS IN POSSESSION OF MASTER SERVICER TO BE HELD FOR TRUSTEE. (a) The Master Servicer shall transmit and each Sub-Servicer (to the extent required by the related Sub-Servicing Agreement) shall transmit to the Trustee such documents and instruments coming into the possession of the Master Servicer or such Sub-Servicer from time to time as are required by the terms hereof, or in the case of the Sub-Servicers, the applicable Sub- Servicing Agreement, to be delivered to the Trustee. Any funds received by the Master Servicer or by a Sub-Servicer in respect of any Mortgage Loan or which otherwise are collected by the Master Servicer or by a Sub-Servicer as Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan shall be held for the benefit of the Trustee and the Certificateholders subject to the Master Servicer's right to retain or withdraw from the Protected Account the Master Servicing Fee and other amounts provided in this Agreement. The Master Servicer shall, (to the extent provided in the applicable Sub-Servicing Agreement) cause each Sub-Servicer to, provide access to information and documentation regarding the Mortgage Loans to the Trustee, its agents and accountants at any time upon reasonable request and during normal business hours, and to Certificateholders that are savings and loan associations, banks or insurance companies, the Office of Thrift Supervision, the FDIC and the supervisory agents and examiners of such Office and Corporation or examiners of any other federal or state banking or insurance regulatory authority if so required by applicable regulations of the Office of Thrift Supervision or other regulatory authority, such access to be afforded without charge but only upon reasonable request in writing and during normal business hours at the offices of the Master Servicer designated by it. In fulfilling such a request the Master Servicer shall not be responsible for determining the sufficiency of such information.

     (b) All Mortgage Files and funds collected or held by, or under the control of, the Master Servicer, in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds or Insurance Proceeds, shall be held by the Master Servicer for and on behalf of the Trustee and the Certificateholders and shall be and remain the sole and exclusive property of the Trustee; PROVIDED, HOWEVER, that the Master Servicer and each Sub- Servicer shall be entitled to setoff against, and deduct from, any such funds any amounts that are properly due and payable to the Master Servicer or such Sub-Servicer under this Agreement or the applicable Sub-Servicing Agreement.

     Section 3.10 [RESERVED].

     Section 3.11 STANDARD HAZARD AND FLOOD INSURANCE POLICIES. (a) The Master Servicer shall cause to be maintained for each Mortgage Loan fire and hazard insurance with extended coverage as is customary in the area where the Mortgaged Property is located in an amount which is equal to the lesser of (i) the maximum insurable value of the improvements securing such Mortgage Loan or

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(ii) the greater of (a) the outstanding principal balance of the Mortgage Loan, and (b) the percentage such that the proceeds thereof shall be sufficient to prevent the Mortgagor and/or the Mortgagee from becoming a co-insurer. If the Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as being a special flood hazard area that has federally-mandated flood insurance requirements, the Master Servicer will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (i) the outstanding principal balance of the Mortgage Loan, (ii) the maximum insurable value of the improvements securing such Mortgage Loan or
(iii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended. The Master Servicer shall also maintain on the REO Property, fire and hazard insurance with extended coverage in an amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, liability insurance and, to the extent required and available under the Flood Disaster Protection Act of 1973, as amended, flood insurance in an amount as provided above. Any amounts collected by the Master Servicer under any such policies other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or REO Property, or released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures, shall be deposited in the Certificate Account, subject to withdrawal pursuant to Section
4.03. It is understood and agreed that no other additional insurance need be required by the Master Servicer or the Mortgagor or maintained on property acquired in respect of the Mortgage Loans, other than pursuant to the Fannie Mae Guide or such applicable state or federal laws and regulations as shall at any time be in force and as shall require such additional insurance. All such policies shall be endorsed with standard mortgagee clauses with loss payable to the Master Servicer and its successors and/or assigns and shall provide for at least thirty days prior written notice of any cancellation, reduction in the amount or material change in coverage to the Master Servicer. The Master Servicer shall not interfere with the Mortgagor's freedom of choice in selecting either his insurance carrier or agent, provided, however, that the Master Servicer shall not accept any such insurance policies from insurance companies unless such companies currently reflect a General Policy Rating in Best's Key Rating Guide currently acceptable to Fannie Mae and are licensed to do business in the state wherein the property subject to the policy is located.

     (b) In the event that the Master Servicer shall obtain and maintain a blanket policy insuring against hazard losses on all of the related Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first sentence of this Section, it being understood and agreed that such policy may contain a deductible clause on terms substantially equivalent to those commercially available and maintained by comparable servicers. If such policy contains a deductible clause, the Master Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with the first sentence of this Section, and there shall have been a loss that would have been covered by such policy, deposit in the Certificate Account the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as Master Servicer of the Mortgage Loans, the Master Servicer agrees to present, on behalf of itself, the Seller, and the Trustee for the benefit of the Certificateholders, claims under any such blanket policy.

     (c) Pursuant to Section 4.01, any amounts collected by the Master Servicer, or by any Sub-Servicer, under any insurance policies (other than amounts to be applied to the restoration or

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



repair of the property subject to the related Mortgage or released to the Mortgagor in accordance with the applicable Sub-Servicing Agreement) shall be deposited into the Protected Account, subject to withdrawal pursuant to Sections
4.02 and 4.03. Any cost incurred by the Master Servicer or any Sub-Servicer in maintaining any such insurance if the Mortgagor defaults in its obligation to do so shall be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit; PROVIDED, HOWEVER, that the addition of any such cost shall not be taken into account for purposes of calculating the distributions to be made to Certificateholders and shall be recoverable by the Master Servicer or such Sub-Servicer pursuant to Sections 4.02 and 4.03.

     Section 3.12 PRESENTMENT OF CLAIMS AND COLLECTION OF PROCEEDS. The Master Servicer shall (to the extent provided in the applicable Sub-Servicing Agreement) cause the related Sub-Servicer to, prepare and present on behalf of the Trustee and the Certificateholders all claims under the Insurance Policies and claims for FHA contracts of insurance with respect to the Mortgage Loans, and take such actions (including the negotiation, settlement, compromise or enforcement of the insured's claim) as shall be necessary to realize recovery under such policies. Any proceeds disbursed to the Master Servicer (or disbursed to a Sub-Servicer and remitted to the Master Servicer) in respect of such policies, bonds or contracts shall be promptly deposited in the Protected Account upon receipt, except that any amounts realized that are to be applied to the repair or restoration of the related Mortgaged Property as a condition precedent to the presentation of claims on the related Mortgage Loan to the insurer under any applicable Insurance Policy need not be so deposited (or remitted).

     Section 3.13 MAINTENANCE OF THE PRIMARY MORTGAGE INSURANCE POLICIES. (a) The Master Servicer shall not take, or permit any Sub-Servicer (to the extent such action is prohibited under the applicable Sub-Servicing Agreement) to take, any action that would result in noncoverage under any applicable Primary Mortgage Insurance Policy of any loss which, but for the actions of such Master Servicer or Sub-Servicer, would have been covered thereunder. The Master Servicer shall use its best reasonable efforts to cause each Sub-Servicer (to the extent required under the related Sub- Servicing Agreement) to keep in force and effect (to the extent that the Mortgage Loan requires the Mortgagor to maintain such insurance), primary mortgage insurance applicable to each Mortgage Loan in accordance with the provisions of this Agreement and the related Sub-Servicing Agreement, as applicable. The Master Servicer shall not, and shall not permit any Sub-Servicer (to the extent required under the related Sub-Servicing Agreement) to, cancel or refuse to renew any such Primary Mortgage Insurance Policy that is in effect at the date of the initial issuance of the Mortgage Note and is required to be kept in force hereunder except in accordance with the provisions of this Agreement and the related Sub-Servicing Agreement, as applicable. The Master Servicer will follow Fannie Mae guidelines with respect to the waiver of primary mortgage insurance.

     (b) The Master Servicer agrees to present, or to cause each Sub-Servicer (to the extent required under the related Sub-Servicing Agreement) to present, on behalf of the Trustee and the Certificateholders, claims to the insurer under any Primary Mortgage Insurance Policies and, in this regard, to take such reasonable action as shall be necessary to permit recovery under any Primary Mortgage Insurance Policies respecting defaulted Mortgage Loans. Pursuant to
Section 4.01, any amounts collected by the Master Servicer or any Sub-Servicer under any Primary Mortgage Insurance Policies shall be deposited in the Protected Account, subject to withdrawal pursuant to Sections 4.02 and 4.03.

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




     Section 3.14 TRUSTEE TO RETAIN POSSESSION OF DOCUMENTS. Until all amounts distributable in respect of the Certificates have been distributed in full and the Master Servicer otherwise has fulfilled its obligations under this Agreement, the Trustee shall also retain possession and custody of each Mortgage File in accordance with and subject to the terms and conditions of this Agreement. The Master Servicer shall promptly deliver or cause to be delivered to the Trustee, such other documents or instruments that constitute portions of the Mortgage File that come into the possession of the Master Servicer from time to time.

     Section 3.15 REALIZATION UPON DEFAULTED MORTGAGE LOANS. With respect to any REO Property, the deed or certificate of sale shall be taken in the name of the Trustee for the benefit of the Certificateholders, or its nominee, on behalf of the Certificateholders. The Trustee's name shall be placed on the title to such REO Property solely as the Trustee hereunder and not in its individual capacity. The Master Servicer shall ensure that the title to such REO Property references this Agreement and the Trustee's capacity thereunder.

     The Master Servicer shall use reasonable efforts to foreclose upon or otherwise comparably convert the ownership of properties securing such of the related Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such foreclosure or other conversion, the Master Servicer shall follow such practices and procedures as it shall deem necessary or advisable and as shall be normal and usual in its general mortgage servicing activities and meet the requirements of the insurer under any required Insurance Policy; provided, however, that the Master Servicer shall not be required to expend its own funds in connection with any foreclosure or towards the restoration of any property unless it shall determine (i) that such restoration and/or foreclosure will increase the proceeds of liquidation of the Mortgage Loan after reimbursement to itself of such expenses and (ii) that such expenses will be recoverable to it through Liquidation Proceeds (respecting which it shall have priority for purposes of withdrawals from the related Protected Account). The Master Servicer shall be responsible for all other costs and expenses incurred by it in any such proceedings; provided, however, that it shall be entitled to reimbursement thereof from the liquidation proceeds with respect to the related Mortgaged Property, as provided in the definition of Liquidation Proceeds. If the Master Servicer has knowledge that a Mortgaged Property which the Master Servicer is contemplating acquiring in foreclosure or by deed in lieu of foreclosure is located within a one (1) mile radius of any site listed in the Expenditure Plan for the Hazardous Substance Clean Up Bond Act of 1984 or other site with environmental or hazardous waste risks known to the Master Servicer, the Master Servicer will, prior to acquiring the Mortgaged Property, consider such risks and only take action in accordance with its established environmental review procedures.

     The Master Servicer shall, either itself or through an agent selected by the Master Servicer, and in accordance with the Fannie Mae guidelines, manage, conserve, protect and operate each REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. Each disposition of REO Property shall be carried out by the Master Servicer at such price and upon such terms and conditions as the Master Servicer deems to be in the best interest of the Certificateholders. Each Disposition of REO Property shall be carried out by the Master Servicer at such price and upon such terms and conditions as the Master Servicer deems to be in the best interest of the Owner. The proceeds from the sale of the REO Property shall be promptly deposited in the related Protected Account. As soon as practical thereafter, the expenses of such sale shall be paid and the Master Servicer shall reimburse itself for any related Servicing Advances, or Monthly Advances made pursuant to Section 6.05. The Master Servicer shall cause each REO Property to be inspected promptly upon the acquisition of title thereto and shall cause each REO Property to be inspected at least monthly thereafter or more frequently as may be required by the circumstances. The Master Servicer shall make or cause the inspector to make a written report of each such inspection.

     The Master Servicer shall prepare for and deliver to the Trustee a statement with respect to each related REO Property that has been rented showing the aggregate rental income received and all expenses incurred in connection with the management and maintenance of such REO Property at such times as is necessary to enable the Trustee to comply with the reporting requirements of the REMIC Provisions. The net monthly rental income, if any, from such REO Property shall be deposited in the related Protected Account no later than the close of business on each Determination Date. The Master Servicer shall perform the tax reporting and withholding required by Sections 1445 and 6050J of the Code with respect to foreclosures and abandonments, the tax reporting required by Section 6050H of the Code with respect to the receipt of mortgage interest from individuals and any tax reporting required by Section 6050P of the Code with respect to the cancellation of indebtedness by certain financial entities, by preparing such tax and information returns as may be required, in the form required, and filing the same.

     In the event that the Trust Fund acquires any Mortgaged Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the Master Servicer shall dispose of such Mortgaged Property prior to three (3) years after its acquisition by the Trust Fund unless the Trustee shall have been supplied with an Opinion of Counsel to the effect that the holding by the Trust Fund of such Mortgaged Property subsequent to such three-year period will not result in the imposition of taxes on "prohibited transactions" of any REMIC hereunder as defined in section 860F of the Code or cause any REMIC hereunder to fail to qualify as a REMIC at any time that any Certificates are outstanding, in which case the Trust Fund may continue to hold such Mortgaged Property (subject to any conditions contained in such Opinion of Counsel). Notwithstanding any other provision of this Agreement, no Mortgaged Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the Trust Fund in such a manner or pursuant to any terms that would (i) cause such Mortgaged Property to fail to qualify as "foreclosure property" within the meaning of section 860G(a)(8) of the Code or (ii) subject any REMIC hereunder to the imposition of any federal, state or local income taxes on the income earned from such Mortgaged Property under Section 860G(c) of the Code or otherwise, unless the Master Servicer has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes.

     In the event of default on a Mortgage Loan one or more obligors of which are not United States Persons, as that term is defined in Section 7701(a)(30) of the Code, in connection with any foreclosure or acquisition of a deed in lieu of foreclosure (together, "foreclosure") in respect of such Mortgage Loan, the Master Servicer will cause compliance with the provisions of Treasury Regulation
Section 1.1445-2(d)(3) (or any successor thereto) necessary to assure that no withholding

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



tax obligation arises with respect to the proceeds of such foreclosure except to the extent, if any, that proceeds of such foreclosure are required to be remitted to the obligors on such Mortgage Loan.

     The decision of the Master Servicer to foreclose on a defaulted Mortgage Loan shall be subject to a determination by the Master Servicer that the proceeds of such foreclosure would exceed the costs and expenses of bringing such a proceeding. The income earned from the management of any REO Properties, net of reimbursement to the Master Servicer for expenses incurred (including any property or other taxes) in connection with such management and net of applicable unreimbursed Servicing Fees, Monthly Advances and Servicing Advances, shall be applied to the payment of principal of and interest on the related defaulted Mortgage Loans (with interest accruing as though such Mortgage Loans were still current) and all such income shall be deemed, for all purposes in this Agreement, to be payments on account of principal and interest on the related Mortgage Notes and shall be deposited into the related Protected Account. To the extent the net income received during any calendar month is in excess of the amount attributable to amortizing principal and accrued interest at the related Mortgage Rate on the related Mortgage Loan for such calendar month, such excess shall be considered to be a partial prepayment of principal Partial Principal Prepayment of the related Mortgage Loan.

     The proceeds from any liquidation of a Mortgage Loan, as well as any income from an REO Property, will be applied in the following order of priority: first, to reimburse the Master Servicer for any related unreimbursed Servicing Advances and Servicing Fees; second, to reimburse the Master Servicer for any unreimbursed Monthly Advances; third, to accrued and unpaid interest (to the extent no Monthly Advance has been made for such amount or any such Monthly Advance has been reimbursed) on the Mortgage Loan or related REO Property, at the Net Rate to the Due Date occurring in the month in which such amounts are required to be distributed; and fourth, as a recovery of principal of the Mortgage Loan.

     Section 3.16 COMPENSATION TO THE MASTER SERVICER. The Master Servicer shall be entitled either (a) to pay itself the Master Servicing Fee, as reduced pursuant to Section 6.06, in respect of remittances from the Sub-Servicers prior to the deposit of such payment in the Protected Account or (b) to withdraw from the Protected Account, subject to Section 4.02, the Master Servicing Fee, in each case from amounts on deposit in the Certificate Account as described below. Servicing compensation in the form of assumption fees, if any, late payment charges, as collected, if any, or otherwise, shall be retained by the Master Servicer (or the applicable Sub-Servicer) and shall not be deposited in the Protected Account. In addition, the Master Servicer will be entitled to retain, as additional compensation, any interest remitted by a Servicer in connection with a Principal Prepayment in Full or otherwise in excess of amounts required to be remitted to the Certificate Account. If the Master Servicer does not retain or withdraw the Master Servicing Fee from the Protected Account as provided herein, the Master Servicer shall be entitled to direct the Trustee to pay the Master Servicing Fee to the Master Servicer by withdrawal from the Certificate Account to the extent that payments have been received with respect to the applicable Mortgage Loan. The Master Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder and shall not be entitled to reimbursement therefor except as provided in this Agreement. Pursuant to Article IV all income and gain realized from any investment of funds in the Protected Account and the Certificate Account shall be for the benefit of the Master Servicer as additional compensation.

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




     The amount of the aggregate Master Servicing Fees payable to the Master Servicer in respect of any Distribution Date shall be reduced in accordance with
Section 6.06.

     Section 3.17 [RESERVED].

     Section 3.18 ANNUAL OFFICER'S CERTIFICATE AS TO COMPLIANCE. (a) The Master Servicer shall deliver to the Trustee and the Rating Agencies on or before May 31 of each year, commencing on May 31, 2001, an Officer's Certificate, certifying that with respect to the period ending December 31 of the prior year:
(i) such Servicing Officer has reviewed the activities of such Master Servicer during the preceding calendar year or portion thereof and its performance under this Agreement, (ii) to the best of such Servicing Officer's knowledge, based on such review, such Master Servicer has performed and fulfilled its duties, responsibilities and obligations under this Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such Servicing Officer and the nature and status thereof, (iii) nothing has come to the attention of such Servicing Officer to lead such Servicing Officer to believe that any Sub-Servicer has failed to perform any of its duties, responsibilities and obligations under its Servicing Agreement in all material respects throughout such year, or, if there has been a material default in the performance or fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such Servicing Officer and the nature and status thereof.

          (b) Copies of such statements shall be provided to any Certificateholder upon request, by the Master Servicer or by the Trustee at the Master Servicer's expense if the Master Servicer failed to provide such copies (unless (i) the Master Servicer shall have failed to provide the Trustee with such statement or (ii) the Trustee shall be unaware of the Master Servicer's failure to provide such statement).

     Section 3.19 ANNUAL INDEPENDENT ACCOUNTANTS' SERVICING REPORT. If the Master Servicer has, during the course of any fiscal year, directly serviced any of the Mortgage Loans, then the Master Servicer, and if the Master Servicer did not directly service such Mortgage Loans, the Master Servicer shall cause the related Sub-Servicer, at their expense shall cause a nationally recognized firm of independent certified public accountants to furnish a statement to the Trustee, the Rating Agencies and the Seller on or before May 31 of each year, commencing on May 31, 2001 to the effect that, with respect to the most recently ended fiscal year, such firm has examined certain records and documents relating to the Master Servicer's performance of its servicing obligations under this Agreement and pooling and servicing and trust agreements in material respects similar to this Agreement and to each other and that, on the basis of such examination conducted substantially in compliance with the audit program for mortgages serviced for Freddie Mac or the Uniform Single Attestation Program for Mortgage Bankers, such firm is of the opinion that the Master Servicer's activities have been conducted in compliance with this Agreement, or that such examination has disclosed no material items of noncompliance except for (i) such exceptions as such firm believes to be immaterial, (ii) such other exceptions as are set forth in such statement and (iii) such exceptions that the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages Serviced by Freddie Mac requires it to report. Copies of such statements shall be provided to any Certificateholder upon request by the Master Servicer, or by the Trustee at

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



the expense of the Master Servicer if the Master Servicer shall fail to provide such copies. If such report discloses exceptions that are material, the Master Servicer shall advise the Trustee whether such exceptions have been or are susceptible of cure, and will take prompt action to do so.


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



                                   ARTICLE IV

                                    Accounts

     Section 4.01. PROTECTED ACCOUNTS. (a) The Master Servicer shall establish and maintain a Protected Account and shall enforce the obligation of each Sub-Servicer to establish and maintain a separate servicing account in accordance with the applicable Sub-Servicing Agreement complying with the requirements set forth in this Section 4.01, with records to be kept with respect thereto on a Mortgage Loan by Mortgage Loan basis, into which accounts shall be deposited within 2 days of receipt all collections of principal and interest on any Mortgage Loan and with respect to any REO Property received by the Master Servicer, or a Servicer, including Principal Prepayments, Insurance Proceeds, Liquidation Proceeds, and advances made from the Sub-Servicer's own funds (less servicing compensation as permitted by Section 3.16, in the case of the Master Servicer, and by the applicable Sub-Servicing Agreement in the case of any Sub-Servicer) and all other amounts to be deposited in the related Protected Account. The Master Servicer is hereby authorized to make withdrawals from and deposits to the related Protected Account for purposes required or permitted by this Agreement. All Protected Accounts shall be held in a Designated Depository Institution and segregated on the books of such institution or a Rating Agency Eligible Account in the name of the Trustee for the benefit of Certificateholders.

     Amounts on deposit in a Protected Account may not be commingled with any other funds. Amounts on deposit in a Protected Account may be invested in Permitted Investments in the name of the Trustee for the benefit of Certificateholders, such Permitted Investments to mature, or to be subject to redemption or withdrawal, no later than the date on which such funds are required to be withdrawn for deposit into the Certificate Account, and shall be held until required for such deposit. The income earned from Permitted Investments made pursuant to this Section 4.01 shall be paid to the Master Servicer as additional compensation as provided in Section 3.16 of this Agreement or by the related Sub-Servicer under the applicable Sub-Servicing Agreement, and the risk of loss of moneys required to be distributed to the Certificateholders resulting from such investments shall be borne by and be the risk of the Master Servicer or the related Sub-Servicer. The Master Servicer shall itself, or shall cause the related Sub-Servicer (to the extent provided in the Sub-Servicing Agreement) to, deposit the amount of any such loss in the related Protected Account within two Business Days of receipt of notification of such loss but not later than the second Business Day prior to the Distribution Date on which the moneys so invested are required to be distributed to the Certificateholders.

     (b) Subject to this Article IV, on or before each Funds Transfer Date, the Master Servicer shall withdraw from the Protected Accounts and shall immediately deposit in the Certificate Account amounts representing the following collections and payments (other than with respect to principal of or interest on the Mortgage Loans due on or before the Cut-off Date):

          (i) Scheduled Payments on the Mortgage Loans received or any related portion thereof advanced by the Master Servicer or Sub-Servicers which were due on or before the related Due Date, net of the amount thereof comprising the Master Servicing Fee;

          (ii) Full Principal Prepayments and any Liquidation Proceeds received by the Master Servicer or related Sub-Servicers with respect to such Mortgage Loans in the related Prepayment Period, with interest to the date of prepayment or liquidation, net of the amount thereof comprising the Master Servicing Fee; and

          (iii) Partial prepayments of principal received by the Master Servicer or related Sub-Servicers for such Mortgage Loans in the related Prepayment Period.

     (c) Withdrawals may be made from a Protected Account only to make remittances as provided in Subsections 4.01(b) or 4.03(c); to reimburse the Master Servicer or a Sub-Servicer for Monthly Advances which have been recovered by subsequent collection from the related Mortgagor; to remove amounts deposited in error; to remove fees, charges or other such amounts deposited on a temporary basis; to withdraw investment earnings on amounts in the Protected Account as described in Section 3.16; or to clear and terminate the account at the termination of this Agreement in accordance with Section 10.01. As provided in
Section 4.02(b) certain amounts otherwise due to the Master Servicer and the Sub-Servicers may be retained by them and need not be deposited in the Certificate Account.

     (d) The Master Servicer shall promptly deliver to the Trustee, upon request, a statement from the institution at which each Protected Account is maintained showing deposits and withdrawals during the prior month.

     Section 4.02. CERTIFICATE ACCOUNT. (a) The Trustee shall establish and maintain in the name of the Trustee, for the benefit of the Certificateholders, the Certificate Account as a segregated trust account or accounts. The Trustee will deposit in the Certificate Account, as received, the following amounts:

          (i) Any amounts withdrawn from a Protected Account pursuant to Subsection 4.01(b);

          (ii) Any Monthly Advance and any Compensating Interest Payments;

          (iii) Any Insurance Proceeds or Liquidation Proceeds received by the Master Servicer which were not deposited in a Protected Account;

          (iv) The Repurchase Price with respect to any Mortgage Loans purchased by EMC or GreenPoint pursuant to Sections 2.02 or 2.03, any amounts which are to be treated pursuant to Section 2.05 as the payment of such a Repurchase Price, and all proceeds of any Mortgage Loans or property acquired with respect thereto repurchased by the Seller or its designee pursuant to Section 10.01; and

          (v) Any other amounts received by the Master Servicer or the Trustee and required to be deposited in the Certificate Account pursuant to this Agreement.

     (b) All amounts deposited to the Certificate Account shall be held by the Trustee in the name of the Trustee in trust for the benefit of the Certificateholders in accordance with the terms and provisions of this Agreement, subject to the right of the Master Servicer to require the Trustee to make withdrawals therefrom as provided herein. The foregoing requirements for crediting the Certificate Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of (i) prepayment or late payment charges or assumption, tax service, statement account or payoff, substitution, satisfaction, release and other like fees and charges and (ii) the items enumerated in Subsections 4.03(a)(i), (ii), (iii), (iv), (vi), (vii), (ix) and
(xiv) need not be credited by the Master Servicer or the related Sub-Servicer to the Certificate Account and may be retained by the Master Servicer or the related Sub-Servicer as servicing compensation. In the event that the Master Servicer shall deposit or cause to be deposited to the Certificate Account any amount not required to be credited thereto, the Trustee, upon receipt of a written request therefor signed by a Servicing Officer of the Master Servicer, shall promptly transfer such amount to the Master Servicer any provision herein to the contrary notwithstanding.

     (c) The Certificate Account shall constitute a trust account of the Trust Fund segregated on the books of the Trustee and held by the Trustee in trust in its Corporate Trust Office and the Certificate Account and the funds deposited therein shall not be subject to, and shall be protected from, all claims, liens, and encumbrances of any creditors or depositors of the Trustee or the Master Servicer (whether made directly, or indirectly through a liquidator or receiver of the Trustee or the Master Servicer). The amount at any time credited to the Certificate Account shall be (i) fully insured by the FDIC, BIF or SAIF to the maximum coverage provided thereby, (ii) invested, in the name of the Trustee, or its nominee, for the benefit of the Certificateholders, in Permitted Investments, or (iii) from the maturity of any Permitted Investment on the Business Day prior to a Distribution Date through the distribution of such funds on such Distribution Date or at such other time and in such amount as, in the judgment of the Trustee, cannot reasonably be invested in accordance with items
(i) or (ii) of this sentence, held by the Trustee uninvested in such Certificate Account. All Permitted Investments shall be payable on demand or mature or be subject to redemption or withdrawal on or before, and shall be held until, the next succeeding Distribution Date if the obligor for such Permitted Investment is the Trustee or, if such obligor is any other Person, the Business Day preceding such Distribution Date (except that any investment in the institution with which the Certificate Account is maintained may mature on such Distribution
Date). The Trustee shall be entitled to all investment earnings on amounts in the Certificate Account. With respect to the Certificate Account and the funds deposited therein, the Trustee shall take such action as may be necessary to ensure that the Certificateholders shall be entitled to the priorities afforded to such a trust account (in addition to a claim against the estate of the Trustee) as provided by 12 U.S.C. ss. 92a(e), if applicable, or any applicable comparable state statute applicable to state chartered banking corporations.

     Section 4.03. PERMITTED WITHDRAWALS AND TRANSFERS FROM THE CERTIFICATE ACCOUNT. (a) The Trustee will, from time to time on demand of the Master Servicer, make or cause to be made such withdrawals or transfers from the Certificate Account as the Master Servicer has designated for such transfer or withdrawal as specified in a certificate signed by a Servicing Officer (upon which the Trustee may conclusively rely) for the following purposes (limited in the case of amounts due the Master Servicer to those not withdrawn from the Protected Account in accordance with the terms of this Agreement):


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



          (i) to reimburse the Master Servicer or any Sub-Servicer for any Monthly Advance of its own funds or any advance of such Sub-Servicer's own funds, the right of the Master Servicer or a Sub-Servicer to reimbursement pursuant to this subclause (i) being limited to amounts received on a particular Mortgage Loan (including, for this purpose, the Repurchase Price therefor, Insurance Proceeds and Liquidation Proceeds) which represent late payments or recoveries of the principal of or interest on such Mortgage Loan respecting which such Monthly Advance or advance was made;

          (ii) to reimburse the Master Servicer or any Sub-Servicer from Insurance Proceeds or Liquidation Proceeds relating to a particular Mortgage Loan for amounts expended by the Master Servicer or such Sub-Servicer pursuant to Section 3.15 in good faith in connection with the restoration of the related Mortgaged Property which was damaged by an Uninsured Cause or in connection with the liquidation of such Mortgage Loan;

          (iii) to reimburse the Master Servicer or any Sub-Servicer from Insurance Proceeds relating to a particular Mortgage Loan for Insured Expenses incurred with respect to such Mortgage Loan and to reimburse the Master Servicer or such Sub-Servicer from Liquidation Proceeds from a particular Mortgage Loan for Liquidation Expenses incurred with respect to such Mortgage Loan; PROVIDED THAT the Master Servicer shall not be entitled to reimbursement for Liquidation Expenses with respect to a Mortgage Loan to the extent that (i) any amounts with respect to such Mortgage Loan were paid as Excess Liquidation Proceeds pursuant to clause (xi) of this Subsection 4.03(a) to the Master Servicer; and (ii) such Liquidation Expenses were not included in the computation of such Excess Liquidation Proceeds;

          (iv) to pay the Master Servicer or any Sub-Servicer (payment to any Sub-Servicer to be subject to prior payment to the Master Servicer of an amount equal to the Master Servicing Fee), as appropriate, from Liquidation Proceeds or Insurance Proceeds received in connection with the liquidation of any Mortgage Loan, the amount which it or such Sub- Servicer would have been entitled to receive under subclause (ix) of this Subsection 4.03(a) as servicing compensation on account of each defaulted scheduled payment on such Mortgage Loan if paid in a timely manner by the related Mortgagor;

          (v) to pay the Master Servicer or any Sub-Servicer (payment to any Sub-Servicer to be subject to prior payment to the Master Servicer of the portion of the Master Servicing Fee which the Master Servicer is entitled to retain) from the Repurchase Price for any Mortgage Loan, the amount which it or such Sub-Servicer would have been entitled to receive under subclause (ix) of this Subsection 4.03(a) as servicing compensation;

          (vi) to reimburse the Master Servicer or any Sub-Servicer for advances of funds pursuant to Sections 3.15, the right to reimbursement pursuant to this subclause being limited to amounts received on the related Mortgage Loan (including, for this purpose, the Repurchase Price therefor, Insurance Proceeds and Liquidation Proceeds) which represent late recoveries of the payments for which such advances were made;

          (vii) to reimburse the Master Servicer or any Sub-Servicer for any Monthly Advance or advance, after a Realized Loss has been allocated with respect to the related Mortgage Loan if the Monthly Advance or advance has not been reimbursed pursuant to clauses (i) and (vi);

          (viii) to pay the Master Servicer as set forth in Section 3.16;

          (ix) to reimburse the Master Servicer for expenses, costs and liabilities incurred by and reimbursable to it pursuant to Sections 7.04(c) and (d) and 11.03;

          (x) to pay to the Master Servicer, as additional servicing compensation, any Excess Liquidation Proceeds;

          (xi) to clear and terminate the Certificate Account pursuant to
     Section 10.01;

          (xii) to reimburse or pay any Sub-Servicer any such amounts as are due thereto under the applicable Sub-Servicing Agreement and have not been retained by or paid to the Sub-Servicer, to the extent provided in the related Sub-Servicing Agreement;

          (xiii) to remove amounts deposited in error; and

          (xiv) to withdraw investment earnings on amounts in the Certificate Account as described in Section 4.02(c).

     The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of accounting for any reimbursement from the Certificate Account pursuant to subclauses (i) through
(vi), inclusive, and (viii) or with respect to any such amounts which would have been covered by such subclauses had the amounts not been retained by the Master Servicer without being deposited in the Certificate Account under Section 4.02(b).

     (b) On each Distribution Date, the Trustee shall pay the amount distributable to the Holders of the Certificates payable in accordance with
Section 6.01 from the funds in the Certificate Account.

     (c) Notwithstanding the provisions of this Section 4.03, the Master Servicer may, but is not required to, allow the Sub-Servicers to deduct from amounts received by them or from the related Protected Account, prior to deposit in the Certificate Account, any portion to which such Sub- Servicers are entitled as servicing compensation (including income on Permitted Investments) or reimbursement of any reimbursable advances made by such Sub-Servicers.

     (d) On an ongoing basis, the Trustee shall withdraw from the Certificate Account any expenses reimbursable to the Trustee pursuant to Sections 8.01 and 9.05.

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



                                    ARTICLE V

                                  Certificates

     Section 5.01. CERTIFICATES. (a) The Depository, the Seller and the Trustee have entered into a Depository Agreement dated as of January 29, 2001 (the "Depository Agreement"). Except for the Residual Certificates, the Private Certificates and the Individual Certificates and as provided in Subsection 5.01(b), the Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of such Certificates may not be transferred by the Trustee except to a successor to the Depository; (ii) ownership and transfers of registration of such Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (iii) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (iv) the Trustee shall deal with the Depository as representative of such Certificate Owners of the respective Class of Certificates for purposes of exercising the rights of Certificateholders under this Agreement, and requests and directions for and votes of such representative shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and (v) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants.

     The Residual Certificates and the Private Certificates are initially Physical Certificates. If at any time the Holders of all of the Certificates of one or more such Classes request that the Trustee cause such Class to become Global Certificates, the Trustee and the Seller will take such action as may be reasonably required to cause the Depository to accept such Class or Classes for trading if it may legally be so traded.

     All transfers by Certificate Owners of such respective Classes of Book-Entry Certificates and any Global Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owners. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

     (b) If (i)(A) the Seller advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository and (B) the Trustee or the Seller is unable to locate a qualified successor within 30 days or (ii) the Seller at its option advises the Trustee in writing that it elects to terminate the book-entry system through the Depository, the Trustee shall request that the Depository notify all Certificate Owners of the occurrence of any such event and of the availability of definitive, fully registered Certificates to Certificate Owners requesting the same. Upon surrender to the Trustee of the Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Trustee shall issue the definitive Certificates. None of the Master Servicer, the Seller nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions.

     (c) REMIC 1 and REMIC 2 will be evidenced by the Certificates (other than the Class R Certificates) ("REMIC Regular Certificates") which are hereby designated as the "regular interests" in REMIC 1 and REMIC 2 and the Class R-1 Interest which is hereby designated as the single "residual interest" in REMIC 1 and the Class R-2 Interest which is hereby designated as the single "residual interest" in REMIC 2. Any amounts with respect to the Mortgage Loans payable to the Certificates other than the Residual Certificates shall be payable to the REMIC Regular Certificates.

     (d) The Classes of the Certificates and the Components shall have the following designations, initial principal amounts and Pass-Through Rates:


     DESIGNATION        INITIAL PRINCIPAL AMOUNT       PASS-THROUGH RATE
     -----------        ------------------------       -----------------
         A-1              $  94,275,000.00                7.750%(1)
         A-2              $  66,974,000.00                7.625%(1)
         M-1              $  3,422,000.00                 7.070%(1)
         M-2              $  2,994,000.00                 7.520%(1)
           B              $  3,422,000.00                 8.060%(1)
           C                 N/A                            N/A(2)
           R                 N/A                             N/A

-------------

(1) Subject to (i) the Net WAC Cap Rate and (ii) an increase of 0.50% per annum on each Distribution Date after the first possible Optional Termination Date.
(2) A per annum rate equal to the percentage equivalent of a fraction, the numerator of which is (x) the sum of the amounts calculated pursuant to clauses (A) through (G) below, and the denominator of which is (y) the aggregate of the Uncertificated Principal Balances of REMIC 1 Regular Interest LT1A, REMIC 1 Regular Interest LT1B, REMIC 1 Regular Interest LT1C, REMIC 1 Regular Interest LT1D, REMIC 1 Regular Interest LT1E, REMIC 1 Regular Interest LT1F and REMIC 1 Regular Interest LT1G. For purposes of calculating the Pass-Through Rate for the Class C Certificates, the numerator is equal to the sum of the following components:

          (A) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest LT1A minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest LT1A;

          (B) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest LT1B minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest LT1B;

          (C) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest LT1C minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest LT1C;

          (D) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest LT1D minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest LT1D;


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



          (E) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest LT1E minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest LT1E;

          (F) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest LT1F minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest LT1F; and

          (G) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest LT1G minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest LT1G.

     (e) With respect to each Distribution Date, each Class of Certificates shall accrue interest during the related Interest Accrual Period. With respect to each Distribution Date and each such Class of Certificates, interest shall be calculated, on the basis of a 360-day year comprised of twelve 30-day months, based upon the respective Pass-Through Rate set forth, or determined as provided, above and the Current Principal Amount of such Class applicable to such Distribution Date.

     (f) The Certificates shall be substantially in the forms set forth in Exhibits A-1, A-2, A-3, A-4, A-5 and A-6. On original issuance, the Trustee shall sign, countersign and shall deliver them at the direction of the Seller. Pending the preparation of definitive Certificates of any Class, the Trustee may sign and countersign temporary Certificates that are printed, lithographed or typewritten, in authorized denominations for Certificates of such Class, substantially of the tenor of the definitive Certificates in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers or authorized signatories executing such Certificates may determine, as evidenced by their execution of such Certificates. If temporary Certificates are issued, the Seller will cause definitive Certificates to be prepared without unreasonable delay. After the preparation of definitive Certificates, the temporary Certificates shall be exchangeable for definitive Certificates upon surrender of the temporary Certificates at the office of the Trustee, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Certificates, the Trustee shall sign and countersign and deliver in exchange therefor a like aggregate principal amount, in authorized denominations for such Class, of definitive Certificates of the same Class. Until so exchanged, such temporary Certificates shall in all respects be entitled to the same benefits as definitive Certificates.

     (g) Each Class of Book-Entry Certificates will be registered as a single Certificate of such Class held by a nominee of the Depository or the DTC Custodian, and beneficial interests will be held by investors through the book-entry facilities of the Depository in minimum denominations of (i) in the case of the Senior Certificates (other than the Residual Certificates), $1,000 and in each case increments of $1.00 in excess thereof, and (ii) in the case of the Offered Subordinate Certificates, $25,000 and increments of $1.00 in excess thereof, except that one Certificate of each such Class may be issued in a different amount so that the sum of the denominations of all outstanding Certificates of such Class shall equal the Current Principal Amount of such Class on the Closing Date. The Class C Certificates will be issued in minimum denominations of $10,000 Initial Current Principal Amount and integral multiples of $1 in excess thereof, except that one Certificate of each such Class may be issued in a different amount so that the sum of the denominations of all outstanding Certificates of such Class shall equal the Current Principal Amount of such Class on the Closing Date. The Class R Certificates will each be issuable in minimum denominations of any Percentage Interest representing 20.00% and multiples of 0.01% in excess thereof. Each Class of

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



Global Certificates, if any, shall be issued in fully registered form in minimum dollar denominations of $50,000 and integral multiples of $1.00 in excess thereof, except that one Certificate of each Class may be in a different denomination so that the sum of the denominations of all outstanding Certificates of such Class shall equal the Current Principal Amount of such Class on the Closing Date. On the Closing Date, the Trustee shall execute and countersign (i) in the case of each Class of Offered Certificates, the Certificate in the entire Current Principal Amount of the respective Class and
(ii) in the case of each Class of Private Certificates, Individual Certificates all in an aggregate principal amount that shall equal the Current Principal Amount of each such respective Class on the Closing Date. The Certificates referred to in clause (i) and if at any time there are to be Global Certificates, the Global Certificates shall be delivered by the Seller to the Depository or pursuant to the Depository's instructions, shall be delivered by the Seller on behalf of the Depository to and deposited with the DTC Custodian. The Trustee shall sign the Certificates by facsimile or manual signature and countersign them by manual signature on behalf of the Trustee by one or more authorized signatories, each of whom shall be Responsible Officers of the Trustee or its agent. A Certificate bearing the manual and facsimile signatures of individuals who were the authorized signatories of the Trustee or its agent at the time of issuance shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to hold such positions prior to the delivery of such Certificate.

     (h) No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate the manually executed countersignature of the Trustee or its agent, and such countersignature upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly executed and delivered hereunder. All Certificates issued on the Closing Date shall be dated the Closing Date. All Certificates issued thereafter shall be dated the date of their countersignature.

     (i) The Closing Date is hereby designated as the "startup" day of REMIC 1 and REMIC 2 within the meaning of Section 860G(a)(9) of the Code.

     (j) For federal income tax purposes, REMIC 1 and REMIC 2 shall have a tax year that is a calendar year and shall report income on an accrual basis.

     (k) The Trustee on behalf of the Trust shall cause REMIC 1 and REMIC 2 to elect to be treated as a real estate mortgage investment conduit under Section 860D of the Code. Any inconsistencies or ambiguities in this Agreement or in the administration of any Trust established hereby shall be resolved in a manner that preserves the validity of such elections.

     (l) The Assumed Final Distribution Date for distributions is February 25, 2031. The Assumed Final Distribution Date in the case of all Classes of Certificates is the Distribution Date in the month following the latest scheduled maturity of all the Mortgage Loans.

     Section 5.02. REGISTRATION OF TRANSFER AND EXCHANGE OF CERTIFICATES. (a) The Trustee shall maintain at its Corporate Trust Office a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided.

     (b) Subject to Subsection 5.01(a) and, in the case of any Global Certificate or Physical Certificate upon the satisfaction of the conditions set forth below, upon surrender for registration of transfer of any Certificate at any office or agency of the Trustee maintained for such purpose, the Trustee shall sign, countersign and shall deliver, in the name of the designated transferee or transferees, a new Certificate of a like Class and aggregate Fractional Undivided Interest, but bearing a different number.

     (c) By acceptance of an Individual Certificate, whether upon original issuance or subsequent transfer, each holder of such a Certificate acknowledges the restrictions on the transfer of such Certificate set forth in the Securities Legend and agrees that it will transfer such a Certificate only as provided herein. In addition to the provisions of Subsection 5.02(h), the following restrictions shall apply with respect to the transfer and registration of transfer of an Individual Certificate to a transferee that takes delivery in the form of an Individual Certificate:

          (i) The Trustee shall register the transfer of an Individual Certificate if the requested transfer is being made to a transferee who has provided the Trustee with a Rule 144A Certificate or comparable evidence as to its QIB status.

          (ii) The Trustee shall register the transfer of any Individual Certificate if (x) the transferor has advised the Trustee in writing that the Certificate is being transferred to an Institutional Accredited Investor; and (y) prior to the transfer the transferee furnishes to the Trustee an Investment Letter (and the Trustee shall be fully protected in so doing), provided that, if based upon an Opinion of Counsel to the effect that the delivery of (x) and (y) above are not sufficient to confirm that the proposed transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable laws, the Trustee shall as a condition of the registration of any such transfer require the transferor to furnish such other certifications, legal opinions or other information prior to registering the transfer of an Individual Certificate as shall be set forth in such Opinion of Counsel.

     (d) Subject to Subsection 5.02(h), so long as a Global Certificate of such Class is outstanding and is held by or on behalf of the Depository, transfers of beneficial interests in such Global Certificate, or transfers by holders of Individual Certificates of such Class to transferees that take delivery in the form of beneficial interests in the Global Certificate, may be made only in accordance with this Subsection 5.02(d) and in accordance with the rules of the
Depository:

          (i) In the case of a beneficial interest in the Global Certificate being transferred to an Institutional Accredited Investor, such transferee shall be required to take delivery in the form of an Individual Certificate or Certificates and the Trustee shall register such transfer only upon compliance with the provisions of Subsection 5.02(c)(ii).

          (ii) In the case of a beneficial interest in a Class of Global Certificates being transferred to a transferee that takes delivery in the form of an Individual Certificate or Certificates of such Class, except as set forth in clause (i) above, the Trustee shall register such transfer only upon compliance with the provisions of Subsection 5.02(c)(i).

          (iii) In the case of an Individual Certificate of a Class being transferred to a transferee that takes delivery in the form of a beneficial interest in a Global Certificate of such Class, the Trustee shall register such transfer if the transferee has provided the Trustee with a Rule 144A Certificate or comparable evidence as to its QIB status.

          (iv) No restrictions shall apply with respect to the transfer or registration of transfer of a beneficial interest in the Global Certificate of a Class to a transferee that takes delivery in the form of a beneficial interest in the Global Certificate of such Class; provided that each such transferee shall be deemed to have made such representations and warranties contained in the Rule 144A Certificate as are sufficient to establish that it is a QIB.

     (e) Subject to Subsection 5.02(h), an exchange of a beneficial interest in a Global Certificate of a Class for an Individual Certificate or Certificates of such Class, an exchange of an Individual Certificate or Certificates of a Class for a beneficial interest in the Global Certificate of such Class and an exchange of an Individual Certificate or Certificates of a Class for another Individual Certificate or Certificates of such Class (in each case, whether or not such exchange is made in anticipation of subsequent transfer, and, in the case of the Global Certificate of such Class, so long as such Certificate is outstanding and is held by or on behalf of the Depository) may be made only in accordance with this Subsection 5.02(e) and in accordance with the rules of the
Depository:

          (i) A holder of a beneficial interest in a Global Certificate of a Class may at any time exchange such beneficial interest for an Individual Certificate or Certificates of such Class.

          (ii) A holder of an Individual Certificate or Certificates of a Class may exchange such Certificate or Certificates for a beneficial interest in the Global Certificate of such Class if such holder furnishes to the Trustee a Rule 144A Certificate or comparable evidence as to its QIB status.

          (iii) A holder of an Individual Certificate of a Class may exchange such Certificate for an equal aggregate principal amount of Individual Certificates of such Class in different authorized denominations without any certification.

          (f) (i) Upon acceptance for exchange or transfer of an Individual Certificate of a Class for a beneficial interest in a Global Certificate of such Class as provided herein, the Trustee shall cancel such Individual Certificate and shall issue a comparable Global Certificate.

          (ii) Upon acceptance for exchange or transfer of a beneficial interest in a Global Certificate of a Class for an Individual Certificate of such Class as provided herein, the Trustee shall cancel the Global Certificate and issue a comparable Individual Certificate.

     (g) The Securities Legend shall be placed on any Individual Certificate issued in exchange for or upon transfer of another Individual Certificate or of a beneficial interest in a Global Certificate.

     (h) Subject to the restrictions on transfer and exchange set forth in this
Section 5.02, the holder of any Individual Certificate may transfer or exchange the same in whole or in part (in an initial certificate balance equal to the minimum authorized denomination set forth in Section 5.01(h) above or any integral multiple of $1.00 in excess thereof) by surrendering such Certificate at the Corporate Trust Office, or at the office of any transfer agent, together with an executed instrument of assignment and transfer satisfactory in form and substance to the Trustee in the case of transfer and a written request for exchange in the case of exchange. The holder of a beneficial interest in a Global Certificate may, subject to the rules and procedures of the Depository, cause the Depository (or its nominee) to notify the Trustee in writing of a request for transfer or exchange of such beneficial interest for an Individual Certificate or Certificates. Following a proper request for transfer or exchange, the Trustee shall, within five Business Days of such request made at such Corporate Trust Office, sign, countersign and deliver at such Corporate Trust Office, to the transferee (in the case of transfer) or holder (in the case of exchange) or send by first class mail at the risk of the transferee (in the case of transfer) or holder (in the case of exchange) to such address as the transferee or holder, as applicable, may request, an Individual Certificate or Certificates, as the case may require, for a like aggregate Fractional Undivided Interest and in such authorized denomination or denominations as may be requested. The presentation for transfer or exchange of any Individual Certificate shall not be valid unless made at the Corporate Trust Office by the registered holder in person, or by a duly authorized attorney-in-fact.

     (i) At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized denominations of a like Class and aggregate Fractional Undivided Interest, upon surrender of the Certificates to be exchanged at any such office or agency; PROVIDED, HOWEVER, that no Certificate may be exchanged for new Certificates unless the original Fractional Undivided Interest represented by each such new Certificate (i) is at least equal to the minimum authorized denomination or (ii) is acceptable to the Seller as indicated to the Trustee in writing. Whenever any Certificates are so surrendered for exchange, the Trustee shall sign and countersign and the Trustee shall deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

     (j) If the Trustee so requires, every Certificate presented or surrendered for transfer or exchange shall be duly endorsed by, or be accompanied by a written instrument of transfer, with a signature guarantee, in form satisfactory to the Trustee, duly executed by the holder thereof or his or her attorney duly authorized in writing.

     (k) No service charge shall be made for any transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     (l) The Trustee shall cancel all Certificates surrendered for transfer or exchange but shall retain such Certificates in accordance with its standard retention policy or for such further time as is required by the record retention requirements of the Securities Exchange Act of 1934, as amended, and thereafter may destroy such Certificates.

     (m) The following legend shall be placed on each Class of Private Certificates, whether upon original issuance or upon issuance of any other Certificate of any such Class in exchange therefor or upon transfer thereof:

     THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, OR ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, AND/OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, UNLESS THE PROPOSED TRANSFER AND/OR HOLDING OF A CERTIFICATE AND THE SERVICING, MANAGEMENT AND/OR OPERATION OF THE TRUST AND ITS ASSETS:
     (I) WILL NOT RESULT IN ANY PROHIBITED TRANSACTION WHICH IS NOT COVERED UNDER AN INDIVIDUAL OR CLASS PROHIBITED TRANSACTION EXEMPTION, INCLUDING, BUT NOT LIMITED TO, PROHIBITED TRANSACTION EXEMPTION ("PTE") 84-14, PTE 91-38, PTE 90-1, PTE 95-60 OR PTE 96-23 AND (II) WILL NOT GIVE RISE TO ANY ADDITIONAL FIDUCIARY DUTIES ON THE PART OF THE SELLER, THE MASTER SERVICER OR THE TRUSTEE, WHICH WILL BE DEEMED REPRESENTED BY AN OWNER OF A BOOK-ENTRY CERTIFICATE OR A GLOBAL CERTIFICATE AND WILL BE EVIDENCED BY A REPRESENTATION OR AN OPINION OF COUNSEL TO SUCH EFFECT BY OR ON BEHALF OF A HOLDER OF A PRIVATE CERTIFICATE.

     Section 5.03. MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATES. (a) If (i) any mutilated Certificate is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee such security or indemnity as it may require to save it harmless, and (iii) the Trustee has not received notice that such Certificate has been acquired by a third Person, the Trustee shall sign, countersign and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and Fractional Undivided Interest but in each case bearing a different number. The mutilated, destroyed, lost or stolen Certificate shall thereupon be canceled of record by the Trustee and shall be of no further effect and evidence no rights.

     (b) Upon the issuance of any new Certificate under this Section 5.03, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. Any duplicate Certificate issued pursuant to this Section 5.03 shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

     Section 5.04. PERSONS DEEMED OWNERS. Prior to due presentation of a Certificate for registration of transfer, the Seller, the Master Servicer or the Trustee and any agent of the Seller, the Master Servicer or the Trustee may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section
6.01 and for all other purposes whatsoever. None of the Master Servicer, the Seller, the Trustee nor any agent of the Master Servicer, the Seller or the Trustee shall be affected by notice to the contrary. No Certificate shall be deemed duly presented for a transfer effective on any Record Date unless the Certificate to be transferred is presented no later than the close of business on the fifth Business Day preceding such Record Date.


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



     Section 5.05. TRANSFER RESTRICTIONS ON RESIDUAL CERTIFICATES.(a) Residual Certificates, or interests therein, may not be transferred without the prior express written consent of the Tax Matters Person and the Seller obtained by the proposed transferee. As a prerequisite to such consent, the proposed transferee must provide the Tax Matters Person, the Seller and the Trustee with an affidavit that the proposed transferee is a Permitted Transferee as provided in Subsection 5.05(b).

     (b) No transfer, sale or other disposition of a Residual Certificate (including a beneficial interest therein) may be made unless, prior to the transfer, sale or other disposition of a Residual Certificate, the proposed transferee (including the initial purchasers thereof) delivers to the Tax Matters Person, the Trustee and the Seller an affidavit in the form attached hereto as Exhibit E stating, among other things, that as of the date of such transfer (i) such transferee is a Permitted Transferee and that (ii) such transferee is not acquiring such Residual Certificate for the account of any person who is not a Permitted Transferee. The Tax Matters Person shall not consent to a transfer of a Residual Certificate if it has actual knowledge that any statement made in the affidavit issued pursuant to the preceding sentence is not true. Notwithstanding any transfer, sale or other disposition of a Residual Certificate to any Person who is not a Permitted Transferee, such transfer, sale or other disposition shall be deemed to be of no legal force or effect whatsoever and such Person shall not be deemed to be a Holder of a Residual Certificate for any purpose hereunder, including, but not limited to, the receipt of distributions thereon. If any purported transfer shall be in violation of the provisions of this Subsection 5.05(b), then the prior Holder thereof shall, upon discovery that the transfer of such Residual Certificate was not in fact permitted by this Subsection 5.05(b), be restored to all rights as a Holder thereof retroactive to the date of the purported transfer. None of the Trustee, the Tax Matters Person or the Seller shall be under any liability to any Person for any registration or transfer of a Residual Certificate that is not permitted by this Subsection 5.05(b) or for making payments due on such Residual Certificate to the purported Holder thereof or taking any other action with respect to such purported Holder under the provisions of this Agreement so long as the written affidavit referred to above was received with respect to such transfer, and the Tax Matters Person, the Trustee and the Seller, as applicable, had no knowledge that it was untrue. The prior Holder shall be entitled to recover from any purported Holder of a Residual Certificate that was in fact not a permitted transferee under this Subsection 5.05(b) at the time it became a Holder all payments made on such Residual Certificate. Each Holder of a Residual Certificate, by acceptance thereof, shall be deemed for all purposes to have consented to the provisions of this Subsection 5.05(b) and to any amendment of this Agreement deemed necessary (whether as a result of new legislation or otherwise) by counsel of the Tax Matters Person or the Seller to ensure that the Residual Certificates are not transferred to any Person who is not a Permitted Transferee and that any transfer of such Residual Certificates will not cause the imposition of a tax upon the Trust or cause REMIC 1 or REMIC 2 to fail to qualify as a REMIC.

     (c) Unless the Tax Matters Person shall have consented in writing (which consent may be withheld in the Tax Matters Person's sole discretion), the Residual Certificates (including a beneficial interest therein) may not be purchased by or transferred to any person who is not a United States Person.

     (d) By accepting a Residual Certificate, the purchaser thereof agrees to be a Tax Matters Person, and appoints the Trustee to act as its agent with respect to all matters concerning the tax obligations of the Trust, other than those matters regarding transfer restrictions contained in this Section 5.05.

     Section 5.06. RESTRICTIONS ON TRANSFERABILITY OF PRIVATE CERTIFICATES. (a) No offer, sale, transfer or other disposition (including pledge) of a Private Certificate shall be made by any Holder thereof unless registered under the Securities Act, or an exemption from the registration requirements of the Securities Act and any applicable state securities or "Blue Sky" laws is available and the prospective transferee (other than the Seller) of such Certificate signs and delivers to the Trustee an Investment Letter, if the transferee is an Institutional Accredited Investor, in the form set forth as Exhibit F-1 hereto, or a Rule 144A Certificate, if the transferee is a QIB, in the form set forth as Exhibit F-2 hereto. Notwithstanding the provisions of the immediately preceding sentence, no restrictions shall apply with respect to the transfer or registration of transfer of a beneficial interest in a Physical Certificate that is a Global Certificate of a Class to a transferee that takes delivery in the form of a beneficial interest in the Global Certificate of such Class provided that each such transferee shall be deemed to have made such representations and warranties contained in the Rule 144A Certificate as are sufficient to establish that it is a QIB. In the case of a proposed transfer of a Private Certificate to a transferee other than a QIB, the Trustee may require an Opinion of Counsel that such transaction is exempt from the registration requirements of the Securities Act. The cost of such opinion shall not be an expense of the Trustee or the Trust Fund.

     (b) Each Class of Private Certificates shall bear a Securities Legend.

     Section 5.07. ERISA RESTRICTIONS. (a) Subject to the provisions of subsection (b), no Class of Private Certificates may be acquired directly or indirectly by, or on behalf of, an employee benefit plan or other retirement arrangement which is subject to Title I of ERISA and/or Section 4975 of the Code, unless the proposed transferee provides either (i) the Trustee and the Master Servicer with an Opinion of Counsel satisfactory to the Trustee and the Master Servicer, which opinion will not be at the expense of the Trustee or the Master Servicer, that the purchase of such Certificates by or on behalf of such Plan is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Trustee or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement or (ii) a representation or certification, in the Form attached hereto as Exhibit O, to the Trustee (upon which the Trustee is authorized to rely) to the effect that the proposed transfer and/or holding of such a Certificate and the servicing, management and operation of the Trust: (I) will not result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code which is not covered under an individual or class prohibited transaction exemption including but not limited to Department of Labor Prohibited Transaction Exemption ("PTE") 84-14 (Class Exemption for Plan Asset Transactions Determined by Independent Qualified Professional Asset Managers); PTE 91-38 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds); PTE 90-1 (Class Exemption for Certain Transactions Involving Insurance Company Pooled Separate Accounts), PTE 95-60 (Class Exemption for Certain Transactions Involving Insurance Company General Accounts), and PTCE 96-23 (Class Exemption for Plan Asset Transactions Determined by In-House Asset Managers and (II) will not subject the Seller, the Master Servicer or the Trustee to any obligation in addition to those undertaken in the Agreement.


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



     (b) Any Person acquiring an interest in a Global Certificate which is a Private Certificate, by acquisition of such Certificate, shall be deemed to have represented to the Trustee that either: (i) it is not acquiring an interest in such Certificate directly or indirectly by, or on behalf of, an employee benefit plan or other retirement arrangement which is subject to Title I of ERISA and/or
Section 4975 of the Code, or (ii) the transfer and/or holding of an interest in such Certificate to that Person and the subsequent servicing, management and/or operation of the Trust and its assets: (I) will not result in any prohibited transaction which is not covered under an individual or class prohibited transaction exemption, including, but not limited to, PTE 84-14, PTE 91-38, PTE 90-1, PTE 95-60 or PTE 96-23 and (II) will not subject the Seller, the Master Servicer or the Trustee to any obligation in addition to those undertaken in the Agreement.

     (c) Any attempted or purported transfer of any Certificate in violation of the provisions of Subsections (a) or (b) above shall be void AB INITIO and such Certificate shall be considered to have been held continuously by the prior permitted Certificateholder. Any transferor of any Certificate in violation of such provisions, shall indemnify and hold harmless the Trustee from and against any and all liabilities, claims, costs or expenses incurred by the Trustee as a result of such attempted or purported transfer.

     Section 5.08. RULE 144A INFORMATION. For so long as any Private Certificates are outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) of the Securities Act, (1) the Seller will provide or cause to be provided to any holder of such Certificates and any prospective purchaser thereof designated by such a holder, upon the request of such holder or prospective purchaser, the information required to be provided to such holder or prospective purchaser by Rule 144A(d)(4) under the Securities Act; and (2) the Seller shall update such information from time to time in order to prevent such information from becoming false and misleading and will take such other actions as are necessary to ensure that the safe harbor exemption from the registration requirements of the Securities Act under Rule 144A is and will be available for resales of such Certificates conducted in accordance with Rule 144A. The Master Servicer shall cooperate with the Seller and furnish the Seller such information in the Master Servicer's possession as the Seller may reasonably request.

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



                                   ARTICLE VI

                         Payments to Certificateholders

     Section 6.01. DISTRIBUTIONS ON THE CERTIFICATES. (a) On each Distribution Date, the Trustee will withdraw from the Certificate Account and pay to itself the Trustee Fee for that Distribution Date. In addition, the Trustee will withdraw from the Certificate Account the Interest Funds and Principal Funds for such Distribution Date and apply such amounts as follows:

     FIRST, to pay accrued and unpaid interest on the Offered Certificates, in the following order of priority:

     (i) From Interest Funds, to the Class A-1 Certificates and Class A-2 Certificates, pro rata, the Current Interest and any Interest Carry Forward Amount for such Class;

     (ii) From remaining Interest Funds, to the Class M-1 Certificates, the Class M-2 Certificates and the Class B Certificates, sequentially, in that order, the Current Interest and any Interest Carry Forward Amount for each such Class;

     (iii) Any Excess Spread to the extent necessary to meet a level of overcollateralization equal to the Specified Overcollateralization Amount will be the Extra Principal Distribution Amount and will be included as part of the Principal Distribution Amount; and

     (iv) Any Remaining Excess Spread will be added to any Excess
          Overcollateralization Amount and will be applied as Excess Cashflow pursuant to clauses THIRD through EIGHTH below.

     SECOND, to pay as principal on the Offered Certificates, in the following order of priority:

     (A) For each Distribution Date (i) prior to the Stepdown Date or (ii) on which a Trigger Event is in effect:

          (1) To the Class A-1 Certificates and Class A-2 Certificates, pro rata, based on the Current Principal Amounts thereof, the Principal Distribution Amount, until the Current Principal Amounts of the Class A-1 Certificates and Class A-2 Certificates have been reduced to zero; and

          (2) To the Class M-1, Class M-2 and Class B Certificates, in that order, any remaining Principal Distribution Amount, in each case until the Current Principal Amount thereof is reduced to zero;

     (B) For each Distribution Date on or after the Stepdown Date, so long as a Trigger Event is not in effect:

          (1) To the Class A-1 Certificates and Class A-2 Certificates, pro rata, based on the Current Principal Amounts thereof, from the Principal Distribution Amount, the Class A Principal Distribution Amount, until the Current Principal Amounts of the Class A-1 Certificates and Class A-2 Certificates have been reduced to zero;

          (2) To the Class M-1 Certificates, from any remaining Principal Distribution Amount, the Class M-1 Principal Distribution Amount, until the Current Principal Amount thereof is reduced to zero;

          (3) To the Class M-2 Certificates, from any remaining Principal Distribution Amount, the Class M-2 Principal Distribution Amount, until the Current Principal Amount thereof is reduced to zero;

          (4) To the Class B Certificates, from any remaining Principal Distribution Amount, the Class B Principal Distribution Amount, until the Current Principal Amount thereof is reduced to zero;

     THIRD, to the Class A-1 Certificates and Class A-2 Certificates as follows: from any remaining Excess Cashflow, pro rata, an amount equal to any Unpaid Realized Losses for such Classes for such Distribution Date;

     FOURTH, from any remaining Excess Cashflow, to the Class M-1 Certificates an amount equal to any Unpaid Realized Losses for such Class for such Distribution Date;

     FIFTH, from any remaining Excess Cashflow, to the Class M-2 Certificates any amount equal to Unpaid Realized Losses for such Class for such Distribution Date;

     SIXTH, from any remaining Excess Cashflow, to the Class B Certificates any amount equal to Unpaid Realized Losses for such Class for such Distribution Date;

     SEVENTH, from any remaining Excess Cashflow, to the Holders of the Class C Certificates, interest equal to the Monthly Interest Distributable Amount for such Class and principal equal to any remaining Overcollateralization Release Amount for such Distribution Date; and

     EIGHTH, any remaining amounts to the Class R Certificates (in respect of the appropriate Residual Interest).

     (b) "Pro rata" distributions among Classes of Certificates will be made in proportion to the then Current Principal Amount of such Classes.

     (c) No Accrued Certificate Interest will be payable with respect to any Class of Certificates after the Distribution Date on which the Current Principal Amount of such Certificate has been reduced to zero.

     (d) The expenses and fees of the Trust shall be paid by REMIC 1 and REMIC 2, to the extent that such expenses relate to the assets of REMIC 1 and REMIC 2.

     Section 6.02. ALLOCATION OF LOSSES. (a) On or prior to each Determination Date, the Master Servicer shall determine the amount of any Realized Loss in respect of each Mortgage Loan that occurred during the immediately preceding calendar month.

     (b) On each Distribution Date, the principal portion of Realized Losses on the Mortgage Loans which suffered Realized Losses during the related Prepayment Period will be allocated as follows: first, to the overcollateralization, in reduction of the amount thereof, until the aggregate Scheduled Principal Balance of the Mortgage Loans is equal to the aggregate Current Principal Amount of the Offered Certificates, second to the Class B, Class M-2 and Class M-1 Certificates, in that order, in each case until the Current Principal Amount thereof has been reduced to zero; and third, to the Class A-1 Certificates and Class A-2 Certificates on a pro rata basis, until the Current Principal Amounts of such Classes have been reduced to zero.

     (c) Any Realized Losses allocated to a Class of Certificates shall be allocated among the Certificates of such Class on a pro rata basis in proportion to their respective Current Principal Amounts. Any allocation of Realized Losses shall be accomplished by reducing the Current Principal Amount of the related Certificates on the related Distribution Date.

     (d) Realized Losses shall be allocated on the Distribution Date in the month following the month in which such loss was incurred and, in the case of the principal portion thereof, after giving effect to distributions made on such Distribution Date.

     (e) The interest portion of any Realized Losses with respect to the Mortgage Loans will not be allocated among any Certificates, but will reduce the amount of Interest Funds on the related Distribution Date. As a result of the subordination of the Subordinate Certificates, in right of distribution, such Realized Losses, to the extent not covered by the Net Monthly Excess Cash Flow, will be borne first by the Subordinate Certificates in reverse order of their seniority.

     Section 6.03. PAYMENTS. (a) On each Distribution Date, other than the final Distribution Date, the Trustee shall distribute to each Certificateholder of record on the directly preceding Record Date the Certificateholder's PRO RATA share of its Class (based on the aggregate Fractional Undivided Interest represented by such Holder's Certificates) of all amounts required to be distributed on such Distribution Date to such Class. The Trustee shall calculate the amount to be distributed to each Class and, based on such amounts, the Trustee shall determine the amount to be distributed to each Certificateholder. All of the Trustee's calculations of payments shall be based solely on information provided to the Trustee by the Master Servicer as set forth in
Section 6.08. The Trustee shall not be required to confirm, verify or recompute any such information but shall be entitled to rely conclusively on such information.

     (b) Payment of the above amounts to each Certificateholder shall be made
(i) by check mailed to each Certificateholder entitled thereto at the address appearing in the Certificate Register or (ii) upon receipt by the Trustee on or before the fifth Business Day preceding the Record Date of written instructions from a Certificateholder by wire transfer to a United States dollar account maintained by the payee at any United States depository institution with appropriate facilities for receiving such a wire transfer; PROVIDED, HOWEVER, that the final payment in respect of each Class of Certificates will be made only upon presentation and surrender of such respective Certificates at the office or agency of the Trustee specified in the notice to Certificateholders of such final payment.

     Section 6.04. STATEMENTS TO CERTIFICATEHOLDERS. (a) Concurrently with each distribution to Certificateholders, the Trustee shall make available to each Certificateholder, the Seller and the Rating Agencies, a statement setting forth the following information, expressed with respect to clauses (i) through (vi) in the aggregate and as a Fractional Undivided Interest representing an initial Current Principal Amount of $1,000:

          (i) the Current Principal Amount of each Class of Certificates immediately prior to such Distribution Date;

          (ii) the amount of the distribution allocable to principal on each applicable Class of Certificates;

          (iii) the aggregate amount of interest accrued at the related Pass-Through Rate with respect to each Class of Certificates during the related Interest Accrual Period;

          (iv) the Net Interest Shortfall and any other adjustments to interest at the related Pass-Through Rate necessary to account for any difference between interest accrued and aggregate interest distributed with respect to each Class of Certificates;

          (v) the amount of the distribution allocable to interest on each Class of Certificates;

          (vi) the Pass-Through Rates for each Class of Certificates (other than the Class R Certificates) with respect to such Distribution Date and the Net WAC Cap Rate for such Distribution Date;

          (vii) the Current Principal Amount of each Class of Certificates after such Distribution Date;

          (viii) the amount of any Monthly Advances, Compensating Interest Payments and outstanding unreimbursed advances by the Master Servicer or the related Sub-Servicers included in such distribution;

          (ix) the amount of any Realized Losses during the related Prepayment Period and cumulatively since the Cut-off Date;

          (x) the amount of Scheduled Principal and Principal Prepayments, (including but separately identifying the principal amount of principal prepayments, Insurance Proceeds, the purchase price in connection with the purchase of Mortgage Loans, cash deposits in connection with substitutions of Mortgage Loans and Net Liquidation Proceeds) and the number and principal balance of Mortgage Loans purchased or substituted for during the relevant period and cumulatively since the Cut-off Date;

          (xi) the number of Mortgage Loans remaining in the Trust Fund as of the end of the related Due Period;

          (xii) information regarding any Mortgage Loan delinquencies as of the end of the related Due Period, including the aggregate number, aggregate Outstanding Principal Balance delinquent one month, two months and three months or more;

          (xiii) the number of Mortgage Loans in the foreclosure process as of the end of the related Due Period and the aggregate Outstanding Principal Balance of such Mortgage Loans;

          (xiv) the number and aggregate Outstanding Principal Balance of all Mortgage Loans as to which the Mortgaged Property was REO Property as of the end of the related Due Period;

          (xv) the book value (the sum of (A) the Outstanding Principal Balance of the Mortgage Loan, (B) accrued interest through the date of foreclosure and (C) foreclosure expenses) of any REO Property; PROVIDED THAT, in the event that such information is not available to the Master Servicer and the Trustee on the Distribution Date, such information shall be furnished promptly after it becomes available;

          (xvi) the amount of Realized Losses allocated to each Class of Certificates since the prior Distribution Date and in the aggregate for all prior Distribution Dates;

          (xvii) the Interest Funds and Principal Funds for such Distribution Date;

          (xviii) the Excess Spread for such Distribution Date; and

          (xix) if such Distribution Date is after the Stepdown Date, whether or not a Trigger Event is in effect.

     The information set forth above shall be calculated or reported, as the case may be, by the Trustee, based solely on information provided to the Trustee by the Master Servicer. The Trustee may conclusively rely on such information and shall not be required to confirm, verify or recalculate any such information.

     The Trustee may make available each month, to any interested party, the monthly statement to Certificateholders via the Trustee's website located at "www.ctslink.com." Assistance in using the website can be obtained by calling the Trustee's customer service desk at (301) 815-6600. Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Trustee shall have the right to change the way such reports are distributed in order to make such distribution more convenient and/or more accessible to the parties, and the Trustee shall provide timely and adequate notification to all parties regarding any such change.

     (b) By April 30 of each year beginning in 2002, the Trustee will furnish to the extent required by law or upon request a report to each Holder of the Certificates of record at any time during the prior calendar year as to the aggregate of amounts reported pursuant to subclauses (a)(ii) and (a)(v) above with respect to the Certificates, plus information with respect to the amount of servicing compensation and such other customary information as the Trustee may determine to be necessary and/or to be required by the Internal Revenue Service or by a federal or state law or rules or regulations to enable such Holders to prepare their tax returns for such calendar year. Such obligations shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to the requirements of the Code.

     The Master Servicer shall supply to the Trustee in a timely manner the information required for the reports described above.

     Section 6.05. MONTHLY ADVANCES. If the Scheduled Payment on an Outstanding Mortgage Loan that was due on a related Due Date and is delinquent other than as a result of application of the Relief Act (and for which no required advance has been made by the related Sub-Servicer), the Master Servicer will deposit in the Certificate Account not later than the Funds Transfer Date immediately preceding the related Distribution Date an amount equal to such deficiency, net of the Master Servicing Fee for such Mortgage Loan except to the extent the Master Servicer determines any such advance to be nonrecoverable from Liquidation Proceeds, Insurance Proceeds or future payments on the Mortgage Loan for which such Monthly Advance was made. The Master Servicer's obligation to make the Monthly Advances with respect to unpaid Balloon Payments for which no required advance is made by the related Sub-Servicer is limited to the amount of the related Scheduled Payment due immediately prior to such Balloon Payment. If applicable, on the fifth Business Day preceding each Distribution Date, the Master Servicer shall present an Officer's Certificate to the Trustee (i) stating that the Master Servicer elects not to make a Monthly Advance in a stated amount and (ii) detailing the reason it deems the advance to be nonrecoverable.

     Section 6.06. COMPENSATING INTEREST PAYMENTS. The Master Servicer shall deposit in the Certificate Account not later than each Funds Transfer Date an amount equal to the lesser of (i) the aggregate amounts determined pursuant to subclauses (a) and (b) of the definition of Interest Shortfall as calculated with respect to Mortgage Loans for the related Distribution Date and (ii) the Master Servicing Fee for such Distribution Date (such amount, the "Compensating Interest Payment"), but only to the extent a Compensating Interest Payment was required to be made, and was not so made, by the related Sub-Servicer pursuant to the related Sub-Servicing Agreement. The Master Servicer shall not be entitled to any reimbursement of any Compensating Interest Payment.

     Section 6.07. REPORTS OF FORECLOSURES AND ABANDONMENT OF MORTGAGED PROPERTY. Each year the Master Servicer shall report or cause to be reported by the related Sub-Servicer to the Internal Revenue Service foreclosures and abandonments of any Mortgaged Property as required by Section 6050J of the Code.

     Section 6.08. DISTRIBUTION OF REPORTS TO THE TRUSTEE. Prior to the close of business on the Business Day next succeeding each Determination Date, the Servicer shall furnish a report (the "Remittance Report") to the Trustee in a mutually agreed upon form of an electromagnetic tape or disk and hard copy. The Remittance Report and any information supplemental thereto shall include

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



such information with respect to the Mortgage Loans that is required by the Trustee for purposes of making the calculations described in Section 6.01 and preparing the statement described in Section 6.04.

     Section 6.09. DISTRIBUTIONS ON THE REMIC REGULAR INTERESTS.

     (a) On each Distribution Date, the Trustee shall cause the following amounts, in the following order of priority, to be distributed by REMIC 1 to REMIC 2 on account of the REMIC 1 Regular Interests or withdrawn from the Certificate Account and distributed to the Holders of the Class R Certificates (in respect of the Class R-1 Interest), as the case may be:

          (i) first, to the extent of Interest Funds, to the Holders of REMIC 1 Regular Interest LT1A, REMIC 1 Regular Interest LT1B, REMIC 1 Regular Interest LT1C, REMIC 1 Regular Interest LT1D, REMIC 1 Regular Interest LT1E, REMIC 1 Regular Interest LT1F, and REMIC 1 Regular Interest LT1G, PRO RATA, in an amount equal to (A) the Uncertificated Accrued Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates. Amounts payable as Uncertificated Accrued Interest in respect of REMIC 1 Regular Interest LT1G shall be reduced when the REMIC 1 Overcollateralized Amount is less than the REMIC 1 Specified Overcollateralization Amount, by the lesser of (x) the amount of such difference and (y) the Maximum LT1G Uncertificated Accrued Interest Deferral Amount, and such amount will be payable to the Holders of REMIC 1 Regular Interest LT1B, REMIC 1 Regular Interest LT1C, REMIC 1 Regular Interest LT1D, REMIC 1 Regular Interest LT1E and REMIC 1 Regular Interest LT1F in the same proportion as the Extra Principal Distribution Amount is allocated to the Corresponding Certificates;

          (ii) second, to the Holders of REMIC 1 Regular Interests, in an amount equal to the Principal Funds for such Distribution Date, allocated as follows:

               (a) to the Holders of REMIC 1 Regular Interest LT1A, 98.00% of such remainder, until the Uncertificated Principal Balance of such Uncertificated REMIC 1 Regular Interest is reduced to zero;

               (b) to the Holders of REMIC 1 Regular Interest LT1B, REMIC 1 Regular Interest LT1C, REMIC 1 Regular Interest LT1D, REMIC 1 Regular Interest LT1E, REMIC 1 Regular Interest LT1F and REMIC 1 Regular Interest LT1G, 1.00% of such remainder, in the same proportion as principal payments are allocated to the Corresponding Certificates, until the Uncertificated Principal Balances of such REMIC 1 Regular Interests are reduced to zero;

               (c) to the Holders of REMIC 1 Regular Interest LT1G, 1.00% of such remainder, until the Uncertificated Principal Balance of such REMIC 1 Regular Interest is reduced to zero; then

               (d) any remaining amount to the Holders of the Class R Certificates (in respect of the Class R-1 Interest);

provided, however, that 98.00% and 2.00% of any principal payments that are attributable to an Overcollateralization Release Amount shall be allocated to Holders of REMIC 1 Regular Interest LT1A and REMIC 1 Regular Interest LT1G, respectively.

     (b) All Net Interest Shortfalls and the interest portion of Realized Losses shall each be allocated by the Trustee on each Distribution Date to the following REMIC 1 Regular Interests in the specified percentages, as follows: to Uncertificated Accrued Interest payable to the REMIC 1 Regular Interest LT1A and REMIC 1 Regular Interest LT1G up to an aggregate amount equal to the REMIC 1 Interest Loss Allocation Amount, 98% and 2%, respectively. The principal portion of Realized Losses shall be allocated by the Trustee on each Distribution Date to the following REMIC 1 Regular Interests in the specified percentages, as follows: first, to the Uncertificated Principal Balances of the REMIC 1 Regular Interest LT1A and REMIC 1 Regular Interest LT1G up to an aggregate amount equal to the REMIC 1 Principal Loss Allocation Amount, 98% and 2%, respectively; second, to the Uncertificated Principal Balances of REMIC 1 Regular Interest LT1A, REMIC 1 Regular Interest LT1F and REMIC 1 Regular Interest LT1G up to an aggregate amount equal to the REMIC 1 Principal Loss Allocation Amount, 98%, 1% and 1% respectively; third, to the Uncertificated Principal Balances of REMIC 1 Regular Interest LT1A, REMIC 1 Regular Interest LT1E and REMIC 1 Regular Interest LT1G up to an aggregate amount equal to the REMIC 1 Principal Loss Allocation Amount, 98%, 1% and 1%, respectively; fourth, to the Uncertificated Principal Balances of REMIC 1 Regular Interest LT1A, REMIC 1 Regular Interest LT1D and REMIC 1 Regular Interest LT1G up to an aggregate amount equal to the REMIC 1 Principal Loss Allocation Amount, 98%, 1% and 1%, respectively; fifth, to the Uncertificated Principal Balances of REMIC 1 Regular Interest LT1A, REMIC 1 Regular Interest LT1C and REMIC 1 Regular Interest LT1G up to an aggregate amount equal to the REMIC 1 Principal Loss Allocation Amount, 98%, 1% and 1%, respectively and sixth, to the Uncertificated Principal Balances of REMIC 1 Regular Interest LT1A, REMIC 1 Regular Interest LT1B and REMIC 1 Regular Interest LT1G up to an aggregate amount equal to the REMIC 1 Principal Loss Allocation Amount, 98%, 1% and 1%, respectively.

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



                                   ARTICLE VII

                               The Master Servicer

     Section 7.01. LIABILITIES OF THE MASTER SERVICER. The Master Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by it herein.

     Section 7.02. MERGER OR CONSOLIDATION OF THE MASTER SERVICER. (a) The Master Servicer will keep in full force and effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its duties under this Agreement.

     (b) Any Person into which the Master Servicer may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Master Servicer shall be a party, or any Person succeeding to the business of the Master Servicer, shall be the successor of the Master Servicer hereunder, without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

     Section 7.03. INDEMNIFICATION OF THE TRUSTEE. (a) The Master Servicer agrees to indemnify the Indemnified Persons for, and to hold them harmless against, any loss, liability or expense incurred on their part, arising out of, or in connection with, this Agreement, including the costs and expenses (including reasonable legal fees and expenses) of defending themselves against
(i) any loss, liability or expense related to the Master Servicer's failure to perform its duties in compliance with this Agreement (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and (ii) any loss, liability or expense incurred by reason of the Master Servicer's willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder, provided that with respect to any such claim, the Trustee shall have given the Master Servicer and the Seller written notice thereof promptly after the Trustee shall have with respect to such claim knowledge thereof.

     (b) The Seller will indemnify any Indemnified Person for any loss, liability or expense of any Indemnified Person not otherwise referred to in Subsection (a) above.

     Section 7.04. LIMITATION ON LIABILITY OF THE MASTER SERVICER AND OTHERS. Subject to the obligation of the Master Servicer to indemnify the Indemnified Persons pursuant to Section 7.03:

          (a) Neither the Master Servicer nor any of the directors, officers, employees or agents of the Master Servicer shall be under any liability to the Indemnified Persons, the Seller, the Trust Fund or the Certificateholders for taking any action or for refraining from taking any action in good faith pursuant to this Agreement, or for errors in judgment; PROVIDED, HOWEVER, that this provision shall not protect the Master Servicer or any such Person against any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of such

Person's willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder.

          (b) The Master Servicer and any director, officer, employee or agent of the Master Servicer may rely in good faith on any document of any kind PRIMA FACIE properly executed and submitted by any Person respecting any matters arising hereunder.

          (c) The Master Servicer and any director, officer, employee or agent of the Master Servicer shall be indemnified by the Trust and held harmless thereby against any loss, liability or expense incurred in connection with any legal proceedings relating to this Agreement or the Certificates (including reasonable legal fees and disbursements of counsel), other than (i) any loss, liability or expense related to the Master Servicer's failure to perform its duties in compliance with this Agreement (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and (ii) any loss, liability or expense incurred by reason of the Master Servicer's willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder.

          (d) The Master Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties under this Agreement and that in its opinion may involve it in any expense or liability; PROVIDED, HOWEVER, the Master Servicer may in its discretion, with the consent of the Trustee (which consent shall not be unreasonably withheld), undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Master Servicer shall be entitled to be reimbursed therefor out of the Certificate Account as provided by Subsection 4.03(a). Any such indemnification or reimbursement to the Master Servicer which is not specifically related to a Loan Group shall be charged against the sub-accounts of the Certificate Account PRO RATA based upon the respective outstanding principal amounts of the Mortgage Loans in each of the Loan Groups. Nothing in this Subsection 7.04(d) shall affect the Master Servicer's obligation to supervise, or to take such actions as are necessary to ensure, the servicing and administration of the Mortgage Loans pursuant to Subsection 3.01(a).

          (e) In taking or recommending any course of action pursuant to this Agreement, unless specifically required to do so pursuant to this Agreement, the Master Servicer shall not be required to investigate or make recommendations concerning potential liabilities which the Trust might incur as a result of such course of action by reason of the condition of the Mortgaged Properties but shall give notice to the Trustee if it has notice of such potential liabilities.

     Section 7.05. MASTER SERVICER NOT TO RESIGN. Except as provided in Section 7.07, the Master Servicer shall not resign from the obligations and duties hereby imposed on it except upon a determination that any such duties hereunder are no longer permissible under applicable law and such impermissibility cannot be cured. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Independent Counsel to such effect delivered to the Trustee. No such resignation by the Master Servicer shall become effective until the Trustee or a successor to the Master Servicer reasonably satisfactory to the Trustee shall have assumed the

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



responsibilities and obligations of the Master Servicer in accordance with
Section 8.02 hereof. The Trustee shall notify the Rating Agencies of the resignation of the Master Servicer.

     Section 7.06. SUCCESSOR MASTER SERVICER. In connection with the appointment of any successor Master Servicer or the assumption of the duties of the Master Servicer, the Trustee may make such arrangements for the compensation of such successor master servicer out of payments on the Mortgage Loans as the Trustee and such successor master servicer shall agree.

     In connection with the termination or resignation of the Master Servicer, either (i) the successor Master Servicer, including the Trustee if the Trustee is acting as successor Master Servicer, shall represent and warrant that it is a member of MERS in good standing and shall agree to comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS, in which case the predecessor Master Servicer shall cooperate with the successor Master Servicer in causing MERS to revise its records to reflect the transfer of servicing to the successor Master Servicer as necessary under MERS' rules and regulations, or
(ii) the predecessor Master Servicer shall cooperate with the successor Master Servicer in causing MERS to execute and deliver an assignment of Mortgage in recordable form to transfer the Mortgage from MERS to the Trustee and to execute and deliver such other notices, documents and other instruments as may be necessary or desirable to effect a transfer of such Mortgage Loan or servicing of such Mortgage Loan on the MERS(R) System to the successor Master Servicer. The predecessor Master Servicer shall file or cause to be filed any such assignment in the appropriate recording office. The predecessor Master Servicer shall bear any and all fees of MERS, costs of preparing any assignments of Mortgage, and fees and costs of filing any assignments of Mortgage that may be required under this subsection.

     Section 7.07. SALE AND ASSIGNMENT OF MASTER SERVICING. The Master Servicer may sell and assign its rights and delegate its duties and obligations in their entirety as Master Servicer under this Agreement; PROVIDED, HOWEVER, that: (i) the purchaser or transferee accepting such assignment and delegation (a) shall be a Person which shall be qualified to service mortgage loans for Fannie Mae or Freddie Mac; (b) shall have a net worth of not less than $10,000,000 (unless otherwise approved by each Rating Agency pursuant to clause (ii) below); (c) shall be reasonably satisfactory to the Trustee (as evidenced in a writing signed by the Trustee); (d) shall execute and deliver to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by it as master servicer under this Agreement, any custodial agreement from and after the effective date of such agreement; (ii) each Rating Agency shall be given prior written notice of the identity of the proposed successor to the Master Servicer and each Rating Agency's rating of the Certificates in effect immediately prior to such assignment, sale and delegation will not be downgraded, qualified or withdrawn as a result of such assignment, sale and delegation, as evidenced by a letter to such effect delivered to the Master Servicer and the Trustee; and
(iii) the Master Servicer assigning and selling the master servicing shall deliver to the Trustee an Officer's Certificate and an Opinion of Independent Counsel, each stating that all conditions precedent to such action under this Agreement have been completed and such action is permitted by and complies with the terms of this Agreement. No such assignment or delegation shall affect any liability of the Master Servicer arising prior to the effective date thereof.

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                                  ARTICLE VIII

                                     Default

     Section 8.01. EVENTS OF DEFAULT. "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) and only with respect to the defaulting Master Servicer:

          (i) The Master Servicer fails to cause to be deposited in the Certificate Account any amount so required to be deposited pursuant to this Agreement, and such failure continues unremedied for a period of two Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer; or

          (ii) The Master Servicer fails to observe or perform in any material respect any other covenants and agreements set forth in the Certificates or this Agreement to be performed by it, which covenants and agreements materially affect the rights of Certificateholders, and such failure continues unremedied for a period of 60 days after the date on which written notice of such failure, properly requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 25% of the Trust Fund; or

          (iii) There is entered against the Master Servicer a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order is unstayed and in effect for a period of 60 consecutive days, or an involuntary case is commenced against the Master Servicer under any applicable insolvency or reorganization statute and the petition is not dismissed within 60 days after the commencement of the case; or

          (iv) The Master Servicer consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Master Servicer or substantially all of its property; or the Master Servicer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations; or

          (v) The Master Servicer assigns or delegates its duties or rights under this Agreement in contravention of the provisions permitting such assignment or delegation under Sections 7.05 or 7.07.


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



In each and every such case, so long as such Event of Default with respect to the Master Servicer shall not have been remedied, either the Trustee or the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 51% of the principal of the Trust Fund, by notice in writing to the Master Servicer (and to the Trustee if given by such Certificateholders), with a copy to the Rating Agencies, may terminate all of the rights and obligations (but not the liabilities) of the Master Servicer under this Agreement and in and to the Mortgage Loans and/or the REO Property serviced by the Master Servicer and the proceeds thereof. Upon the receipt by the Master Servicer of the written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates, the Mortgage Loans, REO Property or under any other related agreements (but only to the extent that such other agreements relate to the Mortgage Loans or REO Property) shall, subject to Section 8.02, automatically and without further action pass to and be vested in the Trustee pursuant to this Section 8.01; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer as attorney-in- fact or otherwise, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Trustee shall be entitled to be reimbursed from the Master Servicer (or by the Trust Fund if the Master Servicer is unable to fulfill its obligations hereunder) for all costs associated with the transfer of master servicing from the predecessor master servicer, including, without limitation, any costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Trustee to correct any errors or insufficiencies in the servicing data or otherwise to enable the Trustee to service the Mortgage Loans properly and effectively. The Master Servicer agrees to cooperate with the Trustee in effecting the termination of the Master Servicer's rights and obligations hereunder, including, without limitation, the transfer to the Trustee of (i) the property and amounts which are then or should be part of the Trust or which thereafter become part of the Trust; and (ii) originals or copies of all documents of the Master Servicer reasonably requested by the Trustee to enable it to assume the Master Servicer's duties thereunder. In addition to any other amounts which are then, or, notwithstanding the termination of its activities under this Agreement, may become payable to the Master Servicer under this Agreement, the Master Servicer shall be entitled to receive, out of any amount received on account of a Mortgage Loan or REO Property, that portion of such payments which it would have received as reimbursement under this Agreement if notice of termination had not been given. The termination of the rights and obligations of the Master Servicer shall not affect any obligations incurred by the Master Servicer prior to such termination.

     Section 8.02. TRUSTEE TO ACT; APPOINTMENT OF SUCCESSOR. (a) Upon the receipt by the Master Servicer of a notice of termination pursuant to Section
8.01 or an Opinion of Independent Counsel pursuant to Section 7.05 to the effect that the Master Servicer is legally unable to act or to delegate its duties to a Person which is legally able to act, the Trustee shall automatically become the successor in all respects to the Master Servicer in its capacity under this Agreement and the transactions set forth or provided for herein and shall thereafter be subject to all the responsibilities, duties, liabilities and limitations on liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof; PROVIDED, HOWEVER, it is understood and agreed by the parties that there will be a period of transition (not to exceed 90 days) before the servicing transfer is fully effected and that the Trustee (i) shall be under no obligation to purchase any Mortgage Loan pursuant to Section 10.01; and (ii) shall have no obligation whatsoever with respect to any liability (other than

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



advances deemed recoverable and not previously made) incurred by the Master Servicer at or prior to the time a successor master servicer has accepted appointment. Notwithstanding the foregoing, the parties hereto agree that the Trustee, in its capacity as successor Master Servicer, immediately will assume all of the obligations of the Master Servicer to make Monthly Advances and the Trustee will assume the other duties of the Master Servicer as soon as practicable, but in no event later than 90 days after the Trustee becomes successor Master Servicer pursuant to the preceding sentence. Notwithstanding the foregoing, the Trustee, in its capacity as successor Master Servicer, shall not be responsible for the lack of information and/or documents that it cannot obtain through reasonable efforts. As compensation therefor, but subject to
Section 7.06, the Trustee shall be entitled to all funds relating to the Mortgage Loans which the Master Servicer would have been entitled to retain if the Master Servicer had continued to act hereunder, except for those amounts due the Master Servicer as reimbursement permitted under this Agreement for advances previously made or expenses previously incurred. Notwithstanding the above, the Trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint or petition a court of competent jurisdiction to appoint, any established housing and home finance institution which is a Fannie Mae- or Freddie Mac-approved servicer, and with respect to a successor to the Master Servicer only, having a net worth of not less than $10,000,000, as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder. Pending appointment of a successor to the Master Servicer hereunder, the Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on the Mortgage Loans as it and such successor shall agree; PROVIDED, HOWEVER, that the provisions of Section
7.06 shall apply, no such compensation shall be in excess of that permitted the Trustee under this Subsection 8.02(a), and that such successor shall undertake and assume the obligations of the Trustee to pay compensation to any third Person acting as an agent or independent contractor in the performance of master servicing responsibilities hereunder. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

     (b) If the Trustee shall succeed to any duties of the Master Servicer respecting the Mortgage Loans as provided herein, it shall do so in a separate capacity and not in its capacity as Trustee and, accordingly, the provisions of
Article IX shall be inapplicable to the Trustee in its duties as the successor to the Master Servicer in the servicing of the Mortgage Loans (although such provisions shall continue to apply to the Trustee in its capacity as Trustee); the provisions of Article VII, however, shall apply to it in its capacity as successor master servicer.

     Section 8.03. NOTIFICATION TO CERTIFICATEHOLDERS. Upon any termination or appointment of a successor to the Master Servicer, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and to the Rating Agencies.

     Section 8.04. WAIVER OF DEFAULTS. The Trustee shall transmit by mail to all Certificateholders, within 60 days after the occurrence of any Event of Default known to the Trustee, unless such Event of Default shall have been cured, notice of each such Event of Default hereunder known to the Trustee. The Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 51% of the Trust Fund may, on behalf of all Certificateholders, waive any

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



default by the Master Servicer in the performance of its obligations hereunder and the consequences thereof, except a default in the making of or the causing to be made any required distribution on the Certificates. Upon any such waiver of a past default, such default shall be deemed to cease to exist, and any Event of Default arising therefrom shall be deemed to have been timely remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived. The Trustee shall give notice of any such waiver to the Rating Agencies.

     Section 8.05. LIST OF CERTIFICATEHOLDERS. Upon written request of three or more Certificateholders of record, for purposes of communicating with other Certificateholders with respect to their rights under this Agreement, the Trustee will afford such Certificateholders access during business hours to the most recent list of Certificateholders held by the Trustee.


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



                                   ARTICLE IX

                             Concerning the Trustee

     Section 9.01. DUTIES OF TRUSTEE. (a) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement as duties of the Trustee. If an Event of Default has occurred and has not been cured or waived, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and subject to Section 8.02(b) use the same degree of care and skill in their exercise, as a prudent person would exercise under the circumstances in the conduct of his own affairs, but only with respect to the defaulting Master Servicer.

     (b) Upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments which are specifically required to be furnished to the Trustee pursuant to any provision of this Agreement, the Trustee shall examine them to determine whether they are in the form required by this Agreement; PROVIDED, HOWEVER, that the Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Master Servicer; PROVIDED, FURTHER, that the Trustee shall not be responsible for the accuracy or verification of any calculation provided to it pursuant to this Agreement.

     (c) On each Distribution Date, the Trustee shall make monthly distributions and the final distribution to the Certificateholders from funds in the Certificate Account as provided in Sections 6.01 and 10.01 herein.

     (d) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; PROVIDED, HOWEVER, that:

          (i) Prior to the occurrence of an Event of Default, and after the curing or waiver of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

          (ii) The Trustee shall not be liable in its individual capacity for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;


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



          (iii) The Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the directions of the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 25% of the Trust Fund, if such action or non-action relates to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or other power conferred upon the Trustee, under this Agreement;

          (iv) The Trustee shall not be required to take notice or be deemed to have notice or knowledge of any default or Event of Default unless a Responsible Officer of the Trustee's Corporate Trust Office shall have actual knowledge thereof. In the absence of such notice, the Trustee may conclusively assume there is no such default or Event of Default;

          (v) The Trustee shall not in any way be liable by reason of any insufficiency in any Account held by or in the name of Trustee unless it is determined by a court of competent jurisdiction that the Trustee's gross negligence or willful misconduct was the primary cause of such insufficiency; and

          (vi) Anything in this Agreement to the contrary notwithstanding, in no event shall the Trustee be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

     The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer under this Agreement or any Sub-Servicing Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Master Servicer in accordance with the terms of this Agreement.

     (e) All funds received by the Trustee and required to be deposited in the Certificate Account pursuant to this Agreement will be promptly so deposited by the Trustee. The Trustee shall not be liable for interest or other compensation on uninvested funds held under this Agreement.

     (f) Except for those actions that the Trustee is required to take hereunder, the Trustee shall have no obligation or liability to take any action or to refrain from taking any action hereunder in the absence of written direction as provided hereunder.

     Section 9.02. CERTAIN MATTERS AFFECTING THE TRUSTEE. Except as otherwise provided in Section 9.01:

          (i) The Trustee may rely and shall be protected in acting or refraining from acting in reliance on any resolution, certificate of a Seller or Master Servicer, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (ii) The Trustee may consult with counsel and any advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection with respect to any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of
     Counsel:

          (iii) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement, other than its obligation to give notices pursuant to this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. Nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default of which a Responsible Officer of the Trustee's Corporate Trust Office has actual knowledge (which has not been cured or waived), subject to Section 8.02(b), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise, as a prudent person would exercise under the circumstances in the conduct of his own affairs;

          (iv) Prior to the occurrence of an Event of Default hereunder and after the curing or waiver of all Events of Default which may have occurred, the Trustee shall not be liable in its individual capacity for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

          (v) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 25% of the Trust Fund and provided that the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement. The Trustee may require reasonable indemnity against such expense or liability as a condition to taking any such action. The reasonable expense of every such examination shall be paid by the Certificateholders requesting the investigation;

          (vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or through Affiliates; PROVIDED, HOWEVER, that the Trustee may not appoint any agent to perform its custodial functions with respect to the Mortgage Files or paying agent functions under this Agreement without the express written consent of the Master Servicer, which consent will not be unreasonably withheld. The Trustee shall not be liable or responsible for the misconduct or negligence of any of the Trustee's agents or attorneys or a custodian or paying agent appointed hereunder by the Trustee with due care and, when required, with the consent of the Master Servicer;

          (vii) Should the Trustee deem the nature of any action required on its part, other than a payment or transfer under Subsection 4.01(b) or Section 4.02, to be unclear, the Trustee may require prior to such action that it be provided by the Master Servicer with reasonable further instructions;

          (viii) The right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be accountable for other than its negligence or willful misconduct in the performance of any such act;

          (ix) The Trustee shall not be required to give any bond or surety with respect to the execution of the trust created hereby or the powers granted hereunder; and

          (x) The Trustee shall have no duty to conduct any affirmative investigation as to the occurrence of any condition requiring the repurchase of any Mortgage Loan by EMC or GreenPoint pursuant to this Agreement, the Mortgage Loan Purchase Agreement or any of the Underlying Purchase Agreements or the eligibility of any Mortgage Loan for purposes of this Agreement.

     Section 9.03. TRUSTEE NOT LIABLE FOR CERTIFICATES OR MORTGAGE LOANS. The recitals contained herein and in the Certificates (other than the signature and countersignature of the Trustee on the Certificates) shall be taken as the statements of the Seller, and the Trustee shall have no responsibility for their correctness. The Trustee makes no representation as to the validity or sufficiency of the Certificates (other than the signature and countersignature of the Trustee on the Certificates), of any Mortgage Loan, or of MERS or the MERS(R) System, except as expressly provided in Sections 2.02 and 2.04 hereof; provided, however, that the foregoing shall not relieve the Trustee of the obligation to review the Mortgage Files pursuant to Sections 2.02 and 2.04. The Trustee's signature and countersignature (or countersignature of its agent) on the Certificates shall be solely in its capacity as Trustee and shall not constitute the Certificates an obligation of the Trustee in any other capacity. The Trustee shall not be accountable for the use or application by the Seller of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Seller with respect to the Mortgage Loans. Subject to the provisions of Section 2.05, the Trustee shall not be responsible for the legality or validity of this Agreement or any document or instrument relating to this Agreement, the validity of the execution of this Agreement or of any supplement hereto or instrument of further assurance, or the validity, priority, perfection or sufficiency of the security for the Certificates issued hereunder or intended to be issued hereunder. The Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage or any Mortgage Loan, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust Fund or its ability to generate the payments to be distributed to Certificateholders, under this Agreement. The Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to record this Agreement.

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




     Section 9.04. TRUSTEE MAY OWN CERTIFICATES. The Trustee in its individual capacity or in any capacity other than as Trustee hereunder may become the owner or pledgee of any Certificates with the same rights it would have if it were not Trustee, and may otherwise deal with the parties hereto.

     Section 9.05. TRUSTEE'S FEES AND EXPENSES. (a) The Trustee shall be paid the Trustee Fee in accordance with the provisions of this Agreement. The Trust Fund will be liable for the Trustee's expenses, including all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Trustee in the administration of the trusts hereunder (including the reasonable compensation, expenses and disbursements of its counsel) except any such expense, disbursement or advance as may arise from its negligence or intentional misconduct or which is the responsibility of the Certificateholders or the Master Servicer hereunder, and to the extent that the funds in the Certificate Account are not sufficient to pay the Trustee's Fees. Such compensation and reimbursement obligation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust.

     (b) To the extent not otherwise indemnified against by the Master Servicer or the Seller hereunder, the Trust shall indemnify the Indemnified Persons for, and will hold them harmless against, any loss, liability or expense incurred on their part, arising out of, or in connection with, this Agreement and the Certificates, including the costs and expenses (including reasonable legal fees and expenses) of defending themselves against any such claim other than (i) any loss, liability or expense related to such Indemnified Person's failure to perform such Indemnified Person's duties in strict compliance with this Agreement (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and (ii) any loss, liability or expense incurred by reason of such Indemnified Person's willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. This indemnity shall survive the resignation or removal of the Trustee and the termination of this Agreement.

     Section 9.06. ELIGIBILITY REQUIREMENTS FOR TRUSTEE. The Trustee and any successor Trustee shall during the entire duration of this Agreement be a state bank or trust company or a national banking association organized and doing business under the laws of such state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus and undivided profits of at least $40,000,000 or, in the case of a successor Trustee, $50,000,000, subject to supervision or examination by federal or state authority and, in the case of a successor Trustee other than pursuant to Section 9.10, rated in one of the two highest long- term debt categories of, or otherwise acceptable to, each of the Rating Agencies. The Trustee shall not be an Affiliate of the Master Servicer, unless the Trustee acts as successor Master Servicer hereunder. If the Trustee publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this
Section 9.06 the combined capital and surplus of such corporation shall be deemed to be its total equity capital (combined capital and surplus) as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this
Section 9.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 9.08.


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     Section 9.07. INSURANCE. The Trustee, at its own expense, shall at all times maintain and keep in full force and effect: (i) fidelity insurance, (ii) theft of documents insurance and (iii) forgery insurance (which may be collectively satisfied by a "Financial Institution Bond" and/or a "Bankers' Blanket Bond"). All such insurance shall be in amounts, with standard coverage and subject to deductibles, as are customary for insurance typically maintained by banks or their affiliates which act as custodians for investor-owned mortgage pools. A certificate of an officer of the Trustee as to the Trustee's compliance with this Section 9.07 shall be furnished to the Master Servicer or any Certificateholder upon reasonable written request.

     Section 9.08. RESIGNATION AND REMOVAL OF THE TRUSTEE. (a) The Trustee may at any time resign and be discharged from the Trust hereby created by giving written notice thereof to the Seller and the Master Servicer, with a copy to the Rating Agencies. Upon receiving such notice of resignation, the Seller shall promptly appoint a successor Trustee by written instrument, in triplicate, one copy of which instrument shall be delivered to each of the resigning Trustee and the successor Trustee. If no successor Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 9.06 and shall fail to resign after written request therefor by the Seller or if at any time the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Seller shall be entitled to remove the Trustee and appoint a successor Trustee by written instrument, in triplicate, one copy of which instrument shall be delivered to each of the Trustee so removed and the successor Trustee.

     (c) The Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 51% of the Trust Fund may at any time remove the Trustee and appoint a successor Trustee by written instrument or instruments, in quadruplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to each of the Seller, the Master Servicer, the Trustee so removed and the successor so appointed.

     (d) No resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 9.08 shall become effective except upon appointment of and acceptance of such appointment by the successor Trustee as provided in Section 9.09.

     Section 9.09. SUCCESSOR TRUSTEE. (a) Any successor Trustee appointed as provided in Section 9.08 shall execute, acknowledge and deliver to the Master Servicer, the Seller and to its predecessor Trustee an instrument accepting such appointment hereunder. The resignation or removal of the predecessor Trustee shall then become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein. The predecessor Trustee shall after payment of its outstanding fees and expenses promptly deliver to the successor Trustee all assets and records of the Trust held by it hereunder, and the predecessor Trustee

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



shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations.

     (b) No successor Trustee shall accept appointment as provided in this
Section 9.09 unless at the time of such acceptance such successor Trustee shall be eligible under the provisions of Section 9.06.

     (c) Upon acceptance of appointment by a successor Trustee as provided in this Section 9.09, the successor Trustee shall mail notice of the succession of such Trustee hereunder to all Certificateholders at their addresses as shown in the Certificate Register and to the Rating Agencies. EMC shall pay the cost of any mailing by the successor Trustee.

     Section 9.10. MERGER OR CONSOLIDATION OF TRUSTEE. Any state bank or trust company or national banking association into which the Trustee may be merged or converted or with which it may be consolidated or any state bank or trust company or national banking association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any state bank or trust company or national banking association succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such state bank or trust company or national banking association shall be eligible under the provisions of Section 9.06. Such succession shall be valid without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

     Section 9.11. APPOINTMENT OF CO-TRUSTEE OR SEPARATE TRUSTEE. (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust or property constituting the same may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee and the Master Servicer to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section 9.11, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable.

     (b) If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a written request so to do, or in case an Event of Default with respect to the Master Servicer shall have occurred and be continuing, the Trustee shall have the power to make such appointment without the Master Servicer.

     (c) No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor Trustee under Section 9.06 hereunder and no notice to Certificateholders of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 9.08 hereof.

     (d) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 9.11, all rights, powers, duties and obligations conferred or imposed upon the Trustee and required to be conferred on such co-trustee shall be conferred or imposed upon and exercised or

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



performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

     (e) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article IX. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

     (f) To the extent not prohibited by law, any separate trustee or co-trustee may, at any time, request the Trustee, its agent or attorney-in-fact, with full power and authority, to do any lawful act under or with respect to this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor Trustee.

     (g) No trustee under this Agreement shall be personally liable by reason of any act or omission of another trustee under this Agreement. The Master Servicer and the Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee, except that following the occurrence of any Event of Default which has not been cured, the Trustee acting alone may accept the resignation of or remove any separate trustee or co-trustee.

     Section 9.12. MASTER SERVICER SHALL PROVIDE INFORMATION AS REASONABLY REQUIRED. The Master Servicer shall furnish to the Trustee, during the term of this Agreement, such periodic, special, or other reports or information (and in such electronic format or other means acceptable to the Trustee) as may reasonably be requested by the Trustee in order to fulfill its duties and obligations under this Agreement.

     Section 9.13. FEDERAL INFORMATION RETURNS AND REPORTS TO
CERTIFICATEHOLDERS. (a) For federal income tax purposes, the taxable year of REMIC 1 and REMIC 2 shall be a calendar year and the Trustee shall maintain or cause the maintenance of the books of REMIC 1 and REMIC 2 on the accrual method of accounting.

     (b) The Trustee shall prepare, sign and file or cause to be filed with the Internal Revenue Service Federal tax information returns or elections required to be made hereunder with respect to REMIC 1 and REMIC 2 and the Certificates containing such information and at the times and in the manner as may be required by the Code or applicable Treasury regulations, and shall furnish to each

Holder of Certificates at any time during the calendar year for which such returns or reports are made such statements or information at the times and in the manner as may be required thereby. In connection with the foregoing, the Trustee shall provide the name and address of the person who can be contacted to obtain information required to be reported to the holders of regular interests in REMIC 1 and REMIC 2 (the "REMIC Reporting Agent") as required by IRS Form 8811. The Trustee will apply for an Employee Identification Number from the IRS under Form SS-4 or any other acceptable method for all tax entities and will also file the IRS Form 8811 The Trustee shall make the elections to treat REMIC 1 and REMIC 2 as a REMIC (which elections shall apply to the taxable period ending December 31, 2001 and each calendar year thereafter) in such manner as the Code or applicable Treasury regulations may prescribe. The Trustee shall sign all tax information returns filed pursuant to this Section and any other returns as may be required by the Code. The Holder of the Class R Certificate is hereby designated as the "Tax Matters Person" (within the meaning of Treas. Reg. ss.ss. 1.860F-4(d)) for REMIC 1 and REMIC 2. The Trustee is hereby designated and appointed as the agent of each such Tax Matters Person. Any Holder of a Residual Certificate will by acceptance thereof appoint the Trustee as agent and attorney-in-fact for the purpose of acting as Tax Matters Person for REMIC 1 and REMIC 2 during such time as the Trustee does not own any such Residual Certificate. In the event that the Code or applicable Treasury regulations prohibit the Trustee from signing tax or information returns or other statements, or the Trustee from acting as Tax Matters Person (as an agent or otherwise), the Trustee shall take whatever action that in its sole good faith judgment is necessary for the proper filing of such information returns or for the provision of a tax matters person, including designation of the Holder of a Residual Certificate to sign such returns or act as tax matters person. Each Holder of a Residual Certificate shall be bound by this Section.

     (c) The Trustee shall provide upon request and upon reasonable compensation such information (which shall be provided by the Trustee) as required in Section 860D(a)(6)(B) of the Code to the Internal Revenue Service, to any Person purporting to transfer a Residual Certificate to a Person other than a transferee permitted by Section 5.05(b), and to any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate, organization described in Section 1381 of the Code, or nominee holding an interest in a pass-through entity described in Section 860E(e)(6) of the Code, any record holder of which is not a transferee permitted by Section 5.05(b) (or which is deemed by statute to be an entity with a disqualified member).

     (d) The Trustee shall prepare and file or cause to be filed any state income tax returns required under Applicable State Law with respect to each of REMIC 1 and REMIC 2 or the Trust Fund.

     Section 9.14. REPORTS FILED WITH SECURITIES AND EXCHANGE COMMISSION. Within 15 days after each Distribution Date, the Trustee shall, in accordance with industry standards, file with the Commission via the Electronic Data Gathering and Retrieval System ("EDGAR"), a Form 8-K with a copy of the statement to the Certificateholders for such Distribution Date as an exhibit thereto. Prior to January 30, 2002, the Trustee shall, in accordance with industry standards and only if instructed by the Seller, file a Form 15 Suspension Notice with respect to the Trust Fund, if applicable. Prior to March 30, 2002, the Trustee shall file a Form 10-K, in substance conforming to industry standards, with respect to the Trust Fund. The Seller hereby grants to the Trustee a limited power of attorney to execute and file each such document on behalf of the Seller. Such

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



power of attorney shall continue until either the earlier of (i) receipt by the Trustee from the Seller of written termination of such power of attorney and
(ii) the termination of the Trust Fund. The Seller agrees to promptly furnish to the Trustee, from time to time upon request, such further information, reports and financial statements within its control related to this Agreement and the Mortgage Loans as the Trustee reasonably deems appropriate to prepare and file all necessary reports with the Commission. The Trustee shall have no responsibility to file any items other than those specified in this Section 9.14; provided, however, the Trustee will cooperate with the Seller in connection with any additional filings with respect to the Trust Fund as the Seller deems necessary under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Copies of all reports filed by the Trustee under the Exchange Act shall be sent to: the Seller c/o Bear, Stearns & Co. Inc., Attn:
Managing Director-Analysis and Control, One Metrotech Center North, Brooklyn, New York 11202-3859. Fees and expenses incurred by the Trustee in connection with this Section 9.14 shall not be reimbursable from the Trust Fund.

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



                                    ARTICLE X

                                   Termination

     Section 10.01. TERMINATION UPON REPURCHASE BY THE SELLER OR ITS DESIGNEE OR LIQUIDATION OF THE MORTGAGE LOANS. (a) Subject to Section 10.02, the respective obligations and responsibilities of the Seller, the Master Servicer and the Trustee created hereby, other than the obligation of the Trustee or the Master Servicer to make payments to Certificateholders as hereinafter set forth and to the Trustee shall terminate upon:

          (i) the repurchase by or at the direction of the Seller or its designee of all Mortgage Loans and all related REO Property remaining in the Trust at a price equal to (a) 100% of the Outstanding Principal Balance of each Mortgage Loan (other than a Mortgage Loan related to REO Property) as of the date of repurchase, net of the principal portion of any unreimbursed Monthly Advances made by the purchaser, together with interest at the applicable Mortgage Interest Rate accrued to, but not including, the first day of the month of repurchase, plus (b) the appraised value of any related REO Property, less the good faith estimate of the Seller of liquidation expenses to be incurred in connection with its disposal thereof (but not more than the Outstanding Principal Balance of the related Mortgage Loan, together with interest at the applicable Mortgage Interest Rate accrued on that balance but unpaid to, but not including, the first day of the month of repurchase), such appraisal to be calculated by an appraiser mutually agreed upon by the Seller and the Trustee at the expense of the Seller; or

          (ii) the later of the making of the final payment or other liquidation, or any advance with respect thereto, of the last Mortgage Loan remaining in the Trust Fund or the disposition of all property acquired with respect to any such Mortgage Loan; PROVIDED, HOWEVER, that in the event that an advance has been made, but not yet recovered, at the time of such termination, the Person having made such advance shall be entitled to receive, notwithstanding such termination, any payments received subsequent thereto with respect to which such advance was made.

     (b) In no event, however, shall the Trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date of this Agreement.

     (c) The right of the Seller or its designee to repurchase all Mortgage Loans pursuant to Subsection 10.01(a)(i) above shall be exercisable only if (i) the aggregate Scheduled Principal Balance of the Mortgage Loans at the time of any such repurchase is less than 10% of the Cut-off Date Balance, or (ii) the Seller, based upon an Opinion of Counsel, has determined that the REMIC status of REMIC 1 or REMIC 2 has been lost or that a substantial risk exists that such REMIC status will be lost for the then-current taxable year. At any time thereafter, in the case of (i) or (ii) above, the Seller may elect to terminate REMIC 1 and REMIC 2 at any time, and upon such election, the Seller or its designee, shall repurchase all the Mortgage Loans.


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



     (d) The Trustee shall give notice of any termination to the applicable Certificateholders, as applicable, with a copy to the Rating Agencies, upon which such Certificateholders shall surrender their Certificates to the Trustee for payment of the final distribution and cancellation. Such notice shall be given by letter, mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution, and shall specify (i) the Distribution Date upon which final payment of such Certificates will be made upon presentation and surrender of such Certificates at the office of the Trustee therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of such Certificates at the office of the Trustee therein specified.

     (e) If the option of the Seller to repurchase or cause the repurchase of all Mortgage Loans under Subsection 10.01(a)(i) above is exercised, the Seller and/or its designee shall deliver to the Trustee for deposit in the Certificate Account, by the Business Day prior to the applicable Distribution Date, an amount equal to the repurchase price for the related Mortgage Loans being purchased by it and all property acquired with respect to such Mortgage Loans remaining in REMIC 1 and REMIC 2. Upon presentation and surrender of the Certificates by the Certificateholders, the Trustee shall distribute to the Certificateholders an amount determined as follows: with respect to each Certificate (other than the Class R Certificates), the outstanding Current Principal Amount, plus with respect to each Certificate (other than the Class R Certificates), one month's interest thereon at the applicable Pass-Through Rate; and with respect to the Class R Certificates, the Percentage Interest evidenced thereby multiplied by the difference, if any, between the above described repurchase price and the aggregate amount to be distributed to the Holders of the Certificates (other than the Class R Certificates). If the proceeds are not sufficient to pay all of the Certificates in full, any such deficiency will be allocated first, to the Class C Certificates, second to the Class B Certificates, third to the Class M-2 Certificates, fourth to the Class M-1 Certificates, and then to the Class A-1 and Class A-2 Certificates on a PRO RATA basis. Upon deposit of the required repurchase price and following such final Distribution Date, the Trustee shall release promptly to the Seller and/or its designee the Mortgage Files for the remaining applicable Mortgage Loans, and the Accounts with respect thereto shall terminate, subject to the Trustee's obligation to hold any amounts payable to Certificateholders in trust without interest pending final distributions pursuant to Subsection 10.01(g). Any other amounts remaining in the Accounts will belong to the Seller.

     (f) In the event that this Agreement is terminated by reason of the payment or liquidation of all Mortgage Loans or the disposition of all property acquired with respect to all Mortgage Loans under Subsection 10.01(a)(ii) above, the Master Servicer shall deliver to the Trustee for deposit in the Certificate Account all distributable amounts remaining in the Protected Account, and shall cause any Sub-Servicers to, deliver to the Trustee for deposit in the Certificate Account all distributable amounts remaining in their Protected Accounts. Upon the presentation and surrender of the Certificates, the Trustee shall distribute to the remaining Certificateholders, in accordance with their respective interests, all distributable amounts remaining in the Certificate Account. Upon deposit by any Sub-Servicers of such distributable amounts and delivery to the Trustee of an Officer's Certificate from the Master Servicer certifying that such deposit has been made, and following such final Distribution Date, the Trustee shall release promptly to the Seller or its designee the Mortgage Files for the remaining Mortgage Loans, and the Accounts shall terminate, subject to the Trustee's

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



obligation to hold any amounts payable to the Certificateholders in trust without interest pending final distributions pursuant to Subsection 10.01(g).

     (g) If not all of the Certificateholders shall surrender their Certificates for cancellation within six months after the time specified in the above-mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice, not all the Certificates shall have been surrendered for cancellation, the Trustee may take appropriate steps, or appoint any agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets which remain subject to this Agreement.

     Section 10.02. ADDITIONAL TERMINATION REQUIREMENTS. (a) If the option of the Seller to repurchase all the Mortgage Loans under Subsection 10.01(a)(i) above is exercised, REMIC 1 and REMIC 2 shall be terminated in accordance with the following additional requirements, unless the Trustee has been furnished with an Opinion of Counsel to the effect that the failure of the Trust to comply with the requirements of this Section 10.02 will not (i) result in the imposition of taxes on "prohibited transactions" as defined in Section 860F of the Code on REMIC 1 or REMIC 2 or (ii) cause REMIC 2 or REMIC 2 to fail to qualify as a REMIC at any time that any Regular Certificates are outstanding:

          (i) within 90 days prior to the final Distribution Date, at the written direction of the Seller, the Trustee, as agent for the respective Tax Matters Persons, shall adopt a plan of complete liquidation of REMIC 1 and REMIC 2 provided to it by the Seller meeting the requirements of a "Qualified Liquidation" under Section 860F of the Code and any regulations thereunder.

          (ii) the Seller shall notify the Trustee at the commencement of such 90-day liquidation period and, at or prior to the time of making of the final payment on the Certificates, the Trustee shall sell or otherwise dispose of all of the remaining assets of the Trust Fund in accordance with the terms hereof; and

          (iii) at or after the time of adoption of such a plan of complete liquidation of any of REMIC 1 and REMIC 2 and at or prior to the final Distribution Date, the Trustee shall sell for cash all of the assets of the Trust to or at the direction of the Seller, and REMIC 1 and REMIC 2 shall terminate at such time.

     (b) By their acceptance of the Residual Certificates, the Holders thereof hereby (i) agree to adopt such a plan of complete liquidation of REMIC 1 and REMIC 2 upon the written request of the Seller and to take such action in connection therewith as may be reasonably requested by the Seller and (ii) appoint the Seller as their attorney-in-fact, with full power of substitution, for purposes of adopting such a plan of complete liquidation. The Trustee shall adopt such plan of liquidation by filing the appropriate statement on the final tax return of REMIC 1 and REMIC 2.

                                   ARTICLE XI


                            Miscellaneous Provisions

     Section 11.01. INTENT OF PARTIES. The parties intend that REMIC 1 and REMIC 2 shall each be treated as a REMIC for federal income tax purposes and that the provisions of this Agreement should be construed in furtherance of this intent.

     Section 11.02. AMENDMENT. (a) This Agreement may be amended from time to time by the Seller, the Trustee and the Master Servicer, without notice to or the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions herein that may be defective or inconsistent with any other provisions herein, to comply with any changes in the Code or to make any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement; PROVIDED, HOWEVER, that such action shall not, as evidenced by an Opinion of Independent Counsel, adversely affect in any material respect the interests of any Certificateholder.

     (b) This Agreement may also be amended from time to time by the Seller, the Trustee and the Master Servicer, with the consent of the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 51% of the Trust Fund or of the applicable Class or Classes if such amendment affects only such Class or Classes for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Certificateholders; PROVIDED, HOWEVER, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) reduce the aforesaid percentage of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates then outstanding, or (iii) cause REMIC 1 or REMIC 2 to fail to qualify as a REMIC for federal income tax purposes, as evidenced by an Opinion of Independent Counsel which shall be provided to the Trustee other than at the Trustee's expense. Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to
Section 11.02(b), Certificates registered in the name of or held for the benefit of the Seller, the Master Servicer, a Servicer or the Trustee or any Affiliate thereof shall be entitled to vote their Undivided Fractional Interests with respect to matters affecting such Certificates.

     (c) Promptly after the execution of any such amendment, the Trustee shall furnish a copy of such amendment or written notification of the substance of such amendment to each Certificateholder, with a copy to the Rating Agencies.

     (d) In the case of an amendment under Subsection 11.02(b) above, it shall not be necessary for the Certificateholders to approve the particular form of such an amendment. Rather, it shall be sufficient if the Certificateholders approve the substance of the amendment. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.


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



     (e) Prior to the execution of any amendment to this Agreement, the Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement. The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's own rights, duties or immunities under this Agreement.

     (f) Notwithstanding any provision of this Agreement to the contrary, this Agreement may not be amended, modified or waived in any manner than would be adverse to any interest of the Master Servicer, without the Master Servicer's prior written consent.

     Section 11.03. RECORDATION OF AGREEMENT. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere. The Master Servicer shall effect such recordation, at the Trust's expense upon the request in writing of a Certificateholder, but only if such direction is accompanied by an Opinion of Counsel (provided at the expense of the Certificateholder requesting recordation) to the effect that such recordation would materially and beneficially affect the interests of the Certificateholders or is required by law.

     Section 11.04. LIMITATION ON RIGHTS OF CERTIFICATEHOLDERS. (a) The death or incapacity of any Certificateholder shall not terminate this Agreement or the Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

     (b) Except as expressly provided in this Agreement, no Certificateholders shall have any right to vote or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to establish the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholders be under any liability to any third Person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

     (c) No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon, under or with respect to this Agreement against the Seller, the Master Servicer or any successor to any such parties unless (i) such Certificateholder previously shall have given to the Trustee a written notice of a continuing default, as herein provided, (ii) the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 51% of the Trust Fund shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs and expenses and liabilities to be incurred therein or thereby, and (iii) the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding.

     (d) No one or more Certificateholders shall have any right by virtue of any provision of this Agreement to affect the rights of any other Certificateholders or to obtain or seek to obtain priority or preference over any other such Certificateholder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.04, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

     Section 11.05. ACTS OF CERTIFICATEHOLDERS. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is expressly required, to the Seller. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee and the Seller, if made in the manner provided in this Section 11.05.

     Section 11.06. GOVERNING LAW. THIS AGREEMENT AND THE CERTIFICATES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAWS RULES AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     Section 11.07. NOTICES. All demands and notices hereunder shall be in writing and shall be deemed given when delivered at, mailed by registered mail, return receipt requested, postage prepaid, or by recognized overnight courier, to or transmitted by facsimile to (i) in the case of the Seller, 245 Park Avenue, New York, New York 10167, Attention: Vice President-Servicing, telecopier number: (212) 272-5591, or to such other address as may hereafter be furnished to the other parties hereto in writing; (ii) in the case of the Trustee, at its Corporate Trust Office and with a copy to 11000 Broken Land Parkway, Columbia, Maryland 21044 (Attention: SAMI 2001-3), telecopier number:
(410) 884-2360, or such other address as may hereafter be furnished to the other parties hereto in writing; (iii) in the case of the Master Servicer, GMAC Mortgage Corporation, 100 Witmer Road, Horsham, Pennsylvania, 19044, Attention:
President; or (iv) in the case of the Rating Agencies, Moody's Investors Service, 99 Church Street, New York, New York 10007, Attention: Mortgage-Backed Securities Rating Group; and Standard & Poor's Rating Services, 55 Water Street, New York, New York, Attention: Residential Mortgages. Any notice delivered to the Seller, the Master Servicer or the Trustee under this Agreement shall be effective only upon receipt. Any notice required or permitted to be mailed to a Certificateholder, unless otherwise provided herein, shall be given by first-class mail, postage prepaid, at the address of such Certificateholder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

     Section 11.08. SEVERABILITY OF PROVISIONS. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severed from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.

     Section 11.09. SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

     Section 11.10. ARTICLE AND SECTION HEADINGS. The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

     Section 11.11. COUNTERPARTS. This Agreement may be executed in two or more counterparts each of which when so executed and delivered shall be an original but all of which together shall constitute one and the same instrument.

     Section 11.12. NOTICE TO RATING AGENCIES. The article and section headings herein are for convenience of reference only, and shall not limited or otherwise affect the meaning hereof. The Trustee shall promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

     1. Any material change or amendment to this Agreement or any Sub-Servicing Agreement (as reported to it by the Master Servicer);

     2. The occurrence of any Event of Default that has not been cured;

     3. The resignation or termination of the Master Servicer or the Trustee;

     4. The repurchase or substitution of Mortgage Loans;

     5. The final payment to Certificateholders; and

     6. Any change in the location of the Certificate Account.

     In addition, in accordance with Section 3.19, the Master Servicer shall promptly furnish to each Rating Agency copies of each annual independent public accountants' servicing report.

     IN WITNESS WHEREOF, the Seller, the Master Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.


                                   STRUCTURED ASSET MORTGAGE
                                   INVESTMENTS INC., as Seller


                                   By:______________________________________
                                         Name:
                                         Title:


                                   WELLS FARGO BANK MINNESOTA,
                                   NATIONAL
                                   ASSOCIATION, as Trustee


                                   By:______________________________________
                                         Name:
                                         Title:


                                   GMAC MORTGAGE CORPORATION, as
                                   Master Servicer


                                   By:______________________________________
                                   Name:
                                   Title:

Accepted and Agreed:

EMC MORTGAGE CORPORATION


By:_______________________________
      Name:
      Title:

STATE OF NEW YORK             )
                              ) ss.:
COUNTY OF QUEENS              )

     On the 30th day of January, 2001 before me, a notary public in and for said State, personally appeared [_____________], known to me to be a [_________] of Structured Asset Mortgage Investments Inc., the corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                      __________________________________________
                                                        Notary Public
[Notarial Seal]

STATE OF                       )
                               ) ss.:
COUNTY OF                      )

     On the 30th day of January, 2001 before me, a notary public in and for said State, personally appeared [______], known to me to be a [__________] of Wells Fargo Bank Minnesota, National Association, the corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                      _________________________________________
                                                       Notary Public

[Notarial Seal]

STATE OF NEW YORK            )
                             ) ss.:
COUNTY OF QUEENS             )

     On the 30th day of January, 2001 before me, a notary public in and for said State, personally appeared ____________, known to me to be an [Assistant Vice President] of GMAC Mortgage Corporation, the corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                      __________________________________________
                                                     Notary Public

[Notarial Seal]

STATE OF NEW YORK               )
                                ) ss.:
COUNTY OF NEW YORK              )

         On the 30th day of January, 2001 before me, a notary public in and for said State, personally appeared [__________], known to me to be a of EMC Mortgage Corporation, the corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                      __________________________________________
                                                      Notary Public
[Notarial Seal]